                                                                       EXECUTION








             STRUCTURED ASSET SECURITIES CORPORATION, as Depositor,



      WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, as Master Servicer



               THE MURRAYHILL COMPANY, as Loss Mitigation Advisor,



                                       and



                   BANK ONE, NATIONAL ASSOCIATION, as Trustee



                           ---------------------------

                                 TRUST AGREEMENT

                           Dated as of October 1, 2001

                           ---------------------------



                     AMORTIZING RESIDENTIAL COLLATERAL TRUST
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-BC6

                                TABLE OF CONTENTS

                                                                                                           Page
                                                                                                           ----
                                                   ARTICLE I
                                                  DEFINITIONS

Section 1.01.    Definitions................................................................................10
Section 1.02.    Calculations Respecting Mortgage Loans.....................................................35
Section 1.03.    Calculations Respecting Accrued Interest...................................................35

                                                  ARTICLE II
                                DECLARATION OF TRUST; ISSUANCE OF CERTIFICATES

Section 2.01.    Creation and Declaration of Trust Fund; Conveyance of Mortgage Loans.......................35
Section 2.02.    Acceptance of Trust Fund by Trustee: Review of Documentation for Trust Fund................38
Section 2.03.    Representations and Warranties of the Depositor............................................40
Section 2.04.    Discovery of Breach........................................................................41
Section 2.05.    Repurchase, Purchase or Substitution of Mortgage Loans.....................................42
Section 2.06.    Grant Clause...............................................................................43
Section 2.07.    Purchase of Defaulted Mortgage Loans.......................................................43

                                                  ARTICLE III
                                               THE CERTIFICATES

Section 3.01.    The Certificates...........................................................................43
Section 3.02.    Registration...............................................................................44
Section 3.03.    Transfer and Exchange of Certificates......................................................44
Section 3.04.    Cancellation of Certificates...............................................................47
Section 3.05.    Replacement of Certificates................................................................47
Section 3.06.    Persons Deemed Owners......................................................................48
Section 3.07.    Temporary Certificates.....................................................................48
Section 3.08.    Appointment of Paying Agent................................................................48
Section 3.09.    Book-Entry Certificates....................................................................48

                                                  ARTICLE IV
                                       ADMINISTRATION OF THE TRUST FUND

Section 4.01.    Collection Account.........................................................................50
Section 4.02.    Application of Funds in the Collection Account.............................................52
Section 4.03.    Reports to Trustee and Certificateholders..................................................54
Section 4.04.    Reports to Certificateholders..............................................................54
Section 4.05.    Certificate Account........................................................................57
Section 4.06.    Determination of LIBOR.....................................................................58

                                                   ARTICLE V
                                   DISTRIBUTIONS TO HOLDERS OF CERTIFICATES
Section 5.01.    Distributions Generally....................................................................61
Section 5.02.    Distributions from the Certificate Account.................................................61
Section 5.03.    Allocation of Losses. .....................................................................66
Section 5.04.    Advances by Master Servicer, Servicers and Trustee.........................................66
Section 5.05.    Compensating Interest Payments.............................................................67
Section 5.06.    Basis Risk Reserve Fund....................................................................67

                                                  ARTICLE VI
                                   CONCERNING THE TRUSTEE; EVENTS OF DEFAULT

Section 6.01.    Duties of Trustee. ........................................................................68
Section 6.02.    Certain Matters Affecting the Trustee. ....................................................71
Section 6.03.    Trustee Not Liable for Certificates. ......................................................72
Section 6.04.    Trustee May Own Certificates. .............................................................72
Section 6.05.    Eligibility Requirements for Trustee. .....................................................72
Section 6.06.    Resignation and Removal of Trustee. .......................................................73
Section 6.07.    Successor Trustee. ........................................................................74
Section 6.08.    Merger or Consolidation of Trustee. .......................................................75
Section 6.09.    Appointment of Co-Trustee, Separate Trustee or Custodian. .................................75
Section 6.10.    Authenticating Agents. ....................................................................76
Section 6.11.    Indemnification of Trustee. ...............................................................77
Section 6.12.    Fees and Expenses of Trustee...............................................................78
Section 6.13.    Collection of Monies. .....................................................................78
Section 6.14.    Trustee To Act; Appointment of Successor...................................................78
Section 6.15.    Additional Remedies of Trustee Upon Event of Default.......................................82
Section 6.16.    Waiver of Defaults.........................................................................82
Section 6.17.    Notification to Holders....................................................................82
Section 6.18.    Directions by Certificateholders and Duties of Trustee During Event of Default.............82
Section 6.19.    Action Upon Certain Failures of the Master Servicer and Upon Event of Default..............83

                                                  ARTICLE VII
                         PURCHASE OF MORTGAGE LOANS AND TERMINATION OF THE TRUST FUND

Section 7.01.    Purchase of Mortgage Loans; Termination of Trust Fund Upon Purchase or Liquidation
                 of All Mortgage Loans......................................................................84
Section 7.02.    Procedure Upon Termination of Trust Fund...................................................85
Section 7.03.    Additional Trust Fund Termination Requirements.............................................86

                                                 ARTICLE VIII
                                         RIGHTS OF CERTIFICATEHOLDERS

Section 8.01.    Limitation on Rights of Holders............................................................87
Section 8.02.    Access to List of Holders..................................................................87
Section 8.03.    Acts of Holders of Certificates............................................................88

                                                  ARTICLE IX
                         ADMINISTRATION AND SERVICING OF MORTGAGE LOANS BY THE MASTER
                                      SERVICER; LOSS MITIGATION ADVISOR
Section 9.01.    Duties of the Master Servicer..............................................................89
Section 9.02.    Master Servicer Fidelity Bond and Master Servicer Errors and Omissions Insurance
                 Policy.....................................................................................89
Section 9.03.    Master Servicer's Financial Statements and Related Information.............................90
Section 9.04.    Power to Act; Procedures...................................................................90
Section 9.05.    Enforcement of Servicer's and Master Servicer's Obligations................................92
Section 9.06.    Collection of Taxes, Assessments and Similar Items.........................................92
Section 9.07.    Termination of Servicing Agreements; Successor Servicers...................................93
Section 9.08.    Master Servicer Liable for Enforcement.....................................................93
Section 9.09.    No Contractual Relationship Between Any Servicer and Trustee or Depositor..................94
Section 9.10.    Assumption of Servicing Agreement by Trustee...............................................94
Section 9.11.    "Due-on-Sale" Clauses; Assumption Agreements...............................................94
Section 9.12.    Release of Mortgage Files..................................................................95
Section 9.13.    Documents, Records and Funds in Possession of Master Servicer To Be Held for
                 Trustee....................................................................................95
Section 9.14.    Representations and Warranties of the Master Servicer......................................97
Section 9.15.    Opinion....................................................................................99
Section 9.16.    Standard Hazard and Flood Insurance Policies...............................................99
Section 9.17.    Presentment of Claims and Collection of Proceeds..........................................100
Section 9.18.    Maintenance of the Primary Mortgage Insurance Policies....................................100
Section 9.19.    Trustee To Retain Possession of Certain Insurance Policies and Documents..................100
Section 9.20.    [Reserved]................................................................................101
Section 9.21.    Compensation to the Master Servicer.......................................................101
Section 9.22.    REO Property..............................................................................101
Section 9.23.    Preparation of Tax Returns and Other Reports..............................................102
Section 9.24.    Reports to the Trustee....................................................................103
Section 9.25.    Annual Officer's Certificate as to Compliance.............................................103
Section 9.26.    Annual Independent Accountants' Servicing Report..........................................104
Section 9.27.    Merger or Consolidation...................................................................104
Section 9.28.    Resignation of Master Servicer............................................................104
Section 9.29.    Assignment or Delegation of Duties by the Master Servicer.................................105
Section 9.30.    Limitation on Liability of the Master Servicer and Others.................................105
Section 9.31.    Indemnification; Third-Party Claims.......................................................106
Section 9.32.    Special Servicing of Delinquent Mortgage Loans............................................106
Section 9.33.    Alternative Index.........................................................................106
Section 9.34.    Duties of the Loss Mitigation Advisor.....................................................106
Section 9.35.    Limitation Upon Liability of the Loss Mitigation Advisor..................................107

                                                   ARTICLE X
                                             REMIC ADMINISTRATION
Section 10.01.   REMIC Administration......................................................................107
Section 10.02.   Prohibited Transactions and Activities....................................................109
Section 10.03.   Indemnification with Respect to Certain Taxes and Loss of REMIC Status....................109
Section 10.04.   REO Property..............................................................................111

                                                  ARTICLE XI
                                           MISCELLANEOUS PROVISIONS

Section 11.01.   Binding Nature of Agreement; Assignment...................................................112
Section 11.02.   Entire Agreement..........................................................................112
Section 11.03.   Amendment.................................................................................112
Section 11.04.   Voting Rights.............................................................................113
Section 11.05.   Provision of Information..................................................................113
Section 11.06.   Governing Law.............................................................................114
Section 11.07.   Notices...................................................................................114
Section 11.08.   Severability of Provisions................................................................114
Section 11.09.   Indulgences; No Waivers...................................................................114
Section 11.10.   Headings Not To Affect Interpretation.....................................................115
Section 11.11.   Benefits of Agreement.....................................................................115
Section 11.12.   Special Notices to the Rating Agencies....................................................115
Section 11.13.   Conflicts.................................................................................116
Section 11.14.   Counterparts..............................................................................116
Section 11.15.   Transfer of Servicing.....................................................................116

                                   ATTACHMENTS
Exhibit A        Forms of Certificates
Exhibit B-1      Form of Initial Certification
Exhibit B-2      Form of Interim Certification
Exhibit B-3      Form of Final Certification
Exhibit B-4      Form of Endorsement
Exhibit C        Request for Release of Documents and Receipt
Exhibit D-l      Residual Certificate Transfer Affidavit (Transferee)
Exhibit D-2      Residual Certificate Transfer Affidavit (Transferor)
Exhibit E-1      Servicing Agreement (Option One Mortgage Corporation)
Exhibit E-2      Servicing Agreement (Ocwen Federal Bank F.S.B.)
Exhibit E-3      Servicing Agreement (Aurora Loan Services Inc.)
Exhibit E-4      Servicing Agreement (Countrywide Home Loans, Inc.)
Exhibit E-5      Servicing Agreement (Wells Fargo Home Mortgage, Inc.)
Exhibit E-6      Services Agreement (Fairbanks Capital Corp.)
Exhibit F        Form of Rule 144A Transfer Certificate
Exhibit G        Form of Purchaser's Letter for Institutional Accredited Investors
Exhibit H        Form of ERISA Transfer Affidavit
Exhibit I        Monthly Remittance Advice
Exhibit J        Monthly Electronic Data Transmissions
Exhibit K-1      Custodial Agreement (Bankers Trust Company of California, N.A.)
Exhibit K-2      Custodial Agreement (U.S. Bank Trust National Association)
Exhibit K-3      Custodial Agreement (The Chase Manhattan Bank)
Exhibit K-4      Custodial Agreement (LaSalle Bank, N.A.)
Exhibit K-5      Custodial Agreement (Wells Fargo Bank Minnesota, N.A.)
Exhibit L-1      PMI Policy - Mortgage Guaranty Insurance Corporation
Exhibit L-2      PMI Policy - Radian Guaranty Inc.
Exhibit L-3      PMI Policy - PMI Mortgage Insurance Company
Exhibits M       Form of Loss Mitigation Advisory Agreement, dated as of October 1, 2001, between The
                 Murrayhill Company, as Loss Mitigation Advisor, and each Servicer
Exhibit N-1      Form of Transfer Certificate for Transfer from Restricted Global Security to
                 Regulation S Global Security
Exhibit N-2      Form of Transfer Certificate for Transfer from Regulation S Global Security to
                 Restricted Global Security
Exhibit O        Addition Notice (for Purchase of Subsequent Mortgage Loans)
Exhibit P        Interest Rate Cap Agreement

Schedule A       Mortgage Loan Schedule

         This TRUST AGREEMENT, dated as of October 1, 2001 (the "Agreement"), is by and among STRUCTURED ASSET SECURITIES CORPORATION, a Delaware corporation, as depositor (the "Depositor"), BANK ONE, NATIONAL ASSOCIATION, as Trustee (the "Trustee"), WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, as master servicer (the "Master Servicer") and THE MURRAYHILL COMPANY, a Colorado corporation, as loss mitigation advisor (the "Loss Mitigation Advisor").

                              PRELIMINARY STATEMENT

         The Depositor has acquired the Initial Mortgage Loans from the Sellers, and at the Closing Date is the owner of the Initial Mortgage Loans and the other property being conveyed by it to the Trustee hereunder for inclusion in the Trust Fund. On the Closing Date, the Depositor will acquire the Certificates from the Trust Fund, as consideration for its transfer to the Trust Fund of the Initial Mortgage Loans, the Initial Pre-Funding Amount and the other property constituting the Trust Fund. The Depositor has duly authorized the execution and delivery of this Agreement to provide for the conveyance to the Trustee of the Initial Mortgage Loans, any Subsequent Mortgage Loans and the other property constituting the Trust Fund. All covenants and agreements made by each Seller in the related Mortgage Loan Sale Agreement and by the Depositor and the Trustee herein with respect to the Initial Mortgage Loans or any Subsequent Mortgage Loans and the other property constituting the Trust Fund are for the benefit of the Holders from time to time of the Certificates and, to the extent provided herein, the NIMS Insurer. The Depositor, the Trustee, the Master Servicer and the Loss Mitigation Advisor are entering into this Agreement, and the Trustee is accepting the Trust Fund created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

         As provided herein, the Trustee shall elect that the Trust Fund be treated for federal income tax purposes as comprising three real estate mortgage investment conduits (each a "REMIC" or, in the alternative, REMIC 1, REMIC 2 and REMIC 3, REMIC 3 also being referred to as the "Upper Tier REMIC"). Each Certificate, other than the Class X Certificate, Class R Certificate, and Class P Certificate, represents ownership of a regular interest in the Upper Tier REMIC for purposes of the REMIC Provisions. The Class X Certificate represents ownership of two regular interests in the Upper Tier REMIC as described in note 6 of the table below for such REMIC. In addition, each Certificate, other than the Class R, Class A-IO, Class X, and Class P Certificates, represents the right to receive payments with respect to any Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls from the Basis Risk Reserve Fund pursuant to Section 5.06. The Class R Certificate represents ownership of the sole class of residual interest in each of REMIC 1, REMIC 2 and the Upper Tier REMIC for purposes of the REMIC Provisions. The Upper Tier REMIC shall hold as its assets the several classes of uncertificated Lower Tier Interests in REMIC 2, other than the Class LT2-R Interest, and each such Lower Tier Interest is hereby designated as a regular interest in REMIC 2 for purposes of the REMIC Provisions. REMIC 2 shall hold as its assets the several classes of uncertificated Lower Tier Interests in REMIC 1, other than the Class LT1-R Interest, and each such Lower Tier Interest is hereby designated as a regular interest in REMIC 1. REMIC 1 shall hold as its assets the property of the Trust Fund other than the Lower Tier Interests in REMIC 1 and REMIC 2, the Basis Risk Reserve Fund, the right to receive Prepayment Premiums, the Pre-Funding Account, and the Capitalized Interest Account. The startup day for each REMIC created hereby for purposes of the REMIC Provisions is the Closing Date. In addition, for purposes of the REMIC Provisions, the latest possible maturity date for each regular interest in each REMIC created hereby is the Latest Possible Maturity Date.

REMIC 1

         The following table sets forth (or describes) the class designation, interest rate, and initial principal amount for each class of REMIC 1 Lower Tier Interests.



            REMIC 1               REMIC 1
          Lower Tier             Lower Tier         Initial Class
       Class Designation       Interest Rate      Principal Amount
       -----------------       -------------      ----------------
        Class LT1-A                 (1)            $573,789,517.44
        Class LT1-AI-1              (1)              51,384,135.90
        Class LT1-AI-2              (1)              51,384,135.95
        Class LT1-AI-3              (1)             102,768,271.79
        Class LT1-AI-4              (1)              25,692,067.95
        Class LT1-AI-5              (1)              25,692,067.95
        Class LT1-AI-6              (1)               8,512,212.76
        Class LT1-R                 (2)                      (2)

---------------------------
(1) The interest rate with respect to any Distribution Date (and the related Accrual Period) for each of these REMIC 1 Lower Tier Interests is a per annum rate equal to the weighted average of the Net Mortgage Rates of the Mortgage Loans as of the first day of the related Collection Period.

(2) The Class LT1-R Interest is the sole class of residual interest in REMIC 1. It does not have an interest rate or a principal balance.

         On each Distribution Date, the Trustee shall first pay or charge as an expense of REMIC 1 all expenses of the Trust for such Distribution Date other than the Loss Mitigation Advisor's Fee.

         On each Distribution Date, the Trustee shall distribute the Interest Remittance Amount to the Lower Tier Interests in REMIC 1 at the rates shown above, in the following order and priority

         (i) First to the Lower Tier Interests having the letters "AI" in their class designation in ascending order of their numerical designation, and

         (ii)  Second, to the Class LT1-A Interest.

         On each Distribution Date the Trustee shall distribute the Principal Remittance Amount in the following order and priority:

         (i) First, to the Class LT1-A Interest until its principal balance is reduced to zero;

         (ii) Second, to the Lower Tier Interests having the letters "AI" in their class designation in ascending order of their numerical designation until the principal balance or each such Lower Tier Interest is reduced to zero;

         On each Distribution Date the Trustee shall allocate Realized Losses in the same order and priority used to allocate the Principal Remittance Amount among the Lower Tier Interests in REMIC 1.

REMIC 2

         The following table sets forth (or describes) the class designation, interest rate, and initial principal amount for each class of REMIC 2 Lower Tier Interests.


                                                                     Corresponding
    REMIC 2                  REMIC 2                                   Class of
   Lower Tier              Lower Tier         Initial Class        Certificate(s) or
Class Designation         Interest Rate      Principal Amount          Component
-----------------         -------------      ----------------      -----------------
Class LT2-A                     (1)           $378,958,000.00           Class A1
Class LT2-M1                    (1)             22,480,500.00           Class M1
Class LT2-M2                    (1)             16,057,500.00           Class M2
Class LT2-B                     (1)              6,423,000.00           Class B
Class LT2-Q                     (1)            432,483,264.87           N/A
Class LT2-AIO-1                 (2)                     (2)             Class A-IO
Class LT2-AIO-2                 (3)                     (3)             Class A-IO
Class LT2-AIO-3                 (4)                     (4)             Class A-IO
Class LT2-AIO-4                 (5)                     (5)             Class A-IO
Class LT2-AIO-5                 (6)                     (6)             Class A-IO
Class LT2-AIO-6                 (7)                     (7)             Class A-IO
Class LT2-R                     (8)                     (8)             Class R

---------------------------
(1) The interest rate with respect to any Distribution Date (and the related Accrual Period) for each of these REMIC 2 Lower Tier Interests is a per annum rate equal to the weighted average of the interest rates on the REMIC 1 Lower Tier Interests computed after reducing the rate payable on each of the REMIC 1 Lower Tier Interests having an "AI" in its class designation by 6.00% for each Distribution Date for which interest is payable on its Corresponding REMIC 2 IO Interest (i.e., the rate will equal the Net Funds
     Cap).

(2) The Class LT2-AIO-1 Interest is an interest-only Class and does not have a principal balance. For each of the first six Distribution Dates the Class LT2-AIO-1 Interest shall be entitled to interest payable on the Class LT1-AI-1 Interest at a rate of 6.00% per annum and shall not be entitled to any payments thereafter.

(3) The Class LT2-AIO-2 Interest is an interest-only Class and does not have a principal balance. For each of the first 12 Distribution Dates the Class LT2-AIO-2 Interest shall be entitled to interest payable on the Class LT1-AI-2 Interest at a rate of 6.00% per annum and shall not be entitled to any payments thereafter.

(4) The Class LT2-AIO-3 Interest is an interest-only Class and does not have a principal balance. For each of the first 18 Distribution Dates the Class LT2-AIO-3 Interest shall be entitled to interest payable on the Class LT1-AI-3 Interest at a rate of 6.00% per annum and shall not be entitled to any payments thereafter.

(5) The Class LT2-AIO-4 Interest is an interest-only Class and does not have a principal balance. For each of the first 24 Distribution Dates the Class LT2-AIO-4 Interest shall be entitled to interest payable on the Class LT1-AI-4 Interest at a rate of 6.00% per annum and shall not be entitled to any payments thereafter.

(6) The Class LT2-AIO-5 Interest is an interest-only Class and does not have a principal balance. For each of the first 30 Distribution Dates the Class LT2-AIO-2 Interest shall be entitled to interest payable on the Class LT1-AI-2 Interest at a rate of 6.00% per annum and shall not be entitled to any payments thereafter.

(7) The Class LT2-AIO-6 Interest is an interest-only Class and does not have a principal balance. For each of the first 36 Distribution Dates the Class LT2-AIO-2 Interest shall be entitled to interest payable on the Class LT1-AI-2 Interest at a rate of 6.00% per annum and shall not be entitled to any payments thereafter.

(8)  The Class LT2-R Interest is the sole class of residual interests in REMIC
     2. It does not have an interest rate or a principal balance.

         On each Distribution Date interest shall be distributed with respect to each of the Lower Tier Interests in REMIC 2 based on the above-described interest rates, provided however, that interest that accrues on the Class LT2-Q Interest shall be deferred in an amount equal to one-half of the increase, if any, in the Overcollateralization Amount for such Distribution Date. Any interest so deferred shall itself bear interest at the interest rate for the Class LT2-Q Interest. An amount equal to the interest so deferred shall be distributed as additional principal on the other REMIC 2 Lower Tier Interests having a principal balance.

         On each Distribution Date the principal distributed on the REMIC 1 Lower Tier Interests (together with an amount equal to the interest deferred on the Class LT2-Q Interest for such Distribution Date) shall be distributed, and Realized Losses shall be allocated, among the Lower Tier Interests in REMIC 2 in the following order of priority:

         (i) First, to the Class LT2-A Interest until the principal balance of such Lower Tier Interest equals one-half of the Class Principal Amount of the Corresponding Class of Certificates immediately after such Distribution Date;

         (ii) Second, to the Class LT2-M1 Interest until its principal balance equals one-half of the Class Principal Amount of the Class M1 Certificates immediately after such Distribution Date;

         (iii) Third, to the Class LT2-M2 Interest until its principal balance equals one-half of the Class Principal Amount of the Class M2 Certificates immediately after such Distribution Date;

         (iv) Fourth, to the Class LT2-B Interest until its principal balance equals one-half of the Class Principal Amount of the Class B Certificates immediately after such Distribution Date; and

         (v)   Finally, to the Class LT-Q Interest, any remaining amounts.

REMIC 3

         The following table sets forth (or describes) the Class designation, Certificate Interest Rate, initial Class Principal Amount, and minimum denomination for each Class of Certificates comprising interests in the Trust Fund created hereunder. Each Certificate, other than the Class P and Class R Certificates, represents ownership of regular interests in the Upper Tier REMIC.

                        Certificate       Initial Class           Minimum
Class Designation      Interest Rate     Principal Amount       Denominations
-----------------      -------------     ----------------       -------------
  Class A                    (1)           $757,916,000            $25,000
  Class A-IO                6.00%              (8)               $1,000,000
  Class M1                   (2)            $44,961,000           $100,000
  Class M2                   (3)            $32,115,000           $100,000
  Class B                    (4)            $12,846,000            100,000
  Class P                    (5)               (5)                   (9)
  Class X                    (6)               (6)                   (9)
  Class R                    (7)               (7)                   (9)

---------------------------
(1) The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class A Certificates is the per annum rate equal to the lesser of (i) LIBOR plus 0.35% and (ii) the Net Funds Cap for such Distribution Date; provided, that if the Mortgage Loans and related property are not purchased pursuant to Section 7.01(b) on the Initial Optional Purchase Date, then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class A Certificates will be LIBOR plus 0.70%.

(2) The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class M1 Certificates is the per annum rate equal to the lesser of (i) LIBOR plus 0.80% and (ii) the Net Funds Cap for such Distribution Date; provided, that if the Mortgage Loans and related property are not purchased pursuant to Section 7.01(b) on the Initial Optional Purchase Date, then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class M1 Certificates will be LIBOR plus 1.20%.

(3) The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class M2 Certificates is the per annum rate equal to the lesser of (i) LIBOR plus 1.35% and (ii) the Net Funds Cap for such Distribution Date; provided, that if the Mortgage Loans and related property are not purchased pursuant to Section 7.01(b) on the Initial Optional Purchase Date, then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class M2 Certificates will be LIBOR plus 2.025%.

(4) The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class B Certificates is the per annum rate equal to the lesser of (i) LIBOR plus 2.00% and (ii) the Net Funds Cap for such Distribution Date; provided, that if the Mortgage Loans and related property are not purchased pursuant to Section 7.01(b) on the Initial Optional Purchase Date, then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class B Certificates will be LIBOR plus 3.00%.

(5) The Class P Certificate will be issued without a Certificate Principal Amount and will not bear interest at a stated rate but shall entitle the Holder thereof to receive Prepayment Premiums paid with respect to the Mortgage Loans as provided in Section 5.02(f). The Class P Certificate shall be an interest in the Trust Fund but shall not be an interest in any REMIC created under this Agreement.

(6) The Class X Certificate shall have an initial principal balance of $8,564,264.87, but shall not accrue interest on that balance. In addition to the right to receive ultimately the initial principal balance of $8,564,264.87, which right represents a regular interest in the Upper Tier REMIC, the Class X Certificate also comprises a notional component, which is also a regular interest in the Upper Tier REMIC. The notional component has a notional principal balance that at all times will equal the aggregate of the principal balances of the Class LT2-A, Class LT2-M1, Class LT2-M2, Class LT2-B, and Class LT2-Q Interests (i.e., the Pool Balance). For each Distribution Date (and the related Accrual Period), the notional component shall bear interest at a rate equal to the excess of (a) the difference between (i) the weighted average of the interest rates on the Class LT2-A, Class LT2-M1, Class LT2-M2, Class LT2-B, and Class LT2-Q Interests weighted on the basis of the principal balance of each such Lower Tier Interest (i.e., the Net Funds Cap), minus (ii) the Advisor's Fee Rate, over (b) the Adjusted Lower Tier WAC. For any Distribution Date, interest that accrues on the notional component of the Class X Certificate shall be deferred to the extent of any increase in the Overcollateralization Amount on such date. Such deferred interest shall not itself bear interest.

(7) The Class R Certificate will be issued without a Certificate Principal Amount and will not bear interest at a stated rate. The Class R Certificate represents ownership of the residual interest in the Upper Tier REMIC, as well as ownership of the Class LT2-R and Class LT1-R Interests.

(8) The Class A-IO Certificates are an interest only Class and for any Distribution Date the Class A-IO Certificates shall bear interest at the per annum rate shown above on its Class Notional Balance.

(9) The Class P, Class X and Class R Certificates will each be issued as a single Certificate evidencing the entire Percentage Interest in such Class.

         As of the Cut-off Date, the Initial Mortgage Loans had an aggregate Scheduled Principal Balance of $730,865,711.87.

         In consideration of the mutual agreements herein contained, the Depositor, each Seller, the Loss Mitigation Advisor, the Master Servicer and the Trustee hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         Section 1.01. Definitions. The following words and phrases, unless the context otherwise requires, shall have the following meanings:

         Accepted Servicing Practices: As provided in each Servicing Agreement.

         Accountant: A person engaged in the practice of accounting who (except when this Agreement provides that an Accountant must be Independent) may be employed by or affiliated with the Depositor or an Affiliate of the Depositor.

         Accrual Period: With respect to any Distribution Date and any Class of LIBOR Certificates and the Class A-IO Certificates, the period beginning on the Distribution Date in the calendar month immediately preceding the month in which the related Distribution Date occurs (or, in the case of the first Distribution Date, beginning on October 25, 2001) and ending on the day immediately preceding the related Distribution Date.

         Act: As defined in Section 3.03(c).

         Additional Collateral: None.

         Addition Notice: With respect to each sale of Subsequent Mortgage Loans to the Trust Fund pursuant to Section 2.01(b) of this Agreement, a notice from the Depositor substantially in the form of Exhibit O hereto delivered to the Trustee, the Master Servicer, the Custodians, each Rating Agency and the NIMS Insurer.

         Adjustable Rate Mortgage Loan: Any Mortgage Loan as to which the related Mortgage Note provides for the adjustment of the Mortgage Rate applicable thereto.

         Adjusted Lower Tier WAC: For any Accrual Period, the product of (a) two, and (b) the weighted average of the interest rates on the LT2-Q, LT2-A, LT2-M1, LT2-M2, and LT2-B Interests determined for this purpose by first subjecting the rate payable on the Class LT2-Q Interest to a cap of zero, and subjecting the rate payable on each of the Class LT2-A, Class LT2-M1, Class LT2-M2, and Class LT2-B Interests to a cap that corresponds to the Certificate Interest Rate for the Corresponding Class of Certificates for such Accrual Period.

         Advance: An advance of the aggregate of payments of principal and interest (net of the Master Servicing Fee and the Servicing Fee) on one or more Mortgage Loans that were due on the Due Date in the related Collection Period and not received as of the close of business on the related Determination Date, required to be made by or on behalf of the Master Servicer and any Servicer (or by the Trustee) pursuant to Section 5.04.

         Advisor's Fee Rate: 0.015% per annum.

         Affiliate: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         Aggregate Expense Rate: With respect to any Mortgage Loan, the sum of the Master Servicing Fee Rate, the Servicing Fee Rate and, in the case of any Mortgage Loan covered by a Pool PMI Policy, the applicable Insurance Fee Rate.

         Aggregate Overcollateralization Release Amount: With respect to any Distribution Date, the lesser of (x) the Principal Remittance Amount for such Distribution Date and (y) the amount, if any, by which (i) the Overcollateralization Amount for such date, calculated for this purpose on the basis of the assumption that 100% of the Principal Remittance Amount for such Distribution Date is applied on such date in reduction of the aggregate of the Certificate Principal Amounts of the Certificates, exceeds (ii) the Targeted Overcollateralization Amount for such Distribution Date.

         Aggregate Voting Interests: The aggregate of the Voting Interests of all the Certificates under this Agreement.

         Agreement: This Trust Agreement and all amendments and supplements hereto.

         Anniversary Year: The one-year period beginning on the Closing Date and ending on the first anniversary thereof, and each subsequent one-year period beginning on the day after the end of the preceding Anniversary Year and ending on next succeeding anniversary of the Closing Date.

         Applied Loss Amount: With respect to any Distribution Date, the amount, if any, by which (x) the aggregate Certificate Principal Amount of the Certificates after giving effect to all Realized Losses incurred with respect to the Mortgage Loans during the related Collection Period and distributions of principal on such Distribution Date, but before giving effect to any application of the Applied Loss Amount with respect to such date, exceeds (y) the Pool Balance for such Distribution Date.

         Appraised Value: With respect to any Mortgage Loan, the amount set forth in an appraisal made in connection with the origination of such Mortgage Loan as the value of the related Mortgaged Property.

         Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to the Trustee, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering the Mortgage Loans secured by Mortgaged Properties located in the same jurisdiction, if permitted by law; provided, however, that the Trustee shall not be responsible for determining whether any such assignment is in recordable form.

         Authenticating Agent: Any authenticating agent appointed by the Trustee pursuant to Section 6.10.

         Authorized Officer: Any Person who may execute an Officer's Certificate on behalf of the Depositor.

         B Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event has not occurred with respect to such Distribution Date, the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Class A, Class M1 and Class M2 Certificates, in each case after giving effect to distributions on such Distribution Date and (ii) the Class Principal Amount of the Class B Certificates immediately prior to such Distribution Date exceeds (y) the B Target Amount.

         B Target Amount: With respect to any Distribution Date, an amount equal to the lesser of (a) the product of (i) 98.00% and (ii) the Pool Balance for such Distribution Date and (b) the amount, if any, by which (i) the Pool Balance for such Distribution Date exceeds (ii) 0.50% of the Pool Balance as of the Cut-off Date.

         Balloon Mortgage Loan: Any Mortgage Loan having an original term to maturity that is shorter than its amortization schedule, and a final Scheduled Payment that is disproportionately large in comparison to other Scheduled Payments.

         Balloon Payment: The final Scheduled Payment in respect of a Balloon Mortgage Loan.

         Bankruptcy: As to any Person, the making of an assignment for the benefit of creditors, the filing of a voluntary petition in bankruptcy, adjudication as a bankrupt or insolvent, the entry of an order for relief in a bankruptcy or insolvency proceeding, the seeking of reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief, or seeking, consenting to or acquiescing in the appointment of a trustee, receiver or liquidator, dissolution, or termination, as the case may be, of such Person pursuant to the provisions of either the United States Bankruptcy Code of 1986, as amended, or any other similar state laws.

         Bankruptcy Code: The United States Bankruptcy Code of 1986, as amended.

         Basis Risk Payment: With respect to any Distribution Date, an amount equal to the sum of (i) any Basis Risk Shortfall for such Distribution Date,
(ii) any Unpaid Basis Risk Shortfalls from previous Distribution Dates and (iii) any Required Reserve Fund Deposit for such Distribution Date. The amount of the Basis Risk Payment for any Distribution Date cannot exceed the amount of Monthly Excess Cashflow otherwise distributable in respect to the Class X Certificate.

         Basis Risk Reserve Fund: A fund created as part of the Trust Fund pursuant to Section 5.06 of this Agreement but which is not an asset of any of the REMICs.

         Basis Risk Shortfall: With respect to any Distribution Date and any Class of LIBOR Certificates, the amount by which the amount of interest calculated at the Certificate Interest Rate applicable to such Class for such date, determined without regard to the Net Funds Cap for such date but subject to a cap equal to the Maximum Interest Rate exceeds the amount of interest calculated at the Net Funds Cap.

         Benefit Plan Opinion: An Opinion of Counsel satisfactory to the Trustee to the effect that any proposed transfer will not (i) cause the assets of the Trust Fund to be regarded as plan assets for purposes of the Plan Asset Regulations or (ii) give rise to any fiduciary duty on the part of the Depositor or the Trustee.

         Book-Entry Certificates: Beneficial interests in Certificates designated as "Book-Entry Certificates" in this Agreement, ownership and transfers of which shall be evidenced or made through book entries by a Clearing Agency as described in Section 3.09; provided, that after the occurrence of a condition whereupon book-entry registration and transfer are no longer permitted and Definitive Certificates are to be issued to Certificate Owners, such Book-Entry Certificates shall no longer be "Book-Entry Certificates." As of the Closing Date, the following Classes of Certificates constitute Book-Entry
Certificates: the Class A, Class A-IO, Class M1, Class M2 and Class B Certificates.

         Bulk PMI Policy: Each of MGIC Master Mortgage Guaranty Policy (No. 12-670-4-2037), the PMI Bulk Primary First Lien Master Policy (No. 21092-0001) and the Radian Inc. Master Policy ID# 01-889055 and any related endorsements, commitments and assignments covering the Mortgage Loans with Original Loan-to-Value Ratios of 60% or more as indicated on the Mortgage Loan Schedule.

         Business Day: Any day other than (i) a Saturday or a Sunday, (ii) a day on which banking institutions in New York, New York or, if other than New York, the city in which the Corporate Trust Office of the Trustee is located, or the States of Maryland or Minnesota are closed, or (iii) with respect to any Remittance Date or any Servicer reporting date, the States specified in the definition of "Business Day" in each Servicing Agreement, are authorized or obligated by law or executive order to be closed.

         Cap Agreement: The Interest Rate Cap Agreement, dated as of October 24, 2001, entered into between the Trustee on behalf of the Trust Fund (for the benefit of Certificateholders) and the Cap Provider, which agreement provides for the monthly payment by the Cap Provider to the Trust Fund specified therein, but subject to the conditions set forth therein, together with the confirmation and schedules relating thereto, in the form of Exhibit P hereto.

         Capitalized Interest Account: The account created and maintained by the Trustee pursuant to Section 4.06. Such account will not be an asset of any REMIC.

         Capitalized Interest Requirement: As to any Distribution Date to and including the Distribution Date following the end of the Pre-Funding Period, an amount equal to the product of the (i) Net Funds Cap divided by 12, multiplied by (ii) the excess of (a) the Initial Pre-Funding Amount over (b) the aggregate Scheduled Principal Balance of the Subsequent Mortgage Loans that will have a scheduled interest payment included in the Interest Remittance Amount for such Distribution Date.

         Cap Provider: Lehman Brothers Financial Products Inc.

         Carryforward Interest: With respect to any Distribution Date and each Class of Certificates, the sum of (i) the amount, if any, by which (x) the sum of (A) Current Interest for such Class for the immediately preceding Distribution Date and (B) any unpaid Carryforward Interest for such Class from previous Distribution Dates exceeds (y) the amount distributed in respect of interest on such Class on such immediately preceding Distribution Date, and (ii) interest on such amount for the related Accrual Period at the applicable Certificate Interest Rate.

         Certificate: Any one of the certificates signed and countersigned by the Trustee in substantially the forms attached hereto as Exhibit A.

         Certificate Account: The account maintained by the Trustee in accordance with the provisions of Section 4.04.

         Certificate Interest Rate: With respect to each Class of Certificates and any Distribution Date, the applicable per annum rate set forth or described in the Preliminary Statement hereto.

         Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).

         Certificate Principal Amount: With respect to any Certificate (other than the Class A-IO, Class P and Class R Certificates), the initial Certificate Principal Amount thereof on the Closing Date, less the amount of all principal distributions previously distributed with respect to such Certificate and, in the case of the Subordinate Certificates, any Applied Loss Amount previously allocated to such Certificate. The Class A-IO, Class P and Class R Certificates are issued without Certificate Principal Amounts.

         Certificate Register and Certificate Registrar: The register maintained and the registrar appointed pursuant to Section 3.02.

         Certificateholder: The meaning provided in the definition of "Holder."

         Civil Relief Act: The Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

         Class: All Certificates and, in the case of REMIC 1 and REMIC 2, all Lower Tier Interests, bearing the same class designation.

         Class Notional Amount: With respect to the Class A-IO Certificates and any Distribution Date, the aggregate Notional Amount thereof (for the purpose of calculating interest on such Certificates) which will be calculated as follows:

               (i) for each Distribution Date falling within the period from November 2001 through April 2002, the Class Notional Amount will equal the lesser of (i) $282,612,747.43 and (ii) the Pool Balance as of the first day of the related Collection Period (or as of the Cut-off Date, in the case of the first Distribution Date);

               (ii) for each Distribution Date falling within the period from May 2002 through October 2002, the Class Notional Amount will equal the lesser of (i) $231,228, 611.54 and (ii) the Pool Balance as of the first day of the related Collection Period;

               (iii) for each Distribution Date falling within the period from November 2002 through April 2003, the Class Notional Amount will equal the lesser of (i) $179,844,475.64 and (ii) the Pool Balance as of the first day of the related Collection Period; and

               (iv) for each Distribution Date falling within the period from May 2003 through October 2003, the Class Notional Amount will equal the lesser of (i) $154,152,407.69 and (ii) the Pool Balance as of the first day of the related Collection Period;

               (v) for any Distribution Date falling within the period from November 2003 through April 2004, the Class Notional Amount will equal the lesser of (i) $51,384,135.90 and (ii) the Pool Balance as of the first day of the related Collection Periods;

               (vi) for any Distribution Date falling within the period from May 2004 through October 2004, the Class Notional Amount will equal the lesser of (i) $25,692,067.95 and (ii) the Pool Balance as of the first day of the related Collection Period; and

               (vii) for any Distribution Date thereafter, the Class Notional Amount will equal zero.

         Class Principal Amount: With respect to each Class of Certificates other than the Class A-IO, Class P and Class R Certificates, the aggregate of the Certificate Principal Amounts of all Certificates of such Class at the date of determination. With respect to the Class A-IO, Class P and Class R Certificates, zero.

         Class P Certificate: An interest in the Trust Fund that is not an interest in any REMIC created under this Agreement and that is entitled to distributions as provided in Section 5.02(f).

         Class R Certificate: The Class R Certificate executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A and evidencing the ownership of the Class LT1-R Interest, Class LT2-R Interest and the residual interest in the Upper Tier REMIC.

         Class X Distributable Amount: On any Distribution Date, the amount of interest that has accrued on the Class X Notional Balance, as described in the Preliminary Statement, but that has not been distributed prior to such date. In addition, such amount shall include the initial Overcollateralization Amount of $8,564,264.87 to the extent such amount has not been distributed on an earlier Distribution Date as part of the Aggregate Overcollateralization Release Amount.

         Class X Notional Balance: With respect to any Distribution Date (and the related Accrual Period) the aggregate principal balance of the Class LT2-A, Class LT2-M1, Class LT2-M2 and Class LT2-B Interests in REMIC 2.

         Clearing Agency: An organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. As of the Closing Date, the Clearing Agency shall be The Depository Trust Company.

         Clearing Agency Participant: A broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

         Clearstream: Clearstream Banking, societe anonyme, and any successor thereto.

         Closing Date: October 31, 2001.

         Code: The Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

         Collection Account: A separate account established and maintained by the Master Servicer pursuant to Section 4.01.

         Collection Period: With respect to any Distribution Date, the period commencing on the second day of the month immediately preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

         Compensating Interest Payment: With respect to any Distribution Date, an amount equal to the amount, if any, by which (x) the aggregate amount of any Prepayment Interest Shortfalls required to be paid by the Servicers with respect to such Distribution Date exceeds (y) the aggregate amount actually paid by the Servicers in respect of such shortfalls; provided, that such amount, to the extent payable by the Master Servicer, shall not exceed the aggregate Master Servicing Fees that would be payable to the Master Servicer in respect of such Distribution Date without giving effect to any Compensating Interest Payment.

         Conventional Loan: A Mortgage Loan that is not insured by the United States Federal Housing Administration or guaranteed by the United States Department of Veterans Affairs.

         Conventional Loan Documents: None.

         Cooperative Shares: None.

         Corporate Trust Office: The principal corporate trust office of the Trustee at which, at any particular time, its corporate trust business shall be administered, which office at the date hereof is located at 1 Bank One Plaza, Mail Suite IL1-0126, Chicago, IL 60670, Attention: Global Corporate Trust Services, except for purposes of Section 7.02 such term shall mean the office or agency of the Trustee in the Borough of Manhattan, the City of New York, which office at the date hereof is located at 14 Wall Street, Eighth Floor, New York, New York 10005.

         Corresponding Class: The Class of Certificates that corresponds with a class of interests in REMIC 2 as described in the Preliminary Statement.

         Corresponding REMIC 2 IO: With respect to each Lower Tier Interest in REMIC 1 having an "AI" in its class designation, the class of Lower Tier Interest in REMIC 2 having an "AIO" in its class designation that has the same numeric designation.

         Current Interest: With respect to each Class LIBOR Certificates, the Class A-IO Certificates and any Distribution Date, the aggregate amount of interest accrued at the applicable Certificate Interest Rate during the related Accrual Period on the Class Principal Amount (or Class Notional Amount) of such Class immediately prior to such Distribution Date.

         Custodial Account: Any custodial account (other than an Escrow Account) established and maintained by a Servicer pursuant to a Servicing Agreement.

         Custodial Agreement: Each custodial agreement attached as Exhibit K hereto, and any custodial agreement subsequently executed by the Trustee and acknowledged by the Master Servicer substantially in the form thereof.

         Custodian: Each custodian appointed by the Trustee pursuant to a Custodial Agreement, and any successor thereto. The initial Custodians are Bankers Trust Company of California, N.A., LaSalle Bank, N.A., The Chase Manhattan Bank, U.S. Bank Trust, National Association and Wells Fargo Bank Minnesota, N.A.

         Cut-off Date: October 1, 2001.

         Cut-off Date Balance: With respect to the Mortgage Loans in the Trust Fund on the Closing Date, the Pool Balance as of the Cut-off Date.

         Deferred Amount: With respect to any Distribution Date and each Certificate, the aggregate of Applied Loss Amounts previously applied in reduction of the Certificate Principal Amount thereof, less any amounts previously reimbursed in respect thereof.

         Deficient Valuation: With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

         Definitive Certificate: A Certificate of any Class issued in definitive, fully registered, certificated form.

         Deleted Mortgage Loan: A Mortgage Loan that is repurchased from the Trust Fund pursuant to the terms hereof or as to which one or more Qualifying Substitute Mortgage Loans are substituted therefor.

         Delinquency Rate: With respect to any calendar month, the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of all Mortgage Loans 60 days Delinquent or more (including all foreclosures, bankruptcies and REO Properties) as of the close of business on the last day of such month, and the denominator of which is the Pool Balance as of the close of business on the last day of such month.

         Delinquent: For reporting purposes, a Mortgage Loan is "delinquent" when any payment contractually due thereon has not been made by the close of business on the Due Date therefor. Such Mortgage Loan is "30 days Delinquent" if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was first due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month. Similarly for "60 days Delinquent" and the second immediately succeeding month and "90 days Delinquent" and the third immediately succeeding month.

         Deposit Date: With respect to each Distribution Date, the Business Day immediately preceding such Distribution Date.

         Depositor: Structured Asset Securities Corporation, a Delaware corporation having its principal place of business in New York, or its successors in interest.

         Determination Date: With respect to each Distribution Date, the 18th day of the month in which such Distribution Date occurs, or, if such 18th day is not a Business Day, the next succeeding Business Day.

         Disqualified Organization: A "disqualified organization" as defined in
Section 860(e)(5) of the Code.

         Distribution Date: The 25th day of each month or, if such 25th day is not a Business Day, the next succeeding Business Day, commencing in November 2001.

         Distressed Mortgage Loan: Any Mortgage Loan that at the date of determination is Delinquent in payment for a period of 90 days or more without giving effect to any grace period permitted by the related Mortgage Note or for which the applicable Servicer or the Trustee has accepted a deed in lieu of foreclosure.

         Due Date: With respect to any Mortgage Loan, the date on which a Scheduled Payment is due under the related Mortgage Note.

         Eligible Account: Either (i) an account or accounts maintained with a federal or state chartered depository institution or trust company acceptable to the Rating Agencies or (ii) an account or accounts the deposits in which are insured by the FDIC to the limits established by such corporation, provided that any such deposits not so insured shall be maintained in an account at a depository institution or trust company whose commercial paper or other short term debt obligations (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short term debt or deposit obligations of such holding company or depository institution, as the case may be) have been rated by each Rating Agency in its highest short-term rating category, or (iii) a segregated trust account or accounts (which shall be a "special deposit account") maintained with the Trustee or any other federal or state chartered depository institution or trust company, acting in its fiduciary capacity, in a manner acceptable to the Trustee, the NIMS Insurer and the Rating Agencies. Eligible Accounts may bear interest.

         Eligible Investments: Any one or more of the following obligations or securities:

               (i) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America ("Direct Obligations");

               (ii) federal funds, or demand and time deposits in, certificates of deposits of, or bankers' acceptances issued by, any depository institution or trust company (including U.S. subsidiaries of foreign depositories and the Trustee or any agent of the Trustee, acting in its respective commercial capacity) incorporated or organized under the laws of the United States of America or any state thereof and subject to supervision and examination by federal or state banking authorities, so long as at the time of investment or the contractual commitment providing for such investment the commercial paper or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short-term debt or deposit obligations of such holding company or deposit institution, as the case may be) have been rated by each Rating Agency in its highest short-term rating category or one of its two highest long-term rating categories;

               (iii) repurchase agreements collateralized by Direct Obligations or securities guaranteed by GNMA, FNMA or FHLMC with any registered broker/dealer subject to Securities Investors' Protection Corporation jurisdiction or any commercial bank insured by the FDIC, if such broker/dealer or bank has an uninsured, unsecured and unguaranteed obligation rated by each Rating Agency in its highest short-term rating category;

               (iv) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which have a credit rating from each Rating Agency, at the time of investment or the contractual commitment providing for such investment, at least equal to one of the two highest long-term credit rating categories of each Rating Agency; provided, however, that securities issued by any particular corporation will not be Eligible Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Trust Fund to exceed 20% of the sum of the Pool Balance and the aggregate principal amount of all Eligible Investments in the Certificate Account; provided, further, that such securities will not be Eligible Investments if they are published as being under review with negative implications from any Rating Agency;

               (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 180 days after the date of issuance thereof) rated by each Rating Agency in its highest short-term rating category;

               (vi) a Qualified GIC;

               (vii) certificates or receipts representing direct ownership interests in future interest or principal payments on obligations of the United States of America or its agencies or instrumentalities (which obligations are backed by the full faith and credit of the United States of America) held by a custodian in safekeeping on behalf of the holders of such receipts; and

               (viii) any other demand, money market, common trust fund or time deposit or obligation, or interest-bearing or other security or investment, (A) rated in the highest rating category by each Rating Agency or (B) that would not adversely affect the then current rating assigned by each Rating Agency of any of the Certificates or the NIM Securities. Such investments in this subsection (viii) may include money market mutual funds or common trust funds, including any fund for which Bank One, National Association (the "Bank") in its capacity other than as Trustee, the Trustee, the Master Servicer, the NIMS Insurer or an affiliate thereof serves as an investment advisor, administrator, shareholder servicing agent, and/or custodian or subcustodian, notwithstanding that (x) the Bank, the Trustee, the Master Servicer, the NIMS Insurer or any affiliate thereof charges and collects fees and expenses from such funds for services rendered, (y) the Bank, the Trustee, the Master Servicer, the NIMS Insurer or any affiliate thereof charges and collects fees and expenses for services rendered pursuant to this Agreement, and (z) services performed for such funds and pursuant to this Agreement may converge at any time. The Trustee specifically authorizes the Bank or an affiliate thereof to charge and collect from the Trustee such fees as are collected from all investors in such funds for services rendered to such funds (but not to exceed investment earnings thereon);

provided, however, that no such instrument shall be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations, provided that any such investment will be a "permitted investment" within the meaning of Section 860G(a)(5) of the Code.

         ERISA: The Employee Retirement Income Security Act of 1974, as amended.

         ERISA-Qualifying Underwriting: A best efforts or firm commitment underwriting or private placement that meets the requirements of an Underwriter's Exemption.

         ERISA-Restricted Certificate: Any Class P, Class X and Class R Certificate and any Certificate with a rating below the lowest applicable rating permitted under the Underwriter's Exemption.

         Errors and Omission Insurance Policy: The errors or omission insurance policy required to be obtained by each Servicer satisfying the requirements of the related Servicing Agreement.

         Escrow Account: Any account established and maintained by each Servicer pursuant to the related Servicing Agreement.

         Euroclear: Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System.

         Event of Default: Any one of the conditions or circumstances enumerated in Section 6.14(a).

         FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

         FHLMC: The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

         Fidelity Bond: The fidelity bond required to be obtained by each Servicer satisfying the requirements of the related Servicing Agreement.

         Final Scheduled Distribution Date: With respect to the LIBOR Certificates, October 25, 2031. With respect to the Class A-IO Certificates, October 25, 2004.

         Financial Intermediary: A broker, dealer, bank or other financial institution or other Person that clears through or maintains a custodial relationship with a Clearing Agency Participant.

         Fitch: Fitch, Inc., or any successor in interest

         Fixed Rate Mortgage Loans: Any Mortgage Loan as to which the related Mortgage Note provides for a fixed rate of interest throughout the term of such Note.

         FNMA: The Federal National Mortgage Association, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

         Global Securities: The global certificates representing the Book-Entry Certificates.

         GNMA: The Government National Mortgage Association, a wholly owned corporate instrumentality of the United States within HUD.

         Holder or Certificateholder: The registered owner of any Certificate as recorded on the books of the Certificate Registrar except that, solely for the purposes of taking any action or giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor, the Trustee, the Master Servicer, any Servicer, the Cap Provider, the Loss Mitigation Advisor, or any Affiliate thereof shall be deemed not to be outstanding in determining whether the requisite percentage necessary to effect any such consent has been obtained, except that, in determining whether the Trustee shall be protected in relying upon any such consent, only Certificates which a Responsible Officer of the Trustee knows to be so owned shall be disregarded. The Trustee and the NIMS insurer may request and conclusively rely on certifications by the Depositor, the Master Servicer, the applicable Servicer, the Cap Provider or the Loss Mitigation Advisor in determining whether any Certificates are registered to an Affiliate of the Depositor, the Master Servicer, any Servicer, the Cap Provider or the Loss Mitigation Advisor.

         HUD: The United States Department of Housing and Urban Development, or any successor thereto.

         Independent: When used with respect to any Accountants, a Person who is "independent" within the meaning of Rule 2-01(b) of the Securities and Exchange Commission's Regulation S-X. When used with respect to any other Person, a Person who (a) is in fact independent of another specified Person and any Affiliate of such other Person, (b) does not have any material direct financial interest in such other Person or any Affiliate of such other Person, and (c) is not connected with such other Person or any Affiliate of such other Person as an officer, employee, promoter, Underwriters, trustee, partner, director or Person performing similar functions.

         Index: The index specified in the related Mortgage Note for calculation of the Mortgage Rate thereof.

         Initial LIBOR Rate: 2.320%.

         Initial Mortgage Loan: A Mortgage Loan that is conveyed to the Trust Fund pursuant to this Agreement on the Closing Date. The Initial Mortgage Loans subject to this Agreement are identified on the Mortgage Loan Schedule annexed hereto as Schedule A and have an aggregate Scheduled Principal Balance as of the Cut-off Date of $730,865,711.87.

         Initial Pre-Funding Amount: The amount deposited by the Depositor on the Closing Date into the Pre-Funding Account which is $125,536,553 and which may solely be used by the Trustee during the Pre-Funding Period to purchase Subsequent Mortgage Loans.

         Initial Optional Purchase Date: The first Distribution Date following the date on which the Pool Balance is less than 5.00% of the sum of (i) the Cut-off Date Balance and (ii) the Initial Pre-Funding Amount.

         Insurance Fee Rate: With respect to each Mortgage Loan insured under a Bulk PMI Policy, the per annum rate specified in the Mortgage Loan Schedule under the field "Insurance Fee Rate", plus any taxes due and payable with respect to any such insured Mortgage Loan that is located in the states of Kentucky and West Virginia; provided, that if the Loss Mitigation Advisor (or an appropriate successor) ceases to provide its services under the Loss Mitigation Advisory Agreement, the Insurance Fee Rate specified in the Mortgage Loan Schedule shall be increased by 0.01%.

         Insurance Policy: Any Primary Mortgage Insurance Policy (whether obtained by the borrower, the lender, the originator or Lehman Capital on behalf of the Trust), any standard hazard insurance policy, flood insurance policy, earthquake insurance policy or title insurance policy relating to the Mortgage Loans or the Mortgaged Properties, to be in effect as of the Closing Date or thereafter during the term of this Agreement.

         Insurance Proceeds: Amounts paid by the insurer under any Insurance Policy, other than amounts (i) to cover expenses incurred by or on behalf of any Servicer or Master Servicer in connection with procuring such proceeds, (ii) to be applied to restoration or repair of the related Mortgaged Property or (iii) required to be paid over to the Mortgagor pursuant to law or the related Mortgage Note.

         Interest Remittance Amount: With respect to any Distribution Date, (a) the sum of (1) all interest collected (other than Payaheads and Prepayment Premiums) or advanced in respect of Scheduled Payments on the Mortgage Loans during the related Collection Period by the Servicer, the Master Servicer or the Trustee, less (w) the PMI Insurance Premiums and any state taxes imposed on such premiums, (x) the Servicing Fee and the Master Servicing Fee with respect to such Mortgage Loans and (y) previously unreimbursed Advances due to the Servicer or the Trustee to the extent allocable to interest and the allocable portion of previously unreimbursed Servicing Advances, (2) any Prepayment Interest Shortfalls and any Compensating Interest Payments with respect to the related Prepayment Period, (3) the portion of any Purchase Price or Substitution Amount paid with respect to such Mortgage Loans during the related Prepayment Period allocable to interest, and (4) all Net Liquidation Proceeds, Insurance Proceeds and any other recoveries collected with respect to the Mortgage Loans during the related Prepayment Period, to the extent allocable to interest, as reduced by
(b) other costs, expenses or liabilities reimbursable to the Trustee, the Master Servicer and each Servicer to the extent provided in this Agreement and each Servicing Agreement; provided, however, that in the case of the Master Servicer, such reimbursable amounts may not exceed $500,000 during any Anniversary Year. In the event that the Master Servicer incurs reimbursable amounts in excess of $500,000, it may seek reimbursement for such amounts in subsequent Anniversary Years, but in no event shall more than $500,000 be reimbursed to the Master Servicer per Anniversary Year. Notwithstanding the foregoing, costs and expenses incurred by the Master Servicer pursuant to Section 9.07(a) in connection with any transfer of servicing shall be excluded from the $500,000 per Anniversary Year limit on reimbursable amounts. For each Distribution Date up to and including the Distribution Date in January 2002, the Interest Remittance Amount will include amounts distributable from the Capitalized Interest Account in an amount equal to the Capitalized Interest Requirement for such Distribution Date. In addition, if on any Distribution Date the Interest Remittance Amount for such Distribution Date is less than the Optimal Interest Remittance Amount for such Distribution Date, the Trustee shall withdraw from the Basis Risk Reserve Fund such amounts, if any, that are on deposit therein, and that are attributable to payments received under the Cap Agreement, for inclusion as part of the Interest Remittance Amount for such Distribution Date, but not in excess of the difference between the Optimal Interest Remittance Amount for such Distribution Date and the Interest Remittance Amount for such Distribution Date determined without regard to this sentence.

         Intervening Assignments: The original intervening assignments of the Mortgage, notices of transfer or equivalent instrument.

         Latest Possible Maturity Date: The Distribution Date occurring in December 2034.

         LIBOR: With respect to the first Accrual Period, the Initial LIBOR Rate. With respect to each subsequent Accrual Period, a per annum rate determined on the LIBOR Determination Date in the following manner by the Master Servicer on the basis of the "Interest Settlement Rate" set by the British Bankers' Association (the "BBA") for one-month United States dollar deposits, as such rates appear on the Telerate Page 3750, as of 11:00 a.m. (London time) on such LIBOR Determination Date.

         (a) If on such a LIBOR Determination Date, the BBA's Interest Settlement Rate does not appear on the Telerate Page 3750 as of 11:00 a.m. (London time), or if the Telerate Page 3750 is not available on such date, the Master Servicer will obtain such rate from Reuters' "page LIBOR 01" or Bloomberg's page "BBAM". If such rate is not published for such LIBOR Determination Date, LIBOR for such date will be the most recently published Interest Settlement Rate. In the event that the BBA no longer sets an Interest Settlement Rate, the Master Servicer will designate an alternative index that has performed, or that the Master Servicer expects to perform, in a manner substantially similar to the BBA's Interest Settlement Rate. The Master Servicer will select a particular index as the alternative index only if it receives an Opinion of Counsel (a copy of which shall be furnished to the Trustee and the NIMS Insurer), which opinion shall be an expense reimbursed from the Certificate Account pursuant to Section 4.04, that the selection of such index will not cause any of the REMICs to lose their classification as REMICs for federal income tax purposes.

         (b) The establishment of LIBOR by the Master Servicer and the Master Servicer's subsequent calculation of the Certificate Interest Rate applicable to the LIBOR Certificates for the relevant Accrual Period, in the absence of manifest error, will be final and binding.

         LIBOR Business Day: Any day on which banks in London, England and The City of New York are open and conducting transactions in foreign currency and exchange.

         LIBOR Certificate: Any Class A, Class M1, Class M2 and Class B Certificate.

         LIBOR Determination Date: The second LIBOR Business Day immediately preceding the commencement of each Accrual Period for any LIBOR Certificates.

         Liquidated Mortgage Loan: Any defaulted Mortgage Loan as to which the Master Servicer or the applicable Servicer has determined that all amounts that it expects to recover on behalf of the Trust Fund from or on account of such Mortgage Loan have been recovered.

         Liquidation Expenses: Expenses that are incurred by the Master Servicer or a Servicer in connection with the liquidation of any defaulted Mortgage Loan and are not recoverable under the applicable Primary Mortgage Insurance Policy, if any, including, without limitation, foreclosure and rehabilitation expenses, legal expenses and unreimbursed amounts, if any, expended pursuant to Sections 9.06, 9.16 or 9.22.

         Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee's sale, foreclosure sale, payment in full, discounted payoff or otherwise, or the sale of the related Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan, including any amounts remaining in the related Escrow Account.

         Loss Mitigation Advisor: The Murrayhill Company, a Colorado corporation, and its successors and assigns.

         Loss Mitigation Advisory Agreement: Each loss mitigation and advisory agreement, dated as of the Closing Date, entered into by a Servicer and the Loss Mitigation Advisor in the form of Exhibit M attached hereto.

         Loss Mitigation Advisor's Fee: As to any Distribution Date and each Mortgage Loan, an amount equal to the product of (a) one twelfth, (b) the Advisor's Fee Rate and (c) the Scheduled Principal Balance of such Mortgage Loan as of the first day of the related Collection Period.

         Lower Tier Interest: As described in the Preliminary Statement.

         M1 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Class A Certificates, in each case after giving effect to distributions on such Distribution Date and (ii) the Class Principal Amount of the Class M1 Certificates immediately prior to such Distribution Date exceeds (y) the M1 Target Amount.

         M1 Target Amount: With respect to any Distribution Date, an amount equal to the lesser of (a) the product of (i) 87.50% and (ii) the Pool Balance for such Distribution Date and (b) the amount, if any, by which (i) the Pool Balance for such Distribution Date exceeds (ii) 0.50% of the Pool Balance as of the Cut-off Date.

         M2 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Class A and Class M1 Certificates, in each case after giving effect to distributions on such Distribution Date and (ii) the Class Principal Amount of the Class M2 Certificates immediately prior to such Distribution Date exceeds (y) the M2 Target Amount.

         M2 Target Amount: With respect to any Distribution Date, an amount equal to the lesser of (a) the product of (i) 95.00% and (ii) the Pool Balance for such Distribution Date and (b) the amount, if any, by which (i) the Pool Balance for such Distribution Date exceeds (ii) 0.50% of the Pool Balance as of the Cut-off Date.

         Master Servicer: Wells Fargo Bank Minnesota, National Association, or any successor in interest, or if any successor master servicer shall be appointed as herein provided, then such successor master servicer.

         Master Servicing Fee: As to any Distribution Date and each Mortgage Loan, an amount equal to the product of one-twelfth of the Master Servicing Fee Rate and the sum of (i) the aggregate Scheduled Principal Balances of the Mortgage Loans as of the first day of the related Collection Period and (ii) the Pre-Funding Amount as of the first day of the related Collection Period.

         Master Servicing Fee Rate: 0.0035% per annum.

         Material Defect: As defined in Section 2.02(c) hereof.

         Maximum Interest Rate: The Maximum Interest Rate with respect to any Distribution Date will be an annual rate equal to the amount, if any, by which
(1) the weighted average of the maximum lifetime Mortgage Rates, as specified in the related Mortgage Notes for the Mortgage Loans, exceed (2)(A) in the case of the first 36 Distribution Dates only, the sum of (x) the Aggregate Expense Rate and (y) the product of (x) 6.00% and (y) a fraction, the numerator of which is the Class Notional Amount of the Class A-IO Certificates and the denominator of which is the Pool Balance for that Distribution Date and (II) thereafter, zero.

         MERS: Mortgage Electronic Registration Systems, Inc., a Delaware corporation, or any successor in interest thereto.

         MERS Mortgage Loan: Any Mortgage Loan as to which the related Mortgage, or an Assignment of Mortgage, has been or will be recorded in the name of MERS, as nominee for the holder from time to time of the Mortgage Note.

         MGIC:  Mortgage Guaranty Insurance Corporation.

         Monthly Excess Cashflow: With respect to any Distribution Date, the sum of (x) Monthly Excess Interest and (y) the Aggregate Overcollateralization Release Amount for such date.

         Moody's: Moody's Investors Service, Inc., or any successor in interest.

         Mortgage: A mortgage, deed of trust or other instrument encumbering a fee simple interest in real property securing a Mortgage Note, together with improvements thereto.

         Mortgage File: The mortgage documents listed in Section 2.01(b) pertaining to a particular Mortgage Loan required to be delivered to the Trustee pursuant to this Agreement.

         Mortgage Loan: A Mortgage and the related notes or other evidences of indebtedness secured by each such Mortgage conveyed, transferred, sold, assigned to or deposited with the Trustee pursuant to Section 2.01 or Section 2.05, including without limitation, each Mortgage Loan listed on the Mortgage Loan Schedule, as amended from time to time.

         Mortgage Loan Sale Agreement: Each mortgage loan sale and assignment agreement, dated as of October 1, 2001, for the sale of the Mortgage Loans by a Seller to the Depositor.

         Mortgage Loan Schedule: The schedule attached hereto as Schedule A, which shall identify each Mortgage Loan, as such schedule may be amended from time to time to reflect the addition of Mortgage Loans (including the addition of any Subsequent Mortgage Loans) to, or the deletion of Mortgage Loans from, the Trust Fund. Such schedule shall, among other things (i) designate the applicable Seller of such Mortgage Loan to the Depositor; (ii) designate the Servicer servicing such Mortgage Loan and the applicable Servicing Fee Rate;
(iii) designate the Custodian with respect to the Mortgage File related to such Mortgage Loan; and (iv) where applicable, indicate whether such Mortgage Loan is covered by a Bulk PMI Policy and the applicable PMI Insurer and the Insurance Fee Rate.

         Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage under a Mortgage Loan.

         Mortgage Rate: As to any Mortgage Loan, the per annum rate at which interest accrues on such Mortgage Loan, as determined under the related Mortgage Note as reduced by the applications of the Civil Relief Act.

         Mortgaged Property: The fee simple interest in real property, together with improvements thereto including any exterior improvements to be completed within 120 days of disbursement of the related Mortgage Loan proceeds.

         Mortgagor:  The obligor on a Mortgage Note.

         Net Excess Spread: With respect to any Distribution Date, (A) the fraction, expressed as a percentage, the numerator of which is equal to the product of (i) the amount, if any, by which (a) the Interest Remittance Amount for such Distribution Date (as reduced by the Loss Mitigation Advisor's Fee) exceeds (b) the Current Interest payable with respect to the Certificates for such date and (ii) twelve, and the denominator of which is the Pool Balance for such Distribution Date, multiplied by (B) a fraction, the numerator of which is thirty and the denominator of which is the greater of thirty and the actual number of days in the immediately preceding calendar month.

         Net Funds Cap: With respect to any Distribution Date, an annual rate equal to (a) a fraction, expressed as a percentage, the numerator of which is the product of (i) the Optimal Interest Remittance Amount for such Distribution Date and (2) 12, and the denominator of which is the Pool Balance for the immediately preceding Distribution Date multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the Accrual Period related to such Distribution Date.

         Net Liquidation Proceeds: With respect to any Liquidated Mortgage Loan, the related Liquidation Proceeds net of (i) unreimbursed expenses and (ii) any unreimbursed Advances, if any, received and retained in connection with the liquidation of such Mortgage Loan.

         Net Mortgage Rate: With respect to any Mortgage Loan, the Mortgage Rate thereof reduced by the Aggregate Expense Rate for such Mortgage Loan.

         Net Prepayment Interest Shortfall: With respect to any Remittance Date, the excess, if any, of any Prepayment Interest Shortfalls with respect to the Mortgage Loans for such date over any amounts paid with respect to such shortfalls by the Servicers and the Master Servicer pursuant to the Servicing Agreements or this Agreement.

         NIMS Agreement: Any agreement pursuant to which the NIM Securities are issued.

         NIMS Insurer: Any insurer that is guaranteeing certain payments under the NIM Securities.

         NIM Securities: Any net interest margin securities issued by an owner trust, the principal assets of such trust including the Class P and Class X Certificates and the payments received thereon, which principal assets back such securities.

         Non-Book-Entry Certificate: Any Certificate other than a Book-Entry Certificate.

         Non-MERS Mortgage Loan: Any Mortgage Loan other than a MERS Mortgage Loan.

         Non-permitted Foreign Holder:  As defined in Section 3.03(f).

         Non-U.S. Person: Any individual, corporation, partnership or other person other than (i) a citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia; (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations); (iv) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust. Notwithstanding the last clause of the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as U.S. Persons prior to such date, may elect to continue to be U.S. Persons.

         Notional Amount: With respect to any Notional Certificate and any Distribution Date, such Certificate's Percentage Interest of the Class Notional Amount of such Class of Certificates for such Distribution Date.

         Notional Certificate:  Any Class A-IO Certificate.

         Offering Document:  The Prospectus.

         Officer's Certificate: A certificate signed by the Chairman of the Board, any Vice Chairman, the President, any Vice President or any Assistant Vice President of a Person, and in each case delivered to the Trustee.

         Opinion of Counsel: A written opinion of counsel, reasonably acceptable in form and substance to the Trustee and the NIMS Insurer, and who may be in-house or outside counsel to the Depositor, the Master Servicer or the Trustee but which must be Independent outside counsel with respect to any such opinion of counsel concerning the transfer of any Residual Certificate or concerning certain matters with respect to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the taxation, or the federal income tax status, of each REMIC.

         Optimal Interest Remittance Amount: With respect to each Distribution Date, an amount equal to the difference between (i) the product of (a) the quotient of (I) the weighted average of the Net Mortgage Rates on the Mortgage Loans as of the first day of the related Collection Period, divided by (II) 12, multiplied by (b) the Pool Balance for the immediately preceding Distribution Date, minus (ii) in the case of the first 36 Distribution Dates only, the product of (c) 0.50%, and (d) the Class Notional Amount of the Class A-IO Certificates immediately before such Distribution Date, and thereafter, zero.

         Original Capitalized Interest Amount: $1,634,276.

         Original Loan-to-Value Ratio: With respect to any Mortgage Loan, the ratio of the principal balance of such Mortgage Loan at origination, or such other date as is specified, to the Original Value of the related Mortgage Property.

         Original Value: The lesser of (a) the Appraised Value of a Mortgaged Property at the time the related Mortgage Loan was originated and (b) if the Mortgage Loan was made to finance the acquisition of the related Mortgaged Property, the purchase price paid for the Mortgaged Property by the Mortgagor at the time the related Mortgage Loan was originated.

         Overcollateralization Amount: With respect to any Distribution Date, the amount, if any, by which (x) the Pool Balance for such Distribution Date exceeds (y) the aggregate Certificate Principal Amount of the Class A, Class M1, Class M2 and Class B Certificates after giving effect to distributions on such Distribution Date.

         Overcollateralization Deficiency: With respect to any Distribution Date, the amount, if any, by which (x) the Targeted Overcollateralization Amount for such Distribution Date exceeds (y) the Overcollateralization Amount for such Distribution Date, calculated for this purpose after giving effect to the reduction on such Distribution Date of the Certificate Principal Amounts of the Certificates resulting from the distribution of the Principal Remittance Amount on such Distribution Date, but prior to allocation of any Applied Loss Amount on such Distribution Date.

         Payahead: With respect to any Mortgage Loan and any Due Date therefor, any Scheduled Payment received by the applicable Servicer during any Collection Period in addition to the Scheduled Payment due on such Due Date, intended by the related Mortgagor to be applied on a subsequent Due Date or Due Dates.

         Paying Agent: Any paying agent appointed pursuant to Section 3.08.

         Percentage Interest: With respect to any Certificate, its percentage interest in the undivided beneficial ownership interest in the Trust Fund evidenced by all Certificates of the same Class as such Certificate. With respect to any Certificate other than the Class A-IO, Class P, Class X and Class R Certificates, the Percentage Interest evidenced thereby shall equal the initial Certificate Principal Amount thereof divided by the initial Class Principal Amount of all Certificates of the same Class. With respect to the Class P, Class X and Class R Certificates, the Percentage Interest evidenced thereby shall be as specified on the face thereof, or otherwise, be equal to 100%. With respect to any Class A-IO Certificate, the Percentage Interest evidenced thereby shall equal the initial Notional Amount of such Class A-IO Certificate as set forth on the face thereof divided by the initial Class Notional Amount of the Class A-IO Certificates.

         Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         Plan Asset Regulations: The Department of Labor regulations set forth in 29 C.F.R. 2510.3-101.

         PMICO: PMI Mortgage Insurance Co. and its successors and assigns.

         PMI Insurance Premium: With respect to each Distribution Date and each Mortgage Loan covered by a Bulk PMI Policy, the product of (a) one-twelfth of the applicable Insurance Fee Rate and (b) the Scheduled Principal Balance of such Mortgage Loan as of the first day of the related Collection Period.

         PMI Insurers: Each of MGIC, Radian and PMICO.

         Pool Balance: As of any date of determination, the sum of (i) aggregate of the Scheduled Principal Balance of all the Mortgage Loans and (ii) during the Pre-Funding Period, any amount of the Pre-Funding Amount which has not been previously applied towards the purchase of Subsequent Mortgage Loans.

         Pre-Funding Account: The account established and maintained by the Trustee pursuant to Section 4.05 hereof. The Pre-Funding Account shall not be considered as part of any REMIC.

         Pre-Funding Amount: As of any date of determination, the balance of funds on deposit in the Pre-Funding Account, exclusive of investment earnings thereon.

         Pre-Funding Period: The period beginning on the Closing Date and ending on January 1, 2002.

         Prepayment Interest Excess Amount: With respect to any full or partial Principal Prepayment of a Mortgage Loan, the difference between (i) the amount of interest actually received with respect to such Mortgage Loan at the time of such Principal Prepayment and (ii) one full month's interest at the applicable Mortgage Rate (giving effect to any applicable Relief Act Reduction) (and in the case of Principal Prepayments in full, as reduced by the Servicing Fee Rate for Principal Prepayments in full only) on the outstanding principal balance of such Mortgage Loan immediately prior to such prepayment.

         Prepayment Interest Shortfall: With respect to any full or partial Principal Prepayment of a Mortgage Loan, the excess, if any, of (i) one full month's interest at the applicable Mortgage Rate (as reduced by the Servicing Fee Rate and the Master Servicing Fee Rate in the case of Principal Prepayments in full), on the outstanding principal balance of such Mortgage Loan immediately prior to such prepayment over (ii) the amount of interest actually received with respect to such Mortgage Loan in connection with such Principal Prepayment.

         Prepayment Period: With respect to each Remittance Date, the one-month period beginning on the Cut-off Date, in the case of the first Distribution Date, and on the second day of the calendar month immediately preceding the month in which the related Distribution Date occurs, in the case of each subsequent Remittance Date, and ending on the first day of the month in which such Remittance Date occurs.

         Prepayment Premiums: Any prepayment fees and penalties to be paid by the Mortgagor on a Mortgage Loan.

         Primary Mortgage Insurance Policy: Any mortgage guaranty insurance, if any, on an individual Mortgage Loan, including any Bulk PMI Policy, as evidenced by a policy or certificate, whether such policy is obtained by the originator, the lender, the borrower or the Seller on behalf of the Trust.

         Prime Rate: The prime rate of the United States money center commercial banks as published in The Wall Street Journal, Northeast Edition.

         Principal Distribution Amount: With respect to any Distribution Date, an amount equal to the Principal Remittance Amount for such date minus the Aggregate Overcollateralization Release Amount, if any, for such Distribution Date.

         Principal Prepayment: Any Mortgagor payment of principal (other than a Balloon Payment) or other recovery of principal on a Mortgage Loan that is recognized as having been received or recovered in advance of its scheduled Due Date and applied to reduce the principal balance of the Mortgage Loan in accordance with the terms of the Mortgage Note or the Servicing Agreement.

         Principal Remittance Amount: With respect to any Distribution Date, (a) the sum of (i) all principal collected (other than Payaheads) or advanced in respect of Scheduled Payments on the Mortgage Loans during the related Collection Period whether by a Servicer, the Master Servicer or the Trustee (less unreimbursed Advances due to the Master Servicer, any Servicer or the Trustee with respect to the related Mortgage Loans, to the extent allocable to principal), (ii) all Principal Prepayments in full or in part received during the related Prepayment Period, (iii) the outstanding principal balance of each Mortgage Loan that was purchased from the Trust Fund or, in the case of Distressed Mortgage Loans, purchased by the NIMS Insurer, during the related Prepayment Period, (iv) the portion of any Substitution Amount paid with respect to any Deleted Mortgage Loan during the related Prepayment Period allocable to principal, and (v) all Net Liquidation Proceeds, Insurance Proceeds and other recoveries collected with respect to such Mortgage Loans during the related Prepayment Period, to the extent allocable to principal, as reduced by (b) to the extent the Interest Remittance Amount is less than amounts reimbursable to the Master Servicer pursuant to Section 4.02(v), any amounts reimbursable during the related Anniversary Year to the Master Servicer therefrom and not reimbursed from the Interest Remittance Amount, or otherwise. In addition, if on any Distribution Date the Trust Fund has sustained Realized Losses on one or more Mortgage Loans during the related Collection Period, then the Trustee shall withdraw an amount from the Basis Risk Reserve Fund to the extent of amounts that are on deposit therein that are attributable to payments received under the Cap Agreement and that are not required to be withdrawn and included in the Interest Remittance Amount. The amount so withdrawn, which shall not exceed the amount of Realized Losses sustained during the related Collection Period, shall be included in the Principal Remittance Amount for such Distribution Date.

         Proceeding: Any suit in equity, action at law or other judicial or administrative proceeding.

         Proprietary Lease: None.

         Prospectus: The prospectus supplement dated October 30, 2001, together with the accompanying prospectus dated July 27, 2001, relating to the Class A, Class A-IO, Class M1, Class M2 and Class B Certificates.

         Purchase Price: With respect to the purchase of a Mortgage Loan or related REO Property pursuant to this Agreement, an amount equal to the sum of
(a) 100% of the unpaid principal balance of such Mortgage Loan, (b) accrued interest thereon at the applicable Mortgage Rate, from the date as to which interest was last paid to (but not including) the Due Date in the Collection Period immediately preceding the related Distribution Date; (c) the fair market value of all other property being purchased. The Master Servicer, each Servicer (or the Trustee, if applicable) shall be reimbursed from the Purchase Price for any Mortgage Loan or related REO Property for any Advances made or other amounts advanced with respect to such Mortgage Loan that are reimbursable to the Master Servicer or such Servicer under this Agreement or the Servicing Agreement (or to the Trustee hereunder), together with any accrued and unpaid compensation due to the Master Servicer, any Servicer or the Trustee hereunder or thereunder.

         QIB: As defined in Section 3.03(c).

         Qualified GIC: A guaranteed investment contract or surety bond providing for the investment of funds in the Collection Account or the Certificate Account and insuring a minimum, fixed or floating rate of return on investments of such funds, which contract or surety bond shall:

                  (i) be an obligation of an insurance company or other corporation whose long-term debt is rated by each Rating Agency in one of its two highest rating categories or, if such insurance company has no long-term debt, whose claims paying ability is rated by each Rating Agency in one of its two highest rating categories, and whose short-term debt is rated by each Rating Agency in its highest rating category;

                  (ii) provide that the Trustee may exercise all of the rights under such contract or surety bond without the necessity of taking any action by any other Person;

                  (iii) provide that if at any time the then current credit standing of the obligor under such guaranteed investment contract is such that continued investment pursuant to such contract of funds would result in a downgrading of any rating of the Certificates or the NIM Securities, the Trustee shall terminate such contract without penalty and be entitled to the return of all funds previously invested thereunder, together with accrued interest thereon at the interest rate provided under such contract to the date of delivery of such funds to the Trustee;

                  (iv) provide that the Trustee's interest therein shall be transferable to any successor trustee hereunder; and

                  (v) provide that the funds reinvested thereunder and accrued interest thereon be returnable to the Collection Account or the Certificate Account, as the case may be, not later than the Business Day prior to any Distribution Date.

         Qualified Insurer: An insurance company duly qualified as such under the laws of the states in which the related Mortgaged Properties are located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided and whose claims paying ability is rated by each Rating Agency in its highest rating category or whose selection as an insurer will not adversely affect the rating of the Certificates.

         Qualifying Substitute Mortgage Loan: In the case of a Mortgage Loan substituted for a Deleted Mortgage Loan pursuant to the terms of this Agreement, a Mortgage Loan that, on the date of such substitution, (i) has an outstanding Scheduled Principal Balance (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate Scheduled Principal Balance), after application of all Scheduled Payments due during or prior to the month of substitution, not in excess of, and not more than 5% less than, the outstanding Scheduled Principal Balance of the Deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs, (ii) has a Mortgage Rate not less than the Mortgage Rate on the Deleted Mortgage Loan,
(iii) if applicable, has a maximum Mortgage Rate not less than the maximum Mortgage Rate on the Deleted Mortgage Loan, (iv) has a minimum Mortgage Rate not less than the minimum Mortgage Rate of the Deleted Mortgage Loan, (v) has a gross margin equal to or greater than the gross margin of the Deleted Mortgage Loan, (vi) has a next adjustment date not later than the next adjustment date on the Deleted Mortgage Loan, (vii) has the same Due Date as the Deleted Mortgage Loan, (viii) has a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, (ix) is current as of the date of substitution, (x) has a Loan-to-Value Ratio as of the date of substitution equal to or lower than the Loan-to-Value Ratio of the Deleted Mortgage Loan as of such date, (xi) has been underwritten by any Transferor or in accordance with the same underwriting criteria and guidelines as the Deleted Mortgage Loan, (xii) has a risk grading determined by the Seller at least equal to the risk grading assigned on the Deleted Mortgage Loan, (xiii) is secured by the same property type as the Deleted Mortgage Loan, (xiv) conforms to each representation and warranty applicable to the Deleted Mortgage Loan made in the related Mortgage Loan Sale and Assignment Agreement, (xv) has the same or higher lien position as the Deleted Mortgage Loan, (xvi) is covered by a PMI Policy if the Deleted Mortgage Loan was so covered and (xvii) contains provisions covering the payment of Prepayment Premium by the Mortgager for early prepayment of the Mortgage Loan at least as favorable as the Deleted Mortgage Loan. In the event that one or more mortgage loans are substituted for one or more Deleted Mortgage Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate Scheduled Principal Balances, the Mortgage Rates described in clause (ii) hereof shall be determined on the basis of weighted average Mortgage Rates, the risk gradings described in clause (xii) hereof shall be satisfied as to each such mortgage loan, the terms described in clause (viii) hereof shall be determined on the basis of weighted average remaining term to maturity, the Loan-to-Value Ratios described in clause (x) hereof shall be satisfied as to each such mortgage loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (xiv) hereof must be satisfied as to each Qualified Substitute Mortgage Loan or in the aggregate, as the case may be.

         Radian: Radian Guaranty Inc. and its successors and assigns.

         Rating Agency: Each of Fitch, Moody's and S&P.

         Realized Loss: With respect to each Liquidated Mortgage Loan, an amount equal to (i) the unpaid principal balance of such Mortgage Loan as of the date of liquidation, minus (ii) Liquidation Proceeds received, to the extent allocable to principal, net of amounts that are reimbursable therefrom to the Master Servicer or any Servicer with respect to such Mortgage Loan (other than Advances of principal) including expenses of liquidation. In determining whether a Realized Loss is a Realized Loss of principal, Liquidation Proceeds shall be allocated, first, to payment of expenses related to such Liquidated Mortgage Loan, then to accrued unpaid interest and finally to reduce the principal balance of the Mortgage Loan.

         Recognition Agreement: None.

         Record Date: With respect to the LIBOR Certificates and the Class A-IO Certificates and any Distribution Date, the close of business on the Business Day immediately preceding such Distribution Date. With respect to the Class P, Class X and Class R Certificates and any Distribution Date, the last Business Day of the month immediately preceding the month in which the Distribution Date occurs (or, in the case of the first Distribution Date, the Closing Date).

         Regulation S: Regulation S promulgated under the Act or any successor provision thereto, in each case as the same may be amended from time to time; and all references to any rule, section or subsection of, or definition or term contained in, Regulation S means such rule, section, subsection, definition or term, as the case may be, or any successor thereto, in each case as the same may be amended from time to time.

         Regulation S Global Security: The meaning specified in Section 3.01(c).

         REMIC: Each pool of assets in the Trust Fund designated as a REMIC pursuant to Section 10.01(a) hereof.

         REMIC 1: As described in the Preliminary Statement.

         REMIC 2: As described in the Preliminary Statement.

         REMIC 3: As described in the Preliminary Statement.

         REMIC Provisions: The provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations, including proposed regulations and rulings, and administrative pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

         Remittance Date: The day in each calendar month on which the Servicer is required to remit payments to the Collection Account, as specified in the related Servicing Agreement, which is the 18th day of each calendar month (or, if such 18th day is not a Business Day, the next succeeding Business Day).

         REO Property: A Mortgaged Property acquired by the Trust Fund through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan or otherwise treated as having been acquired pursuant to the REMIC Provisions.

         Required Reserve Fund Amount: With respect to any Distribution Date on which the Net Excess Spread is less than 0.25%, the amount, if any by which (a) the product of 1.00% and the Pool Balance for such date exceeds (b) the amount on deposit in the Basis Risk Reserve Fund immediately prior to such date. With respect to any Distribution Date on which the Net Excess Spread is equal to or greater than 0.25%, the amount, if any, by which (i) $1000 exceeds (ii) the amount on deposit in the Basis Risk Reserve Fund immediately prior to such date.

         Residual Certificate: The Class R Certificate.

         Responsible Officer: When used with respect to the Trustee, any Vice President, Assistant Vice President, the Secretary, any assistant secretary, or any officer, working in its Corporate Trust Office and having responsibility for the administration of this Agreement, and any other officer to whom a matter arising under this Agreement may be referred.

         Restricted Certificate: Any Class P, Class X or Class R Certificate.

         Restricted Global Security: As defined in Section 3.01(c).

         Rolling Three Month Delinquency Rate: With respect to any Distribution Date, the fraction, expressed as a percentage, equal to the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second Distribution Dates) immediately preceding calendar months.

         S&P: Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., or any successor in interest.

         Scheduled Payment: Each scheduled payment of principal and interest (or of interest only, if applicable) to be paid by the Mortgagor on a Mortgage Loan, as reduced (except where otherwise specified herein) by the amount of any related Debt Service Reduction (excluding all amounts of principal and interest that were due on or before the Cut-off Date whenever received) and, in the case of an REO Property, an amount equivalent to the Scheduled Payment that would have been due on the related Mortgage Loan if such Mortgage Loan had remained in existence.

         Scheduled Principal Balance: With respect to (i) any Mortgage Loan as of any Distribution Date, the principal balance of such Mortgage Loan at the close of business on the Cut-off Date or Subsequent Cut-off Date, as applicable, after giving effect to principal payments due on or before the Cut-off Date or Subsequent Cut-off Date, as applicable, whether or not received, less an amount equal to principal payments due after the Cut-off Date or Subsequent Cut-off Date, as applicable, and on or before the Due Date in the related Collection Period, whether or not received from the Mortgagor or advanced by any Servicer or the Master Servicer, and all amounts allocable to unscheduled principal payments (including Principal Prepayments, Liquidation Proceeds, Insurance Proceeds and condemnation proceeds, in each case to the extent identified and applied prior to or during the related Prepayment Period) and (ii) any REO Property as of any Distribution Date, the Scheduled Principal Balance of the related Mortgage Loan on the Due Date immediately preceding the date of acquisition of such REO Property by or on behalf of the Trustee (reduced by any amount applied as a reduction of principal on the Mortgage Loan). With respect to any Mortgage Loan and the Cut-off Date or Subsequent Cut-off Date, as applicable, , as specified in the Mortgage Loan Schedule.

         Security Agreement: None.

         Seller: Each of Lehman Capital, A Division of Lehman Brothers Holdings Inc. and Lehman Brothers Bank, FSB or any successor in interest to either of them.

         Senior Certificate: Any Class A or Class A-IO Certificate.

         Senior Enhancement Percentage: With respect to any Distribution Date, the fraction, expressed as a percentage, the numerator of which is the sum of the aggregate Class Principal Amounts of the Class M1, Class M2 and Class B Certificates and the Overcollateralization Amount (which amount, for purposes of this definition only, shall not be less than zero and assuming for purposes of this definition that the Principal Distribution Amount has been distributed on such Distribution Date and no Trigger Event has occurred) and the denominator of which is the Pool Balance for such Distribution Date, in each case after giving effect to distributions or such Distribution Date.

         Senior Principal Distribution Amount: For any Distribution Date (a) prior to the Stepdown Date or if a Trigger Event is in effect with respect to such Distribution Date, an amount equal to 100% of the Principal Distribution Amount and (b) on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which (x) the Class Principal Amount of the Class A Certificates immediately prior to such Distribution Date exceeds (y) the Senior Target Amount.

         Senior Target Amount: With respect to each Distribution Date, an amount equal to the lesser of (a) the product of (i) 89.50% and (ii) the Pool Balance for such Distribution Date and (b) the amount, if any, by which (i) the Pool Balance for such Distribution Date exceeds (ii) 0.25% of the Cut-off Date Balance.

         Servicers: Option One Mortgage Corporation, Ocwen Federal Bank FSB, Aurora Loan Services Inc., Countrywide Home Loans, Inc., Wells Fargo Home Mortgage, Inc. and Fairbanks Capital Corp., or any successors in interest.

         Servicing Agreement: Each Servicing Agreement or Reconstituted Servicing Agreement, dated as of October 1, 2001, between the related Seller and one of the above-named Servicers (and the Master Servicer, in the case of the Servicing Agreement with Option One Mortgage Corporation, Aurora Loan Services Inc. and Fairbanks Capital Corp.) attached hereto as part of Exhibit E and any other servicing agreement entered into between a successor servicer and the Seller pursuant to the terms of this Agreement.

         Servicing Fee: As to any Distribution Date and each Mortgage Loan, an amount equal to the product of (a) one-twelfth of the Servicing Fee Rate and (b) the outstanding principal balance of such Mortgage Loan as of the first day of the related Collection Period.

         Servicing Fee Rate: With respect to each Distribution Date, 0.50% per annum.

         Startup Day: The day designated as such pursuant to Section 10.01(b) hereof.

         Stepdown Date: The later to occur of (x) the Distribution Date in November 2004 and (y) the first Distribution Date on which the Senior Enhancement Percentage (calculated for this purpose after giving effect to payments or other recoveries in respect of the Mortgage Loans during the related Collection Period but before giving effect to distributions on the Certificates on such Distribution Date) is greater than to equal to 23.00%.

         Subordinate Certificate: Any Class M1, Class M2, Class B or Class X Certificate.

         Subsequent Cut-off Date: The date specified as the cut-off date with respect to a Subsequent Mortgage Loan in the Transfer Supplement.

         Subsequent Mortgage Loan: A Mortgage Loan that is conveyed as of Transfer Date to the Trust Fund by the Depositor pursuant to a Transfer Supplement to the related Mortgage Loan Sale Agreement, which Mortgage Loan shall be identified in such Transfer Supplement and added by the Depositor to the Mortgage Loan Schedule.

         Substitution Amount: The amount, if any, by which the Scheduled Principal Balance of a Deleted Mortgage Loan exceeds the Scheduled Principal Balance of the related Qualifying Substitute Mortgage Loan, or aggregate Scheduled Principal Balance, if applicable, plus unpaid interest thereon, and any related unpaid Advances or Servicing Advances or unpaid Servicing Fees.

         Target Amount: With respect to any Distribution Date, an amount equal to the Pool Balance as of such Distribution Date minus the Targeted Overcollateralization Amount for such Distribution Date.

         Targeted Overcollateralization Amount: With respect to any Distribution Date (x) prior to the Stepdown Date, 1.00% of the Pool Balance as of the Cut-off Date and (y) on or after the Stepdown Date and provided a Trigger Event is not in effect, the greater of (1) 0.50% of the Pool Balance as of the Cut-off Date and (2) the lesser (i) 1.00% of the Pool Balance as of the Cut-off Date and (ii) 2.00% of the Pool Balance after giving effect to distributions on such Distribution Date (z) on or after the Stepdown Date and provided a Trigger Event is in effect, the Targeted Overcollateralization Amount for the immediately preceding Distribution Date.

         Tax Matters Person: The "tax matters person" as specified in the REMIC Provisions.

         Telerate Page 3750: The display currently so designated as "Page 3750" on the Bridge Telerate Service (or such other page selected by the Master Servicer as may replace Page 3750 on that service for the purpose of displaying daily comparable rates on prices).

         Termination Price: As defined in Section 7.01.

         Title Insurance Policy: A title insurance policy maintained with respect to a Mortgage Loan.

         Total Distribution Amount: With respect to any Distribution Date, the sum of (i) the Interest Remittance Amount for such date; (ii) the Principal Remittance Amount for such date; and (3) the Prepayment Premiums.

         Transfer Agreements: As defined in the Mortgage Loan Sale Agreement.

         Transfer Date: Any date during the Pre-Funding Period on which Subsequent Mortgage Loans are conveyed by the Depositor to the Trust Fund pursuant to Section 2.01(b), as specified in the applicable Transfer Supplement.

         Transfer Price: With respect to any Subsequent Mortgage Loan, the price specified in the Transfer Supplement which shall be no less than the outstanding principal balance of the Mortgage Loan as increased by any amount of principal and interest received on such Mortgage Loans from and after the Subsequent Cut-off Date specified in the Transfer Supplement.

         Transferor: Each seller of Mortgage Loans to a Seller pursuant to the Transfer Agreements.

         Trigger Event: A Trigger Event will have occurred with respect to any Distribution Date if the Rolling Three Month Delinquency Rate as of the last day of the immediately preceding Collection Period equals or exceeds 130% of the Senior Enhancement Percentage for such Distribution Date.

         Trust Fund: The corpus of the trust created pursuant to this Agreement, consisting of the Mortgage Loans, the assignment of the Depositor's rights under the Transfer Agreements, the Mortgage Loan Sale Agreement and each Servicing Agreement, the Cap Agreement and all amounts received from the Cap Provider thereunder, such amounts as shall from time to time be held in the Collection Account, Certificate Account, the Pre-Funding Account, the Capitalized Interest Account, any Custodial Account and any Escrow Account, the Basis Risk Reserve Fund, the Insurance Policies, any REO Property and the other items referred to in, and conveyed to the Trustee under, Section 2.01(a).

         Trustee: Bank One, National Association, not in its individual capacity but solely as Trustee, or any successor in interest, or if any successor trustee or any co-trustee shall be appointed as herein provided, then such successor trustee and such co-trustee, as the case may be.

         UCC: The Uniform Commercial Code as enacted in the relevant jurisdiction.

         Underwriter: Lehman Brothers Inc.

         Underwriter's Exemption: Prohibited Transaction Exemption 2000-58, 65 Fed. Reg. 67765 (2000), as amended (or any successor thereto), or any substantially similar administrative exemption granted by the U.S. Department of Labor.

         Uniform Commercial Code: The Uniform Commercial Code as in effect in any applicable jurisdiction from time to time.

         Unpaid Basis Risk Shortfall: With respect to any Distribution Date and any Certificate, the aggregate of all Basis Risk Shortfalls with respect to such Certificate remaining unpaid from previous Distribution Dates, plus interest accrued thereon at the applicable Certificate Interest Rate (calculated without giving effect to the Net Funds Cap but limited to a rate no greater than the Maximum Interest Rate.

         Upper Tier REMIC: REMIC 3.

         Voting Interests: The portion of the voting rights of all the Certificates that is allocated to any Certificate for purposes of the voting provisions of this Agreement. At all times during the term of this Agreement, 97% of all Voting Interests shall be allocated to the Class A, Class M1, Class M2, Class B and Class R Certificates. Voting Interests shall be allocated among such Certificates (other than the Class R Certificates) based on the product of
(i) 97% and (ii) the fraction, expressed as a percentage, the numerator of which is the aggregate Class Principal Amounts for each Class then outstanding and the denominator is the Pool Balance then outstanding. The remainder of such percentage of Voting Interests shall be allocated to the Class R Certificates. At all times during the term of this Agreement, 1% of all Voting Interests shall be allocated to each of the Class A-IO, Class P and Class X Certificates, while they remain outstanding. Voting Interests shall be allocated among the other Classes of Certificates (and among the Certificates within each such Class) in proportion to their Class Principal Amounts (or Certificate Principal Amounts) or Percentage Interests.

         Section 1.02. Calculations Respecting Mortgage Loans. Calculations required to be made pursuant to this Agreement with respect to any Mortgage Loan in the Trust Fund shall be made based upon current information as to the terms of the Mortgage Loans and reports of payments received from the Mortgagor on such Mortgage Loans and payments to be made to the Trustee as supplied to the Trustee by the Master Servicer. The Trustee shall not be required to recompute, verify or recalculate the information supplied to it by the Master Servicer, any Servicer or the Loss Mitigation Advisor.

         Section 1.03. Calculations Respecting Accrued Interest. Accrued interest, if any, on any LIBOR Certificate shall be calculated based upon a 360-day year and the actual number of days in each Accrual Period. Accrued interest, if any, on any Class A-IO Certificate shall be calculated based upon a 360-day year consisting of twelve 30-day months.

         Section 1.04. Rights of the NIMS Insurer: Each of the rights of the NIMS Insurer set forth in this Agreement shall exist only so long as the NIM Securities are issued and remain outstanding or the NIMS Insurer is owed amounts in respect of its guarantee of payment on such NIM Securities.

                                   ARTICLE II

                              DECLARATION OF TRUST;
                            ISSUANCE OF CERTIFICATES

         Section 2.01. Creation and Declaration of Trust Fund; Conveyance of Mortgage Loans.

         (a) Initial Mortgage Loans. Concurrently with the execution and delivery of this Agreement, the Depositor does hereby transfer, assign, set over, deposit with and otherwise convey to the Trustee, without recourse, subject to Sections 2.02, 2.04, 2.05 and 2.06, in trust, all the right, title and interest of the Depositor in and to the Initial Mortgage Loans. Such conveyance includes, without limitation, the right to all payments of principal and interest received on or with respect to the Initial Mortgage Loans on and after the Cut-off Date (other than payments of principal and interest due on or before such date), and all such payments due after such date but received prior to such date and intended by the related Mortgagors to be applied after such date together with all of the Depositor's right, title and interest in and to the Collection Account and all amounts from time to time credited to and the proceeds of the Collection Account, the Certificate Account, and all amounts from time to time credited to and the proceeds of the Certificate Account, the Pre-Funding Account, and all amounts from time to time credited to the proceeds of the Pre-Funding Account, the Capitalized Interest Account and all amounts from time to time credited to the proceeds of the Capitalized Interest Account, any Custodial Accounts, any Escrow Account established pursuant to Section 9.06 and any Basis Risk Reserve Fund established pursuant to Section 5.06 and all amounts from time to time credited to and the proceeds of each such account, any REO Property and the proceeds thereof, the Depositor's rights under any Insurance Policies related to the Mortgage Loans, the Depositor's security interest in any collateral pledged to secure the Mortgage Loans, including the Mortgaged Properties and any Additional Collateral, and any proceeds of the foregoing, to have and to hold, in trust; and the Trustee declares that, subject to the review provided for in Section 2.02, it has received and shall hold the Trust Fund, as trustee, in trust, for the benefit and use of the Holders of the Certificates and for the purposes and subject to the terms and conditions set forth in this Agreement, and, concurrently with such receipt, has caused to be executed, authenticated and delivered to or upon the order of the Depositor, in exchange for the Trust Fund, Certificates in the authorized denominations evidencing the entire ownership of the Trust Fund.

         Concurrently with the execution and delivery of this Agreement, the Depositor does hereby assign to the Trustee all of its rights and interest under the Mortgage Loan Sale Agreements, including all rights of the related Seller under each Servicing Agreement and the Transfer Agreements, but only to the extent assigned under the related Mortgage Loan Sale Agreement. The Trustee hereby accepts such assignment, and shall be entitled to exercise all the rights of the Depositor under the Mortgage Loan Sale Agreements as if, for such purpose, it were the Depositor. The foregoing sale, transfer, assignment, set-over, deposit and conveyance does not and is not intended to result in the creation or assumption by the Trustee of any obligation of the Depositor, the Sellers or any other Person in connection with the Initial Mortgage Loans or any other agreement or instrument relating thereto.

         (b) On each Transfer Date occurring during the Pre-Funding Period, provided that each condition set forth in this Section 2.01(b) is satisfied, the Depositor shall convey to the Trust Fund, and the Trustee shall purchase pursuant to this Section 2.01(b), all Subsequent Mortgage Loans which satisfy the criteria set forth in this Section 2.01(b) then offered for sale by the Depositor; provided, however, that the related aggregate Transfer Price shall not exceed the Pre-Funding Amount.

         Subject to the conditions set forth in this Section 2.01(b), in consideration of the Trustee's delivery on the related Transfer Date to the Depositor or its designee, or upon the order of the Depositor, of the Transfer Price for the related Subsequent Mortgage Loans from amounts on deposit in the Pre-Funding Account, the Depositor shall, on each Transfer Date, sell, transfer, assign, set over and otherwise convey to the Trustee on behalf of the Trust Fund, without recourse, but subject to the other terms and provisions of this Agreement, all of the right, title and interest of the Depositor in and to each Subsequent Mortgage Loan (including all interest and principal thereon received after the related Subsequent Cut-off Date specified in the Transfer Supplement) identified in the Addition Notice delivered by the Depositor on such Transfer Date and all items in the related Mortgage File. In connection therewith, the Depositor shall amend the Mortgage Loan Schedule to reflect the inclusion of the applicable Subsequent Mortgage Loan as part of the assets of the Trust Fund. The Depositor shall promptly deliver to the Trustee and the Master Servicer a copy of the Mortgage Loan Schedule as so amended.

         The Depositor shall on any Transfer Date transfer to the Trust Fund the applicable Subsequent Mortgage Loans and the other property and rights related thereto described in the immediately preceding paragraph, as applicable, and the Trust Fund shall purchase such Subsequent Mortgage Loans, property and rights only upon the satisfaction of each of the following conditions on or prior to the related Transfer Date:

                  (i) immediately prior to such Transfer Date, the Pre-Funding Amount shall equal or exceed the aggregate Transfer Price;

                  (ii) the Depositor shall have delivered to the Trustee with a copy to the Master Servicer, a copy of a duly executed Transfer Supplement with respect to the Subsequent Mortgage Loans entered into between the Depositor and related Seller, in the form of Exhibit B to the Mortgage Loan Sale Agreement;

                  (iii) at least ten (10) Business Days prior to the related Transfer Date, the Depositor shall have delivered to the Trustee, the Master Servicer, each Rating Agency, the applicable Custodian and the NIMS Insurer an Addition Notice in the form of Exhibit O hereto identifying the Subsequent Mortgage Loans offered for sale to the Trust Fund;

                  (iv) each Subsequent Mortgage Loan to be transferred shall have a Scheduled Principal Balance as of the applicable Subsequent Cut-off Date not in excess of $551,650;

                  (v) the remaining term to maturity of each Subsequent Mortgage Loan may not exceed 30 years;

                  (vi) each Subsequent Mortgage Loan will be either (x) a first lien Mortgage Loan or (y) a junior lien Mortgage Loan which is less than 59 days delinquent in payment as of the applicable Subsequent Cut-off Date;

                  (vii) after giving effect to the proposed transfer of Subsequent Mortgage Loans, the Overcollateralization Amount on such Transfer Date equals or exceeds the Targeted Overcollateralization Amount for such date;

                  (viii) no Subsequent Mortgage Loan shall have been selected in a manner adverse to Certificateholders;

                  (ix) the Depositor shall have delivered to the Trustee and the NIMS Issuer a letter from each Rating Agency stating that the addition of the Subsequent Mortgage Loans will not result in the reduction, qualification or withdrawal of the then current ratings of the Certificates;

                  (x) no Subsequent Mortgage Loan shall have a Loan-to-Value Ratio greater than 100.00%;

                  (xi) each Subsequent Mortgage Loan shall be underwritten substantially in accordance with the applicable originator's underwriting guidelines;

                  (xii) the Depositor shall have delivered to the Trustee, the Master Servicer, each Rating Agency and the NIMS Insurer such additional information reasonably requested by any of them with respect to the Subsequent Mortgage Loans to be sold to the Trust or the Transfer Date;

                  (xiii) the Depositor shall have delivered to the Trustee a letter from an independent accountant stating whether or not the characteristics of the Subsequent Mortgage Loans conform to the characteristics of the Mortgage Loans required in this Section 2.01(b);

                  (xiv) as of each Transfer Date, neither the Depositor nor the related Seller shall be insolvent, nor will either of them be made insolvent by such transfer;

                  (xv) the Pre-Funding Period shall not have ended;

                  (xvi) after giving effect to the acquisition of all of the Subsequent Mortgage Loans, the Mortgage Loans shall have a weighted average Mortgage Rate of not less than 9.776% per annum; and shall have a weighted average combined Loan-to-Value Ratio at origination not in excess of 100%;

                  (xvii) the applicable Servicer shall have deposited in the Collection Account within two Business Days following the Transfer Date all collections in respect to the Subsequent Mortgage Loans received after the related Subsequent Cut-off Date.

                  (xviii) the Depositor shall have delivered to the Master Servicer, the Trustee and the NIMS Insurer an Officer's Certificate confirming the satisfaction of each condition precedent specified in this paragraph and opinions of counsel with respect to corporate, bankruptcy, ERISA and tax matters relating to the transfer of Subsequent Mortgage Loans in the forms substantially similar to those delivered on the Closing Date.

         In connection with such transfer and assignment of the Initial Mortgage Loan, the Depositor does (and, upon the transfer and assignment of any Subsequent Mortgage Loans, shall) hereby deliver to, and deposit with, or cause to be delivered to and deposited with, the Trustee, and/or the applicable Custodian acting on the Trustee's behalf, the following documents or instruments with respect to each Mortgage Loan (each a "Mortgage File") so transferred and assigned:

                  (i) with respect to each Mortgage Loan, the original Mortgage Note endorsed without recourse in proper form to the order of the Trustee, or in blank (in each case, with all necessary intervening endorsements, as applicable) or with respect to any lost Mortgage Note, a lost note affidavit stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;

                  (ii) the original of any guarantee executed in connection with the Mortgage Note, assigned to the Trustee;

                  (iii) with respect to any Mortgage Loan, the original recorded Mortgage with evidence of recording indicated thereon and the original recorded power of attorney, with evidence of recording thereon. If, in connection with any Mortgage Loan, the Depositor cannot deliver the Mortgage or power of attorney with evidence of recording thereon on or prior to the Closing Date (or, in the case of a Subsequent Mortgage Loan, on or prior to the applicable Transfer Date) because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage or power of attorney has been lost, the Depositor shall deliver or cause to be delivered to the Trustee (or its custodian), in the case of a delay due to recording, a true copy of such Mortgage or power of attorney, pending delivery of the original thereof, together with an Officer's Certificate of the Depositor certifying that the copy of such Mortgage or power of attorney delivered to the Trustee (or the applicable Custodian) is a true copy and that the original of such Mortgage or power of attorney has been forwarded to the public recording office, or, in the case of a Mortgage or power of attorney that has been lost, a copy thereof (certified as provided for under the laws of the appropriate jurisdiction) and a written Opinion of Counsel acceptable to the Trustee, the NIMS Insurer and the Depositor that an original recorded Mortgage or power of attorney is not required to enforce the Trustee's interest in the Mortgage Loan;

                  (iv) the original of each assumption, modification or substitution agreement, if any, relating to the Mortgage Loans, or, as to any assumption, modification or substitution agreement which cannot be delivered on or prior to the Closing Date (or, in the case of a Subsequent Mortgage Loan, on or prior to the applicable Transfer Date) because of a delay caused by the public recording office where such assumption, modification or substitution agreement has been delivered for recordation, a photocopy of such assumption, modification or substitution agreement, pending delivery of the original thereof, together with an Officer's Certificate of the Depositor certifying that the copy of such assumption, modification or substitution agreement delivered to the Trustee (or the applicable Custodian) is a true copy and that the original of such agreement has been forwarded to the public recording office;

                  (v) with respect to each Non-MERS Mortgage Loan, an original Assignment of Mortgage, in form and substance acceptable for recording. The Mortgage shall be assigned either (A) in blank, without recourse or
         (B) to "Bank One, National Association, as Trustee of the Amortizing Residential Collateral Trust, 2001-BC6", without recourse;

                  (vi) if applicable, such original intervening assignments of the Mortgage, notice of transfer or equivalent instrument (each, an "Intervening Assignment"), as may be necessary to show a complete chain of assignment from the originator, or, in the case of an Intervening Assignment that has been lost, a written Opinion of Counsel acceptable to the Trustee and the NIMS Insurer that such original Intervening Assignment is not required to enforce the Trustee's interest in the Mortgage Loans;

                  (vii) with respect to any Mortgage Loan, the original mortgagee title insurance policy or attorney's opinion of title and abstract of title;

                  (viii) the original of any security agreement, chattel mortgage or equivalent instrument executed in connection with the Mortgage or as to any security agreement, chattel mortgage or their equivalent instrument that cannot be delivered on or prior to the Closing Date because of a delay caused by the public recording office where such document has been delivered for recordation, a photocopy of such document, pending delivery of the original thereof, together with an Officer's Certificate of the Depositor certifying that the copy of such security agreement, chattel mortgage or their equivalent instrument delivered to the Trustee (or its custodian) is a true copy and that the original of such document has been forwarded to the public recording office; and

                  (ix) with respect to any manufactured housing contract, any related manufactured housing sales contract, installment loan agreement or participation interest.

         The parties hereto acknowledge and agree that the form of endorsement attached hereto as Exhibit B-4 is intended to effect the transfer to the Trustee, for the benefit of the Certificateholders, of the Mortgage Notes and the Mortgages.

         (c) (i) Assignments of Mortgage with respect to each Non-MERS Mortgage Loan shall be recorded; provided, however, that such Assignments need not be recorded if, on or prior to the Closing Date (or in the case of Subsequent Mortgage Loans, on or prior to the applicable Transfer Date), the Depositor delivers, at its own expense, an Opinion of Counsel (which must be Independent counsel) acceptable to the Trustee, the NIMS Insurer and the Rating Agencies, to the effect that recording in such states is not required to protect the Trustee's interest in the related Non-MERS Mortgage Loans. Subject to the preceding sentence, as soon as practicable after the Closing Date (but in no event more than three months thereafter except to the extent delays are caused by the applicable recording office), the Trustee, at the expense of the Depositor and with the cooperation of the applicable Servicer, shall cause to be properly recorded by each Servicer in each public recording office where the related Mortgages are recorded each Assignment of Mortgage referred to in subsection (b)(v) above with respect to each Non-MERS Mortgage Loan.

         (ii) With respect to each MERS Mortgage Loan, the Trustee, at the expense of the Depositor and at the direction and with the cooperation of the applicable Servicer, shall cause to be taken such actions as are necessary to cause the Trustee to be clearly identified as the owner of each such Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

         (d) In instances where a Title Insurance Policy is required to be delivered to the Trustee or the applicable Custodian on behalf of the Trustee under clause (b)(vii) above and is not so delivered, the Depositor will provide a copy of such Title Insurance Policy to the Trustee, or to the applicable Custodian on behalf of the Trustee, as promptly as practicable after the execution and delivery hereof, but in any case within 180 days of the Closing Date.

         (e) For Mortgage Loans (if any) that have been prepaid in full after the Cut-off Date and prior to the Closing Date (or in the case of Subsequent Mortgage Loans, after the Subsequent Cut-off Date and prior to the Transfer
Date), the Depositor, in lieu of delivering the above documents, herewith delivers to the NIMS Insurer and the Trustee, or to the applicable Custodian on behalf of the Trustee, an Officer's Certificate which shall include a statement to the effect that all amounts received in connection with such prepayment that are required to be deposited in the Collection Account pursuant to Section 4.01 have been so deposited. All original documents that are not delivered to the Trustee or the applicable Custodian on behalf of the Trustee shall be held by the Master Servicer or the applicable Servicer in trust for the benefit of the Trustee and the Certificateholders.

         Section 2.02. Acceptance of Trust Fund by Trustee: Review of Documentation for Trust Fund. (a) The Trustee, by execution and delivery hereof, acknowledges receipt by it or by the applicable Custodian on its behalf of the Mortgage Files pertaining to the Initial Mortgage Loans listed on the Mortgage Loan Schedule, subject to review thereof by the Trustee, or by the applicable Custodian on behalf of the Trustee, under this Section 2.02. The Trustee, or the applicable Custodian on behalf of the Trustee, will execute and deliver to the Depositor, the Master Servicer and the NIMS Insurer on the Closing Date an Initial Certification in the form annexed hereto as Exhibit B-1 (or in the form annexed to the applicable Custodial Agreement as Exhibit B-1, as applicable).

         (b) Within 45 days after the Closing Date (or in the case of Subsequent Mortgage Loans, within 45 days after the applicable Transfer Date), the Trustee or the applicable Custodian on behalf of the Trustee, will, for the benefit of Holders of the Certificates, review each Mortgage File to ascertain that all required documents set forth in Section 2.01 have been received and appear on their face to contain the requisite signatures by or on behalf of the respective parties thereto, and shall deliver to the Depositor, the Master Servicer and the NIMS Insurer an Interim Certification in the form annexed hereto as Exhibit B-2 (or in the form annexed to the applicable Custodial Agreement as Exhibit B-2, as applicable) to the effect that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan prepaid in full or any specifically identified in such certification as not covered by such certification), (i) all of the applicable documents specified in Section 2.01(b) are in its possession and (ii) such documents have been reviewed by it and appear to relate to such Mortgage Loan. The Trustee, or the applicable Custodian on behalf of the Trustee, shall determine whether such documents are executed and endorsed, but shall be under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that the same are valid, binding, legally effective, properly endorsed, genuine, enforceable or appropriate for the represented purpose or that they have actually been recorded or are in recordable form or that they are other than what they purport to be on their face. Neither the Trustee nor any applicable Custodian shall have any responsibility for verifying the genuineness or the legal effectiveness of or authority for any signatures of or on behalf of any party or endorser.

         (c) If in the course of the review described in paragraph (a) above the Trustee or the applicable Custodian discovers any document or documents constituting a part of a Mortgage File that is missing, does not appear regular on its face (i.e., is mutilated, damaged, defaced, torn or otherwise physically altered) or appears to be unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule (each, a "Material Defect"), the Trustee, or the applicable Custodian on behalf of the Trustee, discovering such Material Defect shall promptly identify the Mortgage Loan to which such Material Defect relates in the Interim Certification delivered to the Depositor, the NIMS Insurer and the Master Servicer. Within 90 days of its receipt of such notice, the Transferor, or, if the Transferor does not do so, the Depositor shall be required to cure such Material Defect (and, in such event, the Depositor shall provide the Trustee with an Officer's Certificate confirming that such cure has been effected). If the applicable Transferor or the Depositor, as applicable, does not so cure such Material Defect, the Transferor, or, if the Transferor does not do so, the Depositor, shall, if a loss has been incurred with respect to such Mortgage Loan that would, if such Mortgage Loan were not purchased from the Trust Fund, constitute a Realized Loss, and such loss is attributable to the failure of the Depositor to cure such Material Defect, repurchase the related Mortgage Loan from the Trust Fund at the Purchase Price. A loss shall be deemed to be attributable to the failure of the Depositor to cure a Material Defect if, as determined by the Depositor, upon mutual agreement with the Trustee and the NIMS Insurer each acting in good faith, absent such Material Defect, such loss would not have been incurred. Within the two-year period following the Closing Date, the Depositor may, in lieu of repurchasing a Mortgage Loan pursuant to this Section 2.02, substitute for such Mortgage Loan a Qualifying Substitute Mortgage Loan subject to the provisions of Section 2.05. The failure of the Trustee or the applicable Custodian to give the notice contemplated herein within 45 days after the Closing Date (or in the case of Subsequent Mortgage Loans, 45 days after the applicable Transfer Date) shall not affect or relieve the Depositor of its obligation to repurchase any Mortgage Loan pursuant to this
Section 2.02 or any other Section of this Agreement requiring the repurchase of Mortgage Loans from the Trust Fund.

         (d) Within 180 days following the Closing Date (or in the case of Subsequent Mortgage Loans, within 180 days after the applicable Transfer Date), the Trustee, or the applicable Custodian, shall deliver to the Depositor, the Master Servicer and the NIMS Insurer a Final Certification substantially in the form attached as Exhibit B-3 (or in the form annexed to the applicable Custodial Agreement as Exhibit B-3, as applicable) evidencing the completeness of the Mortgage Files in its possession or control, with any exceptions noted thereto.

         (e) Nothing in this Agreement shall be construed to constitute an assumption by the Trust Fund, the Trustee, any Custodian or the Certificateholders of any unsatisfied duty, claim or other liability on any Mortgage Loan or to any Mortgagor.

         (f) Each of the parties hereto acknowledges that the applicable Custodian shall perform the applicable review of the Mortgage Loans and respective certifications thereof as provided in this Section 2.02 and the Custodial Agreement.

         (g) Upon execution of this Agreement, the Depositor hereby delivers to the Trustee and the Trustee acknowledges a receipt of the Mortgage Loan Sale Agreement, each Servicing Agreement and each Bulk PMI Policy.

         Section 2.03. Representations and Warranties of the Depositor. (a) The Depositor hereby represents and warrants to the Trustee, for the benefit of Certificateholders and to the Master Servicer and the NIMS Insurer as of the Closing Date (or in the case of Subsequent Mortgage Loans, as of the applicable Transfer Date) or such other date as is specified, that:

                  (i) the Depositor is a corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and has full corporate power and authority to own its property, to carry on its business as presently conducted, to enter into and perform its obligations under this Agreement, and to create the trust pursuant hereto;

                  (ii) the execution and delivery by the Depositor of this Agreement have been duly authorized by all necessary corporate action on the part of the Depositor; neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Depositor or its properties or the certificate of incorporation or bylaws of the Depositor;

                  (iii) the execution, delivery and performance by the Depositor of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except such as has been obtained, given, effected or taken prior to the date hereof;

                  (iv) this Agreement has been duly executed and delivered by the Depositor and, assuming due authorization, execution and delivery by the Trustee and the Master Servicer, constitutes a valid and binding obligation of the Depositor enforceable against it in accordance with its terms except as such enforceability may be subject to (A) applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally and (B) general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law;

                  (v) there are no actions, suits or proceedings pending or, to the knowledge of the Depositor, threatened or likely to be asserted against or affecting the Depositor, before or by any court, administrative agency, arbitrator or governmental body (A) with respect to any of the transactions contemplated by this Agreement or (B) with respect to any other matter which in the judgment of the Depositor will be determined adversely to the Depositor and will if determined adversely to the Depositor materially and adversely affect it or its business, assets, operations or condition, financial or otherwise, or adversely affect its ability to perform its obligations under this Agreement; and

                  (vi) immediately prior to the transfer and assignment of the Mortgage Loans to the Trustee, the Depositor was the sole owner of record and holder of each Mortgage Loan, and the Depositor had good and marketable title thereto, and had full right to transfer and sell each Mortgage Loan to the Trustee free and clear, subject only to (1) liens of current real property taxes and assessments not yet due and payable and, if the related Mortgaged Property is a condominium unit, any lien for common charges permitted by statute, (2) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the related Mortgaged Property is located and specifically referred to in the lender's Title Insurance Policy or attorney's opinion of title and abstract of title delivered to the originator of such Mortgage Loan, and (3) such other matters to which like properties are commonly subject which do not, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage, of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and had full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement.

         (b) The representations and warranties of each Transferor with respect to the related Mortgage Loans in the applicable Transfer Agreement, which have been assigned to the Trustee hereunder, were made as of the date specified in the applicable Transfer Agreement (or underlying agreement, if such Transfer Agreement is in the form of an assignment of a prior agreement). To the extent that any fact, condition or event with respect to a Mortgage Loan constitutes a breach of both (i) a representation or warranty of the applicable Transferor under the applicable Transfer Agreement and (ii) a representation or warranty of the related Seller under its Mortgage Loan Sale Agreement, the only right or remedy of the Trustee, any Certificateholder, or the NIMS Insurer hereunder shall be their rights to enforce the obligations of the applicable Transferor under any applicable representation or warranty made by it. The Trustee acknowledges that neither Seller shall have any obligation or liability with respect to any breach of a representation or warranty made by it with respect to the Mortgage Loans sold by it if the fact, condition or event constituting such breach also constitutes a breach of a representation or warranty made by the applicable Transferor in the applicable Transfer Agreement, without regard to whether such Transferor fulfills its contractual obligations in respect of such representation or warranty. The Trustee further acknowledges that the Depositor shall have no obligation or liability with respect to any breach of any representation or warranty with respect to the Mortgage Loans (except as set forth in Section 2.03(a)(vi)) under any circumstances.

         Section 2.04. Discovery of Breach. It is understood and agreed that the representations and warranties (i) set forth in Section 2.03, (ii) of each Seller set forth in the related Mortgage Loan Sale Agreement and assigned to the Depositor by the Seller under the Mortgage Loan Sale Agreement and to the Trustee by the Depositor hereunder and (iii) of each Transferor and of each Servicer assigned by a Seller to the Depositor pursuant to the related Mortgage Loan Sale Agreement and assigned to the Trustee by the Depositor hereunder, shall each survive delivery of the Mortgage Files and the Assignment of Mortgage of each Mortgage Loan to the Trustee and shall continue throughout the term of this Agreement. Upon discovery by any of the Depositor, the Master Servicer or the Trustee of a breach of any of such representations and warranties that adversely and materially affects the value of the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties and the NIMS Insurer. Within 90 days of the discovery of a breach of any representation or warranty given to the Trustee by the Depositor or given by any Transferor or the related Seller and assigned to the Trustee, the Depositor, such Transferor or the related Seller, as applicable, shall either (a) cure such breach in all material respects, (b) repurchase such Mortgage Loan or any property acquired in respect thereof from the Trustee at the Purchase Price (or, with respect to Mortgage Loans as to which there is a breach of a representation or warranty set forth in Section 1.04(b)(v) of the Mortgage Loan Sale Agreement, at the purchase price therefor paid by the related Seller under the Mortgage Loan Sale Agreement) or (c) within the two-year period following the Closing Date, substitute a Qualifying Substitute Mortgage Loan for the affected Mortgage Loan. In the event of discovery of a breach of any representation and warranty of any Transferor assigned to the Trustee, the Trustee shall enforce its rights under the applicable Transfer Agreement and the related Mortgage Loan Sale Agreement for the benefit of Certificateholders and the NIMS Insurer. As provided in the Mortgage Loan Sale Agreements, if any Transferor substitutes a mortgage loan for a Deleted Mortgage Loan pursuant to the related Transfer Agreement and such substitute mortgage loan is not a Qualifying Substitute Mortgage Loan, then pursuant to the terms of each Mortgage Loan Sale Agreement the related Seller will, in exchange for such substitute mortgage loan, (i) pay to the Trust Fund the applicable Purchase Price for the affected Mortgage Loan or (ii) within two years of the Closing Date, substitute a Qualifying Substitute Mortgage Loan. Each Seller indemnifies and holds the Trust Fund, the Master Servicer, the Trustee, the Depositor, the NIMS Insurer and each Certificateholder harmless against any and all taxes, claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgements, and any other costs, fees and expenses that the Trust Fund, the Trustee, the Master Servicer, the Depositor, the NIMS Insurer and any Certificateholder may sustain in connection with any actions of such Seller relating to a repurchase of a Mortgage Loan other than in compliance with the terms of this Section 2.05 and the related Mortgage Loan Sale Agreement, to the extent that any such action causes (i) any federal or state tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under
Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860(d)(1) of the Code, or (ii) the REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding.

         Section 2.05. Repurchase, Purchase or Substitution of Mortgage Loans.
(a) With respect to any Mortgage Loan repurchased by the Depositor pursuant to this Agreement by either Seller pursuant to the related Mortgage Loan Sale Agreement or by the Transferor pursuant to the applicable Transfer Agreement, the principal portion of the funds received by the Trustee in respect of such repurchase of a Mortgage Loan will be considered a Principal Prepayment and the Purchase Price shall be deposited in the Collection Account or a Custodial Account, as applicable. The Trustee, upon receipt of the full amount of the Purchase Price for a Deleted Mortgage Loan, or upon receipt of the Mortgage File for a Qualifying Substitute Mortgage Loan substituted for a Deleted Mortgage Loan (and any applicable Substitution Amount), shall release or cause to be released and reassign to the Depositor, the related Seller or the Transferor, as applicable, the related Mortgage File for the Deleted Mortgage Loan and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as shall be necessary to vest in such party or its designee or assignee title to any Deleted Mortgage Loan released pursuant hereto, free and clear of all security interests, liens and other encumbrances created by this Agreement, which instruments shall be prepared by the related Servicer and the Trustee shall have no further responsibility with respect to the Mortgage File relating to such Deleted Mortgage Loan.

         (b) With respect to each Qualifying Substitute Mortgage Loan to be delivered to the Trustee (or its custodian) pursuant to the terms of this
Article II in exchange for a Deleted Mortgage Loan: (i) the Depositor, the Transferor or the related Seller, as applicable, must deliver to the Trustee (or a Custodian) the Mortgage File for the Qualifying Substitute Mortgage Loan containing the documents set forth in Section 2.01(b) along with a written certification certifying as to the delivery of such Mortgage File and containing the granting language set forth in Section 2.01(a); and (ii) the Depositor will be deemed to have made, with respect to such Qualifying Substitute Mortgage Loan, each of the representations and warranties made by it with respect to the related Deleted Mortgage Loan. As soon as practicable after the delivery of any Qualifying Substitute Mortgage Loan hereunder, the Trustee, at the expense of the Depositor and with the cooperation of the applicable Servicer, shall (i) with respect to a Qualifying Substitute Mortgage Loan that is a Non-MERS Mortgage Loan, cause the Assignment of Mortgage to be recorded by the applicable Servicer if required pursuant to Section 2.01(c), or (ii) with respect to a Qualifying Substitute Mortgage Loan that is a MERS Mortgage Loan, cause to be taken such actions as are necessary to cause the Trustee to be clearly identified as the owner of each such Mortgage Loan on the records of MERS if required pursuant to Section 2.01(c).

         (c) Notwithstanding any other provision of this Agreement, the right to substitute Mortgage Loans pursuant to this Article II shall be subject to the additional limitations that no substitution of a Qualifying Substitute Mortgage Loan for a Deleted Mortgage Loan shall be made unless the Trustee and the NIMS Insurer have received an Opinion of Counsel (at the expense of the party seeking to make the substitution) that, under current law, such substitution will not
(A) affect adversely the status of any REMIC established hereunder as a REMIC, or of the related "regular interests" as "regular interests" in any such REMIC, or (B) cause any such REMIC to engage in a "prohibited transaction" or prohibited contribution pursuant to the REMIC Provisions.

         Section 2.06. Grant Clause. (a) It is intended that the conveyance of the Depositor's right, title and interest in and to property constituting the Trust Fund pursuant to this Agreement shall constitute, and shall be construed as, a sale of such property and not a grant of a security interest to secure a loan. However, if such conveyance is deemed to be in respect of a loan, it is intended that: (1) the rights and obligations of the parties shall be established pursuant to the terms of this Agreement; (2) the Depositor hereby grants to the Trustee for the benefit of the Holders of the Certificates a first priority security interest in all of the Depositor's right, title and interest in, to and under, whether now owned or hereafter acquired, the Trust Fund and all proceeds of any and all property constituting the Trust Fund to secure payment of the Certificates; and (3) this Agreement shall constitute a security agreement under applicable law. If such conveyance is deemed to be in respect of a loan and the trust created by this Agreement terminates prior to the satisfaction of the claims of any Person holding any Certificate, the security interest created hereby shall continue in full force and effect and the Trustee shall be deemed to be the collateral agent for the benefit of such Person, and all proceeds shall be distributed as herein provided.

         (b) The Trustee shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans and the other property described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. The Depositor will, at its own expense, make all initial filings on or about the Closing Date and shall forward a copy of such filing or filings to the Trustee. Without limiting the generality of the foregoing, the Trustee shall prepare and forward for filing, or shall cause to be forwarded for filing, at the expense of the Depositor, all filings necessary to maintain the effectiveness of any original filings necessary under the relevant UCC to perfect the Trustee's security interest in or lien on the Mortgage Loans, including without limitation (x) continuation statements, and (y) such other statements as may be occasioned by (1) any change of name of the related Seller, the Depositor or the Trustee, (2) any change of location of the place of business or the chief executive office of the related Seller or the Depositor, (3) any transfer of any interest of the related Seller or the Depositor in any Mortgage Loan or (4) any change under the relevant UCC or other applicable laws.


                                   ARTICLE III

                                THE CERTIFICATES

         Section 3.01. The Certificates. (a) The Certificates shall be issuable in registered form only and shall be securities governed by Article 8 of the New York Uniform Commercial Code. The Book-Entry Certificates will be evidenced by one or more certificates, beneficial ownership of which will be held in the dollar denominations in Certificate Principal Amount, or Notional Principal Amount, as applicable, or in the Percentage Interests, specified herein. Each Class of Book-Entry Certificates will be issued in the minimum denominations in Certificate Principal Amount (or Notional Amount) specified in the Preliminary Statement hereto and in integral multiples of $1 in excess thereof. The Class P Certificate, the Class X Certificate and the Class R Certificate shall each be issued as a single Certificate and maintained in definitive, fully registered form in a denomination equal to 100% of the Percentage Interest of such Class. The Certificates may be issued in the form of typewritten certificates.

         (b) The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer. Each Certificate shall, on original issue, be authenticated by the Trustee upon the order of the Depositor upon receipt by the Trustee of the Mortgage Files described in Section 2.01. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein, executed by an authorized officer of the Trustee or the Authenticating Agent, if any, by manual signature, and such certification upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. At any time and from time to time after the execution and delivery of this Agreement, the Depositor may deliver Certificates executed by the Depositor to the Trustee or the Authenticating Agent for authentication and the Trustee or the Authenticating Agent shall authenticate and deliver such Certificates as in this Agreement provided and not otherwise.

         (c) The Class P, Class X or Class R Certificates offered and sold in reliance on the exemption from registration under Rule 144A under the Act shall be issued initially in the form of one or more permanent global Certificates in definitive, fully registered form without interest coupons with the applicable legends set forth in Exhibit A added to the forms of such Certificates (each, a "Restricted Global Security"), which shall be deposited on behalf of the subscribers for such Certificates represented thereby with the Trustee, as custodian for The Depository Trust Company ("DTC") and registered in the name of a nominee of DTC, duly executed and authenticated by the Trustee as hereinafter provided. The aggregate principal amounts of the Restricted Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee or DTC or its nominee, as the case may be, as hereinafter provided.

         The Class P, Class X or Class R Certificates sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of one or more permanent global Certificates in definitive, fully registered form without interest coupons with the applicable legends set forth in Exhibit A hereto added to the forms of such Certificates (each, a "Regulation S Global Security"), which shall be deposited on behalf of the subscribers for such Certificates represented thereby with the Trustee, as custodian for DTC and registered in the name of a nominee of DTC, duly executed and authenticated by the Trustee as hereinafter provided. The aggregate principal amounts of the Regulation S Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee or DTC or its nominee, as the case may be, as hereinafter provided.

         Section 3.02. Registration. The Trustee is hereby appointed, and hereby accepts its appointment as, Certificate Registrar in respect of the Certificates and shall maintain books for the registration and for the transfer of Certificates (the "Certificate Register"). The Trustee may appoint a bank or trust company to act as Certificate Registrar. A registration book shall be maintained for the Certificates collectively. The Certificate Registrar may resign or be discharged or removed and a new successor may be appointed in accordance with the procedures and requirements set forth in Sections 6.06 and
6.07 hereof with respect to the resignation, discharge or removal of the Trustee and the appointment of a successor Trustee. The Certificate Registrar may appoint, by a written instrument delivered to the Holders, the NIMS Insurer and the Master Servicer, any bank or trust company to act as co-registrar under such conditions as the Certificate Registrar may prescribe; provided, however, that the Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment.

         Section 3.03. Transfer and Exchange of Certificates. (a) A Certificate (other than Book-Entry Certificates which shall be subject to Section 3.09 hereof) may be transferred by the Holder thereof only upon presentation and surrender of such Certificate at the office of the Certificate Registrar duly endorsed or accompanied by an assignment duly executed by such Holder or his duly authorized attorney in such form as shall be satisfactory to the Certificate Registrar. Upon the transfer of any Certificate in accordance with the preceding sentence, the Trustee shall execute, and the Trustee or any Authenticating Agent shall authenticate and deliver to the transferee, one or more new Certificates of the same Class and evidencing, in the aggregate, the same aggregate Certificate Principal Amount as the Certificate being transferred. No service charge shall be made to a Certificateholder for any registration of transfer of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of transfer of Certificates.

         (b) A Certificate may be exchanged by the Holder thereof for any number of new Certificates of the same Class, in authorized denominations, representing in the aggregate the same Certificate Principal Amount as the Certificate surrendered, upon surrender of the Certificate to be exchanged at the office of the Certificate Registrar duly endorsed or accompanied by a written instrument of transfer duly executed by such Holder or his duly authorized attorney in such form as is satisfactory to the Certificate Registrar. Certificates delivered upon any such exchange will evidence the same obligations, and will be entitled to the same rights and privileges, as the Certificates surrendered. No service charge shall be made to a Certificateholder for any exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any exchange of Certificates. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, and the Trustee or the Authenticating Agent shall authenticate, date and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

         (c) By acceptance of a Restricted Certificate or a Regulation S Global Security, whether upon original issuance or subsequent transfer, each Holder of such a Certificate acknowledges the restrictions on the transfer of such Certificate set forth thereon and agrees that it will transfer such a Certificate only as provided herein. In addition, each Holder of a Regulation S Global Security shall be deemed to have represented and warranted to the Trustee, the Certificate Registrar and any of their respective successors that:
(i) such Person is not a U.S. person within the meaning of Regulation S and was, at the time the buy order was originated, outside the United States and (ii) such Person understands that such Certificates have not been registered under the Securities Act of 1933, as amended (the "Act"), and that (x) until the expiration of the 40-day distribution compliance period (within the meaning of Regulation S), no offer, sale, pledge or other transfer of such Certificates or any interest therein shall be made in the United States or to or for the account or benefit of a U.S. person (each as defined in Regulation S), (y) if in the future it decides to offer, resell, pledge or otherwise transfer such Certificates, such Certificates may be offered, resold, pledged or otherwise transferred only (A) to a person which the seller reasonably believes is a "qualified institutional buyer" (a "QIB") as defined in Rule 144A under the Act, that is purchasing such Certificates for its own account or for the account of a qualified institutional buyer to which notice is given that the transfer is being made in reliance on Rule 144A or (B) in an offshore transaction (as defined in Regulation S) in compliance with the provisions of Regulation S, in each case in compliance with the requirements of this Agreement; and it will notify such transferee of the transfer restrictions specified in this Section.

         The following restrictions shall apply with respect to the transfer and registration of transfer of a Restricted Certificate to a transferee that takes delivery in the form of a Definitive Certificate:

                  (i) The Certificate Registrar shall register the transfer of a Restricted Certificate if the requested transfer is (x) to the Depositor or the Placement Agent, an affiliate (as defined in Rule 405 under the 1933 Act) of the Depositor or the Placement Agent or (y) being made to a "qualified institutional buyer" (a "QIB") as defined in Rule 144A under the Securities Act of 1933, as amended (the "Act") by a transferor that has provided the Trustee with a certificate in the form of Exhibit F hereto; and

                  (ii) The Certificate Registrar shall register the transfer of a Restricted Certificate if the requested transfer is being made to an "accredited investor" under Rule 501(a)(1), (2), (3) or (7) under the Act, or to any Person all of the equity owners in which are such accredited investors, by a transferor who furnishes to the Trustee a letter of the transferee substantially in the form of Exhibit G hereto.

         (d) No transfer of an ERISA-Restricted Certificate in the form of a Definitive Certificate shall be made to any Person unless the Trustee and the Master Servicer have received (A) a certificate substantially in the form of Exhibit H hereto from such transferee or (B) an Opinion of Counsel satisfactory to the Trustee, the Master Servicer, the NIMS Insurer and the Depositor to the effect that the purchase and holding of such a Certificate will not constitute or result in the assets of the Trust Fund being deemed to be "plan assets" subject to the prohibited transactions provisions of ERISA or Section 4975 of the Code and will not subject the Trustee, the Master Servicer or the Depositor to any obligation in addition to those undertaken in the Agreement; provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, counsel satisfactory to the Trustee, the NIMS Insurer and the Master Servicer has rendered an opinion to the effect that the purchase and holding of an ERISA-Restricted Certificate by a Plan or a Person that is purchasing or holding such a Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code. Each Transferee of an ERISA-Restricted Certificate that is a Book-Entry Certificate shall be deemed to have made the representations set forth in Exhibit H. The preparation and delivery of the certificate and opinions referred to above shall not be an expense of the Trust Fund, the Trustee, the Master Servicer, the NIMS Insurer or the Depositor. Notwithstanding the foregoing, no opinion or certificate shall be required for the initial issuance of the ERISA-Restricted Certificates. The Trustee shall have no obligation to monitor transfers of Book-Entry Certificates that are ERISA-Restricted Certificates and shall have no liability for transfers of such Certificates in violation of the transfer restrictions. Notwithstanding anything to the contrary herein, any purported transfer of an ERISA-Restricted Certificate to or on behalf of an behalf of an employee benefit plan subject to
Section 406 ERISA or a plan subject to Section 4975 of the Code without the delivery to the Trustee and the Master Servicer of an Opinion of Counsel satisfactory to the Trustee and the Master Servicer as described above shall be void and of no effect; provided that the restriction set forth in this sentence shall not be applicable if there has been delivered to the Trustee and the Master Servicer an Opinion of Counsel meeting the requirements of clause (B) of the first sentence of this paragraph (d). The Trustee shall be under no liability to any Person for any registration of transfer of any ERISA-Restricted Certificate that is in fact not permitted by this Section 3.03(d) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Trustee in accordance with the foregoing requirements. The Trustee shall be entitled, but not obligated, to recover from any Holder of any ERISA-Restricted Certificate that was in fact an employee benefit plan subject to Section 406 of ERISA or a plan subject to
Section 4975 of the Code or a Person acting on behalf of any such plan at the time it became a Holder or, at such subsequent time as it became such a plan or Person acting on behalf of such a plan , all payments made on such ERISA-Restricted Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Holder of such Certificate that is not such a plan or Person acting on behalf of a plan.

         (e) As a condition of the registration of transfer or exchange of any Certificate, the Certificate Registrar may require the certified taxpayer identification number of the owner of the Certificate and the payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith; provided, however, that the Certificate Registrar shall have no obligation to require such payment or to determine whether or not any such tax or charge may be applicable. No service charge shall be made to the Certificateholder for any registration, transfer or exchange of a Certificate.

         (f) Notwithstanding anything to the contrary contained herein, no Residual Certificate may be owned, pledged or transferred, directly or indirectly, by or to (i) a Disqualified Organization or (ii) an individual, corporation or partnership or other person unless such person is (A) not a Non-U.S. Person or (B) is a Non-U.S. Person that holds a Residual Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form 4224 or successor form at the time and in the manner required by the Code (any such person who is not covered by clause (A) or (B) above is referred to herein as a "Non-permitted Foreign Holder").

         Prior to and as a condition of the registration of any transfer, sale or other disposition of a Residual Certificate, the proposed transferee shall deliver to the Trustee an affidavit in substantially the form attached hereto as Exhibit D-1 representing and warranting, among other things, that such transferee is neither a Disqualified Organization, an agent or nominee acting on behalf of a Disqualified Organization, nor a Non-Permitted Foreign Holder (any such transferee, a "Permitted Transferee"), and the proposed transferor shall deliver to the Trustee an affidavit in substantially the form attached hereto as Exhibit D-2. In addition, the Trustee may (but shall have no obligation to) require, prior to and as a condition of any such transfer, the delivery by the proposed transferee of an Opinion of Counsel, addressed to the Depositor, the NIMS Insurer and the Trustee satisfactory in form and substance to the Depositor, that such proposed transferee or, if the proposed transferee is an agent or nominee, the proposed beneficial owner, is not a Disqualified Organization, agent or nominee thereof, or a Non-Permitted Foreign Holder. Notwithstanding the registration in the Certificate Register of any transfer, sale, or other disposition of a Residual Certificate to a Disqualified Organization, an agent or nominee thereof, or Non-Permitted Foreign Holder, such registration shall be deemed to be of no legal force or effect whatsoever and such Disqualified Organization, agent or nominee thereof, or Non-Permitted Foreign Holder shall not be deemed to be a Certificateholder for any purpose hereunder, including, but not limited to, the receipt of distributions on such Residual Certificate. The Trustee shall not be under any liability to any person for any registration or transfer of a Residual Certificate to a Disqualified Organization, agent or nominee thereof or Non-permitted Foreign Holder or for the maturity of any payments due on such Residual Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of the Agreement, so long as the transfer was effected in accordance with this Section 3.03(f), unless the Trustee shall have actual knowledge at the time of such transfer or the time of such payment or other action that the transferee is a Disqualified Organization, or an agent or nominee thereof, or Non-permitted Foreign Holder. The Trustee shall be entitled to recover from any Holder of a Residual Certificate that was a Disqualified Organization, agent or nominee thereof, or Non-permitted Foreign Holder at the time it became a Holder or any subsequent time it became a Disqualified Organization, agent or nominee thereof, or Non-permitted Foreign Holder, all payments made on such Residual Certificate at and after either such times (and all costs and expenses, including but not limited to attorneys' fees, incurred in connection therewith). Any payment (not including any such costs and expenses) so recovered by the Trustee shall be paid and delivered to the last preceding Holder of such Residual Certificate.

         If any purported transferee shall become a registered Holder of a Residual Certificate in violation of the provisions of this Section 3.03(f), then upon receipt of written notice to the Trustee that the registration of transfer of such Residual Certificate was not in fact permitted by this Section 3.03(f), the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of such registration of transfer of such Residual Certificate. The Trustee shall be under no liability to any Person for any registration of transfer of a Residual Certificate that is in fact not permitted by this Section 3.03(f), for making any payment due on such Certificate to the registered Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered upon receipt of the affidavit described in the preceding paragraph of this Section 3.03(f).

         (g) Each Holder or Certificate Owner of a Restricted Certificate, ERISA-Restricted Certificate or Residual Certificate, or an interest therein, by such Holder's or Owner's acceptance thereof, shall be deemed for all purposes to have consented to the provisions of this section.

         (h) Notwithstanding any provision to the contrary herein, so long as a Global Security representing either of the Class P, Class X or Class R Certificates remains outstanding and is held by or on behalf of DTC, transfers of a Global Security representing any such Certificates, in whole or in part, shall only be made in accordance with Section 3.01 and this Section 3.03(h).

                  (A) Subject to clauses (B) and (C) of this Section 3.03(h), transfers of a Global Security representing any of the Class P, Class X or Class R Certificates shall be limited to transfers of such Global Security, in whole or in part, to nominees of DTC or to a successor of DTC or such successor's nominee.

                  (B) Restricted Global Security to Regulation S Global Security. If a holder of a beneficial interest in a Restricted Global Security deposited with or on behalf of DTC wishes at any time to exchange its interest in such Restricted Global Security for an interest in a Regulation S Global Security, or to transfer its interest in such Restricted Global Security to a Person who wishes to take delivery thereof in the form of an interest in a Regulation S Global Security, such holder, provided such holder is not a U.S. person, may, subject to the rules and procedures of DTC, exchange or cause the exchange of such interest for an equivalent beneficial interest in the Regulation S Global Security. Upon receipt by the Trustee, as Certificate Registrar, of (I) instructions from DTC directing the Trustee, as Certificate Registrar, to be credited a beneficial interest in a Regulation S Global Security in an amount equal to the beneficial interest in such Restricted Global Security to be exchanged but not less than the minimum denomination applicable to such holder's Certificates held through a Regulation S Global Security, (II) a written order given in accordance with DTC's procedures containing information regarding the participant account of DTC and, in the case of a transfer pursuant to and in accordance with Regulation S, the Euroclear or Clearstream account to be credited with such increase and
         (III) a certificate in the form of Exhibit N-1 hereto given by the holder of such beneficial interest stating that the exchange or transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Securities, including that the holder is not a U.S. person, and pursuant to and in accordance with Regulation S, the Trustee, as Certificate Registrar, shall reduce the principal amount of the Restricted Global Security and increase the principal amount of the Regulation S Global Security by the aggregate principal amount of the beneficial interest in the Restricted Global Security to be exchanged, and shall instruct Euroclear or Clearstream, as applicable, concurrently with such reduction, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Regulation S Global Security equal to the reduction in the principal amount of the Restricted Global Security.

                  (C) Regulation S Global Security to Restricted Global Security. If a holder of a beneficial interest in a Regulation S Global Security deposited with or on behalf of DTC wishes at any time to transfer its interest in such Regulation S Global Security to a Person who wishes to take delivery thereof in the form of an interest in a Restricted Global Security, such holder may, subject to the rules and procedures DTC, exchange or cause the exchange of such interest for an equivalent beneficial interest in a Restricted Global Security. Upon receipt by the Trustee, as Certificate Registrar, of (I) instructions from DTC directing the Trustee, as Certificate Registrar, to cause to be credited a beneficial interest in a Restricted Global Security in an amount equal to the beneficial interest in such Regulation S Global Security to be exchanged but not less than the minimum denomination applicable to such holder's Certificates held through a Restricted Global Security, to be exchanged, such instructions to contain information regarding the participant account with DTC to be credited with such increase, and (II) a certificate in the form of Exhibit N-2 hereto given by the holder of such beneficial interest and stating, among other things, that the Person transferring such interest in such Regulation S Global Security reasonably believes that the Person acquiring such interest in a Restricted Global Security is a QIB, is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A under the Act and in accordance with any applicable securities laws of any State of the United States or any other jurisdiction, then the Trustee, as Certificate Registrar, will reduce the principal amount of the Regulation S Global Security and increase the principal amount of the Restricted Global Security by the aggregate principal amount of the beneficial interest in the Regulation S Global Security to be transferred and the Trustee, as Certificate Registrar, shall instruct DTC, concurrently with such reduction, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Restricted Global Security equal to the reduction in the principal amount of the Regulation S Global Security.

                  (D) Other Exchanges. In the event that a Global Security is exchanged for Certificates in definitive registered form without interest coupons, pursuant to Section 3.09(c) hereof, such Certificates may be exchanged for one another only in accordance with such procedures as are substantially consistent with the provisions above (including certification requirements intended to insure that such transfers comply with Rule 144A, comply with Rule 501(a)(1), (2), (3) or (7) or are to non-U.S. persons in compliance with Regulation S under the Act, as the case may be), and as may be from time to time adopted by the Trustee.

                  (E) Restrictions on U.S. Transfers. Transfers of interests in the Regulation S Global Security to U.S. persons (as defined in Regulation S) shall be limited to transfers made pursuant to the provisions of Section 3.03(h)(C).

         Section 3.04. Cancellation of Certificates. Any Certificate surrendered for registration of transfer or exchange shall be cancelled and retained in accordance with normal retention policies with respect to cancelled certificates maintained by the Trustee or the Certificate Registrar.

         Section 3.05. Replacement of Certificates. If (i) any Certificate is mutilated and is surrendered to the Trustee or any Authenticating Agent or (ii) the Trustee or any Authenticating Agent receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and there is delivered to the Trustee or the Authenticating Agent and the NIMS Insurer such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Depositor and any Authenticating Agent that such destroyed, lost or stolen Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and the Trustee or any Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Certificate Principal Amount. Upon the issuance of any new Certificate under this Section 3.05, the Trustee and Authenticating Agent may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee or the Authenticating Agent) connected therewith. Any replacement Certificate issued pursuant to this Section 3.05 shall constitute complete and indefeasible evidence of ownership in the applicable Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

         Section 3.06. Persons Deemed Owners. Subject to the provisions of
Section 3.09 with respect to Book-Entry Certificates, the Depositor, the Master Servicer, the Trustee, the Certificate Registrar, the NIMS Insurer and any agent of any of them may treat the Person in whose name any Certificate is registered upon the books of the Certificate Registrar as the owner of such Certificate for the purpose of receiving distributions pursuant to Sections 5.01 and 5.02 and for all other purposes whatsoever, and neither the Depositor, the Master Servicer, the Trustee, the Certificate Registrar, the NIMS Insurer nor any agent of any of them shall be affected by notice to the contrary.

         Section 3.07. Temporary Certificates. (a) Pending the preparation of definitive Certificates, upon the order of the Depositor, the Trustee shall execute and shall authenticate and deliver temporary Certificates that are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Certificates in lieu of which they are issued and with such variations as the authorized officers executing such Certificates may determine, as evidenced by their execution of such Certificates.

         (b) If temporary Certificates are issued, the Depositor will cause definitive Certificates to be prepared without unreasonable delay. After the preparation of definitive Certificates, the temporary Certificates shall be exchangeable for definitive Certificates upon surrender of the temporary Certificates at the office or agency of the Trustee without charge to the Holder. Upon surrender for cancellation of any one or more temporary Certificates, the Trustee shall execute and authenticate and deliver in exchange therefor a like aggregate Certificate Principal Amount of definitive Certificates of the same Class in the authorized denominations. Until so exchanged, the temporary Certificates shall in all respects be entitled to the same benefits under this Agreement as definitive Certificates of the same Class.

         Section 3.08. Appointment of Paying Agent. The Trustee, subject to the consent of the NIMS Insurer, may appoint a Paying Agent (which may be the Trustee) for the purpose of making distributions to Certificateholders hereunder. The Trustee shall cause such Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent will hold all sums held by it for the payment to Certificateholders in an Eligible Account in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to the Certificateholders. All funds remitted by the Trustee to any such Paying Agent for the purpose of making distributions shall be paid to Certificateholders on each Distribution Date and any amounts not so paid shall be returned on such Distribution Date to the Trustee. If the Paying Agent is not the Trustee, the Trustee shall cause to be remitted to the Paying Agent on or before the Business Day prior to each Distribution Date, by wire transfer in immediately available funds, the funds to be distributed on such Distribution Date. Any Paying Agent shall be either a bank or trust company or otherwise authorized under law to exercise corporate trust powers.

         Section 3.09. Book-Entry Certificates. (a) Each Class of Book-Entry Certificates, upon original issuance, shall be issued in the form of one or more typewritten Certificates representing the Book-Entry Certificates. The Book-Entry Certificates shall initially be registered on the Certificate Register in the name of the nominee of the Clearing Agency, and no Certificate Owner will receive a definitive certificate representing such Certificate Owner's interest in the Book-Entry Certificates, except as provided in Section 3.09(c). Unless Definitive Certificates have been issued to Certificate Owners of Book-Entry Certificates pursuant to Section 3.09(c):

                  (i) the provisions of this Section 3.09 shall be in full force and effect;

                  (ii) the Depositor, the Master Servicer, the Paying Agent, the Registrar, the NIMS Insurer and the Trustee may deal with the Clearing Agency for all purposes (including the making of distributions on the Book-Entry Certificates) as the authorized representatives of the Certificate Owners and the Clearing Agency shall be responsible for crediting the amount of such distributions to the accounts of such Persons entitled thereto, in accordance with the Clearing Agency's normal procedures;


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                  (iii) to the extent that the provisions of this Section 3.09 conflict with any other provisions of this Agreement, the provisions of this Section 3.09 shall control; and

                  (iv) the rights of Certificate Owners shall be exercised only through the Clearing Agency and the Clearing Agency Participants and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency and/or the Clearing Agency Participants. Unless and until Definitive Certificates are issued pursuant to Section 3.09(c), the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal of and interest on the Book-Entry Certificates to such Clearing Agency Participants.

         (b) Whenever notice or other communication to the Certificateholders is required under this Agreement, unless and until Definitive Certificates shall have been issued to Certificate Owners pursuant to Section 3.09(c), the Trustee shall give all such notices and communications specified herein to be given to Holders of the Book-Entry Certificates to the Clearing Agency.

         (c) If (i) (A) the Depositor advises the Trustee in writing that the Clearing Agency is no longer willing or able to discharge properly its responsibilities with respect to the Book-Entry Certificates, and (B) the Trustee or the Depositor is unable to locate a qualified successor, (ii) the Depositor, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or (iii) after the occurrence of an Event of Default, Certificate Owners representing beneficial interests aggregating not less than 50% of the Class Principal Amount of a Class of Book-Entry Certificates identified as such to the Trustee by an Officer's Certificate from the Clearing Agency advise the Trustee and the Clearing Agency through the Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Certificate Owners of a Class of Book-Entry Certificates, the Trustee shall notify the NIMS Insurer and shall notify or cause the Certificate Registrar to notify the Clearing Agency to effect notification to all Certificate Owners, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of the Book-Entry Certificates by the Clearing Agency, accompanied by registration instructions from the Clearing Agency for registration, the Trustee shall issue the Definitive Certificates. Neither the Depositor nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Clearing Agency shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable, with respect to such Definitive Certificates and the Trustee shall recognize the holders of the Definitive Certificates as Certificateholders hereunder.

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                                   ARTICLE IV

                        ADMINISTRATION OF THE TRUST FUND

         Section 4.01. Collection Account. (a) On the Closing Date, the Master Servicer shall open and shall thereafter maintain a segregated account held in trust (the "Collection Account"), entitled "Collection Account, Wells Fargo Bank Minnesota, National Association, as Master Servicer, in trust for the benefit of the Holders of Amortizing Residential Collateral Trust Mortgage Pass-Through Certificates, Series 2001-BC6". The Collection Account shall relate solely to the Certificates issued by the Trust Fund hereunder, and funds in such Collection Account shall not be commingled with any other monies.

         (b) The Collection Account shall be an Eligible Account. If an existing Collection Account ceases to be an Eligible Account, the Master Servicer shall establish a new Collection Account that is an Eligible Account within 15 days and transfer all funds and investment property on deposit in such existing Collection Account into such new Collection Account.

         (c) The Master Servicer shall give to the Trustee and the NIMS Insurer prior written notice of the name and address of the depository institution at which the Collection Account is maintained and the account number of such Collection Account. The Master Servicer shall take such actions as are necessary to cause the depository institution holding the Collection Account to hold such account in the name of the Master Servicer under this Agreement. On each Deposit Date, the entire amount on deposit in the Collection Account (subject to permitted withdrawals set forth in Section 4.02), other than amounts not included in the Total Distribution Amount for such Distribution Date shall be remitted to the Trustee for deposit into the Certificate Account by wire transfer in immediately available funds. The Master Servicer, at its option, may choose to make daily remittances from the Collection Account to the Trustee for deposit into the Certificate Account.

         (d) The Master Servicer shall deposit or cause to be deposited into the Collection Account, no later than the Business Day following the Closing Date, any amounts received with respect to the Mortgage Loans representing Scheduled Payments on the Mortgage Loan due after the Cut-off Date (or in the case of Subsequent Mortgage Loans, after the applicable Subsequent Cut-off Date) and unscheduled payments received on or after the Cut-off Date (or in the case of Subsequent Mortgage Loans, after the applicable Subsequent Cut-off Date) and on or before the Closing Date (or in the case of Subsequent Mortgage Loans, before the applicable Transfer Date). Thereafter, the Master Servicer shall deposit or cause to be deposited in the Collection Account on the earlier of the applicable Remittance Date and one Business Day following receipt thereof, the following amounts received or payments made by it (other than in respect of principal of and interest on the Mortgage Loans due on or before the Cut-off Date (or the Subsequent Cut-off Date, in the case of Subsequent Mortgage Loans)):

                  (i) all payments on account of principal, including Principal Prepayments and Late Collections, on the Mortgage Loans;

                  (ii) all payments on account of interest on the Mortgage Loans, including Prepayment Premiums, net of the Servicing Fee, the Master Servicing Fee and the PMI Insurance Premiums, if any, with respect to each such Mortgage Loan, but only to the extent of the amount permitted to be withdrawn or withheld from the Collection Account in accordance with Sections 5.04 and 9.21;

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                  (iii) any unscheduled payment or other recovery with respect to a Mortgage Loan not otherwise specified in this paragraph (d), including all Liquidation Proceeds with respect to the Mortgage Loans and REO Property, and all amounts received in connection with the operation of any REO Property, net of (x) any unpaid Servicing Fees and Master Servicing Fees with respect to such Mortgage Loans (but only to the extent of the amount permitted to be withdrawn or withheld from the Collection Account in accordance with Sections 5.04 and 9.21) and (y) any amounts reimbursable to a Servicer with respect to such Mortgage Loan under the applicable Servicing Agreement and retained by such Servicer;

                  (iv)  all Insurance Proceeds;

                  (v) all Advances made by the Master Servicer or any Servicer pursuant to Section 5.04 or applicable Servicing Agreement;

                  (vi) all amounts paid by any Servicer with respect to Prepayment Interest Shortfalls and any Compensating Interest Payment made by the Master Servicer; and

                  (vii) the Purchase Price of any Mortgage Loan repurchased by the Depositor, the related Seller, the Master Servicer or any other Person and any Substitution Amount related to any Qualifying Substitute Mortgage Loan and any purchase price paid by the NIMS Insurer for the purchase of any Distressed Mortgage Loan under Section 7.04..

         (e) Funds in the Collection Account may be invested in Eligible Investments selected by and at the written direction of the Master Servicer, which shall mature not later than one Business Day prior to the Deposit Date. All such Eligible Investments shall be made in the name of the Trustee (in its capacity as such) or its nominee. All income and gain realized from any Eligible Investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time, and shall not be part of the Trust Fund. The amount of any losses incurred in respect of any such investments shall be deposited in such Collection Account by the Master Servicer out of its own funds, without any right of reimbursement therefor, immediately as realized. The foregoing requirements for deposit in the Collection Account are exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments of interest on funds in the Collection Account and payments in the nature of late payment charges, assumption fees and other incidental fees and charges relating to the Mortgage Loans (other than Prepayment Premiums) need not be deposited by the Master Servicer in the Collection Account and may be retained by the Master Servicer or the applicable Servicer as additional servicing compensation. If the Master Servicer deposits in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Collection Account. In the event the Depositor does not provide written direction to the Master Servicer pursuant to this Section, all funds on deposit in the Collection Account shall be invested in a money market fund as described in paragraph (viii) of the definition of "Eligible Investment" set forth in Article I.



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


         Section 4.02. Application of Funds in the Collection Account. The Master Servicer may, from time to time, make, or cause to be made, withdrawals from the Collection Account for the following purposes:

                  (i) to reimburse itself or any Servicer for Advances or Servicing Advances made by it or by such Servicer pursuant to Section
         5.04 or the applicable Servicing Agreement; such right to reimbursement pursuant to this subclause (i) is limited to amounts received on or in respect of a particular Mortgage Loan (including, for this purpose, Liquidation Proceeds and amounts representing Insurance Proceeds with respect to the property subject to the related Mortgage) which represent late recoveries (net of the applicable Servicing Fee and the Master Servicing Fee) of payments of principal or interest respecting which any such Advance was made, it being understood, in the case of any such reimbursement, that the Master Servicer's or Servicer's right thereto shall be prior to the rights of the Certificateholders;

                  (ii) to reimburse itself or any Servicer, following a final liquidation of a Mortgage Loan (except as otherwise provided in the related Servicing Agreement) for any previously unreimbursed Advances made by it or by such Servicer (A) that it determines in good faith will not be recoverable from amounts representing late recoveries of payments of principal or interest respecting the particular Mortgage Loan as to which such Advance was made or from Liquidation Proceeds or Insurance Proceeds with respect to such Mortgage Loan and/or (B) to the extent that such unreimbursed Advances exceed the related Liquidation Proceeds or Insurance Proceeds, it being understood, in the case of each such reimbursement, that such Master Servicer's or Servicer's right thereto shall be prior to the rights of the Certificateholders;

                  (iii) to reimburse itself or any Servicer from Liquidation Proceeds for Liquidation Expenses and for amounts expended by it pursuant to Section 9.22(c) or the applicable Servicing Agreement in good faith in connection with the restoration of damaged property and, to the extent that Liquidation Proceeds after such reimbursement exceed the unpaid principal balance of the related Mortgage Loan, together with accrued and unpaid interest thereon at the applicable Mortgage Rate less the Servicing Fee and the Master Servicing Fee for such Mortgage Loan to the Due Date next succeeding the date of its receipt of such Liquidation Proceeds, to pay to itself out of such excess the amount of any unpaid assumption fees, late payment charges or other Mortgagor charges on the related Mortgage Loan and to retain any excess remaining thereafter as additional servicing compensation, it being understood, in the case of any such reimbursement or payment, that such Master Servicer's or Servicer's right thereto shall be prior to the rights of the Certificateholders;

                  (iv) in the event it has elected not to pay itself the Master Servicing Fee out of any Mortgagor payment on account of interest or other recovery with respect to a particular Mortgage Loan prior to the deposit of such Mortgagor payment or recovery in the Collection Account, to pay to itself the Master Servicing Fee for each Distribution Date and any unpaid Master Servicing Fees for prior Distribution Dates, as reduced pursuant to Section 5.05, from any Mortgagor payment as to interest or such other recovery with respect to that Mortgage Loan, as is permitted by this Agreement;

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


                  (v) to reimburse itself or any Servicer for expenses incurred by and recoverable by or reimbursable to it or any Servicer pursuant to Sections 9.04, 9.05(b), 9.07(a), 9.30 or 11.15, or to reimburse itself for any expenses reimbursable to it pursuant to Section 10.01(c); provided, however, that any amounts in excess of the annual cap described in clause (b) of the definition of "Interest Remittance Amount" in any Anniversary Year, other than costs and expenses incurred by the Master Servicer pursuant to Section 9.07(a), in connection with any transfer of servicing, shall be included in the amount remitted by the Master Servicer to the Trustee pursuant to clause (viii) below and the Master Servicer's reimbursement for such excess amounts shall be made pursuant to Section 5.02(b) hereof;

                  (vi) to pay to the Depositor, the Seller or any Transferor or the NIMS Insurer, as applicable, with respect to each Mortgage Loan or REO Property acquired in respect thereof that has been purchased pursuant to this Agreement, all amounts received thereon and not distributed on the date on which the related repurchase was effected, and to pay to the applicable Person any Advances and Servicing Advances to the extent specified in the definition of Purchase Price;

                  (vii) subject to Section 5.05, to pay to itself income earned on the investment of funds deposited in the Collection Account;

                  (viii) on each Deposit Date, to make payment to the Trustee for deposit into the Certificate Account in the amounts and in the manner provided for in Section 4.04 the Total Distribution Amount for the related Distribution Date (to the extent collected by the Servicers or the Master Servicer);

                  (ix) to make payment to itself, the Trustee, and others pursuant to any provision of this Agreement;

                  (x) to withdraw funds deposited in error in the Collection Account;

                  (xi) to clear and terminate the Collection Account pursuant to
         Section 7.02;

                  (xii) to reimburse a successor Master Servicer (solely in its capacity as successor Master Servicer), for any fee or advance occasioned by a termination of the Master Servicer, and the assumption of such duties by the Trustee or a successor Master Servicer appointed by the Trustee pursuant to Section 6.14, in each case to the extent not reimbursed by the terminated Master Servicer, it being understood, in the case of any such reimbursement or payment, that the right of the Master Servicer or the Trustee thereto shall be prior to the rights of the Certificateholders; and

                  (xiii) to reimburse any Servicer for such amounts as are due thereto under the applicable Servicing Agreement and have not been retained by or paid to such Servicer, to the extent provided in such Servicing Agreement.

         In connection with withdrawals pursuant to subclauses (i), (iii), (iv) and (vi) above, the Master Servicer's, any Servicer's or such other Person's entitlement thereto is limited to collections or other recoveries on the related Mortgage Loan. The Master Servicer shall therefore keep and maintain a separate accounting for each Mortgage Loan it master services for the purpose of justifying any withdrawal from the Collection Account it maintains pursuant to such subclause (i), (iii), (iv) and (vi).

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


         Section 4.03. Reports to Trustee and Certificateholders. (a) On the Deposit Date related to each Distribution Date, the Master Servicer shall furnish a report to the Trustee by electronic medium as agreed to by the Master Servicer and the Trustee.

         (b) On each Distribution Date, the Master Servicer shall provide to each Certificateholder or shall make available via the Master Servicer's internet website, a report setting forth the following information, which information the Master Servicer will determine (on the basis of information obtained from the Servicers) and provide to the Trustee pursuant to subsection
(a) above:

                  (i) the aggregate amount of the distribution to be made on such Distribution Date to the Holders of each Class of Certificates other than any Class of Notional Certificates, to the extent applicable, allocable to principal on the Mortgage Loans, including Liquidation Proceeds and Insurance Proceeds, stating separately the amount attributable to scheduled principal payments and unscheduled payments in the nature of principal;

                  (ii) the aggregate amount of the distribution to be made on such Distribution Date to the Holders of each Class of Certificates allocable to interest and the calculation thereof;

                  (iii) the amount, if any, of any distribution to the Holders of the Class P Certificate, the Class X Certificate and the Residual Certificate;

                  (iv) (A) the aggregate amount of any Advances required to be made by or on behalf of the Servicers (or the Master Servicer) with respect to such Distribution Date, (B) the aggregate amount of such Advances actually made, and (C) the amount, if any, by which (A) above exceeds (B) above;

                  (v) the total number of Mortgage Loans in the Mortgage Pool, the aggregate Scheduled Principal Balance of all the Mortgage Loans as of the close of business on the last day of the related Collection Period, after giving effect to payments allocated to principal reported under clause (i) above;

                  (vi) the Class Principal Amount (or Class Notional Amount) of each Class of Certificates, to the extent applicable, as of such Distribution Date after giving effect to payments allocated to principal reported under clause (i) above, separately identifying any reduction of any of the foregoing Certificate Principal Amounts due to Applied Loss Amounts;

                  (vii) the amount of all Prepayment Premiums distributed to the Class P Certificates;


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


                  (viii) the amount of any Realized Losses incurred with respect to the Mortgage Loans (x) in the applicable Prepayment Period and (y) in the aggregate since the Cut-off Date;

                  (ix) the amount of the Master Servicing Fees, Servicing Fees, Loss Mitigation Advisor's Fees and PMI Insurance Premiums paid during the Collection Period to which such distribution relates;

                  (x) the number and aggregate Scheduled Principal Balance of Mortgage Loans, as reported to the Trustee by the Master Servicer, (a) remaining outstanding (b) Delinquent 30 to 59 days on a contractual basis, (c) Delinquent 60 to 89 days on a contractual basis, (d) Delinquent 90 or more days on a contractual basis, (e) as to which foreclosure proceedings have been commenced as of the close of business on the last Business Day of the calendar month immediately preceding the month in which such Distribution Date occurs, (f) in bankruptcy and
         (g) that are REO Properties;

                  (xi) the aggregate Scheduled Principal Balance of any Mortgage Loans with respect to which the related Mortgage Property became a REO Property as of the close of business on the last Business Day of the calendar month immediately preceding the month in which such Distribution Date occurs;

                  (xii) with respect to substitution of Mortgage Loans in the preceding calendar month, the Scheduled Principal Balance of each Deleted Mortgage Loan, and of each Qualifying Substitute Mortgage Loan;

                  (xiii) the aggregate outstanding Carryforward Interest, Net Prepayment Interest Shortfalls, Net Prepayment Interest Excess, Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls, if any, for each Class of Certificates, after giving effect to the distribution made on such Distribution Date;

                  (xiv) the Certificate Interest Rate applicable to such Distribution Date with respect to each Class of Certificates;

                  (xv) the Interest Remittance Amount and the Principal Remittance Amount applicable to such Distribution Date.

                  (xvi) if applicable, the amount of any shortfall (i.e., the difference between the aggregate amounts of principal and interest which Certificateholders would have received if there were sufficient available amounts in the Certificate Account and the amounts actually distributed);

                  (xvii) the amount of any Overcollateralization Deficiency Amount after giving effect to the distributions made in such Distribution Date;

                  (xviii) the aggregate amount of the insurance claim payments received with respect to the Bulk PMI Policies during the related Collection Period; and

                  (xix) the level of LIBOR and the Interest Rate of the LIBOR Certificates.

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

                  (xx) Based upon information provided by the Depositor and the Trustee, the aggregate principal balance of any Subsequent Mortgage Loans acquired by the Trust Fund in the preceding Due Period and the amount of funds remaining in the Pre-Funding Account (after taking into account such acquisition); and the amount of funds in Capitalized Interest Account (after giving effect to the distribution on such Distribution Date); and

                  (xxi) the amount of any payments made to the Trust Fund by the Cap Provider under the Cap Agreement.

         In the case of information furnished pursuant to subclauses (i), (ii) and (viii) above, the amounts shall (except in the case of the report delivered to the holder of the Class X Certificate) be expressed as a dollar amount per $1,000 of original principal amount of Certificates.

         The Master Servicer may also make such reports available each month via the Master Servicer's website. The Master Servicer's website can be accessed at http://www.ctslink.com. Assistance in using the website can be obtained by calling the Master Servicer's customer service desk at (301) 815-6600. Parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by calling the Trustee at (800) 524-9472 and indicating such. In preparing or furnishing the foregoing information to the Trustee and the NIMS Insurer, the Master Servicer shall be entitled to rely conclusively on the accuracy of the information or data regarding the Mortgage Loans and the related REO Property that has been provided to the Master Servicer by the Servicers, and the Master Servicer shall not be obligated to verify, recompute, reconcile or recalculate any such information or data.

         (c) Upon the reasonable advance written request of the NIMS Insurer and any Certificateholder that is a savings and loan, bank or insurance company, which request, if received by the Trustee, shall be promptly forwarded to the Master Servicer, the Master Servicer shall provide, or cause to be provided, (or, to the extent that such information or documentation is not required to be provided by a Servicer under the applicable Servicing Agreement, shall use reasonable efforts to obtain such information and documentation from such Servicer, and provide) to the NIMS Insurer and such Certificateholder such reports and access to information and documentation regarding the Mortgage Loans as the NIMS Insurer or such Certificateholder may reasonably deem necessary to comply with applicable regulations of the Office of Thrift Supervision or its successor or other regulatory authorities with respect to the NIM Securities or an investment in the Certificates; provided, however, that the Master Servicer shall be entitled to be reimbursed by such Certificateholder for the Master Servicer actual expenses incurred in providing such reports and access.

         (d) Within 90 days, or such shorter period as may be required by statute or regulation, after the end of each calendar year, the Trustee shall make available to the NIMS Insurer and each Person who at any time during the calendar year was a Certificateholder of record, and make available to Certificate Owners (identified as such by the Clearing Agency) in accordance with applicable regulations, a report summarizing the items provided to the NIMS Insurer and the Certificateholders pursuant to Section 4.03(a) on an annual basis as may be required to enable the NIMS Insurer and such Holders to prepare their federal income tax returns; provided, however that this Section 4.03(d) shall not be applicable where relevant reports or summaries are required elsewhere in this Agreement. Such information shall include the amount of original issue discount accrued on each Class of Certificates and information regarding the expenses of the Trust Fund. The Master Servicer shall provide the Trustee with such information as is necessary for the Trustee to prepare such reports and the Trustee shall provide the NIMS Insurer with the required tax information applicable to the NIMS Insurer.

         (e) The Master Servicer shall prepare and file with the Internal Revenue Service ("IRS"), on behalf of the Trust Fund, an application for an employer identification number on IRS Form SS-4 or by any other acceptable method. The Master Servicer shall also file a Form 8811 as required. The Master Servicer, upon receipt from the IRS of the Notice of Taxpayer Identification Number Assigned, shall upon request promptly forward a copy of such notice to the Trustee and the Depositor. The Trustee shall furnish any other information that is required by the Code and regulations thereunder to be made available to Certificateholders. The Master Servicer shall provide the Trustee with such information as is necessary for the Trustee to prepare such reports.

         Section 4.04. Certificate Account. (a) The Trustee shall establish and maintain in its name, as trustee, a trust account (the "Certificate Account") entitled "Certificate Account, Bank One, National Association, as Trustee, in trust for the benefit of the Holders of Amortizing Residential Collateral Trust Mortgage Pass-Through Certificates, Series 2001-BC6" until disbursed pursuant to the terms of this Agreement. The Certificate Account shall be an Eligible Account. If the existing Certificate Account ceases to be an Eligible Account, the Trustee shall establish a new Certificate Account that is an Eligible Account within 20 Business Days and transfer all funds and investment property on deposit in such existing Certificate Account into such new Certificate Account. The Certificate Account shall relate solely to the Certificates issued hereunder and funds in the Certificate Account shall be held separate and apart from and shall not be commingled with any other monies including, without limitation, other monies of the Trustee held under this Agreement.

         (b) The Trustee shall deposit or cause to be deposited into the Certificate Account, on the day on which, or, if such day is not a Business Day, the Business Day immediately following the day on which, any monies are remitted by the Master Servicer to the Trustee, all such amounts. In addition, on the Distribution Date, the Trustee shall withdraw from the Basis Risk Reserve Fund, the portion of the payment, if any, received by the Trustee from the Cap Provider under the Cap Agreements, to the extent it is to be included in the Interest Remittance Amount and/or Principal Remittance Amount for this Distribution Date. The Trustee shall make withdrawals from the Certificate Account only for the following purposes:

                  (i) to withdraw amounts deposited in the Certificate Account in error;

                  (ii) to make payments of the Master Servicing Fee (to the extent not already withheld or withdrawn from the Collection Account by the Master Servicer) to the Master Servicer;

                  (iii) to make distributions to Certificateholders pursuant to
         Article V; and

                  (iv) to clear and terminate the Certificate Account pursuant to Section 7.02.

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
         The Trustee may invest, or cause to be invested, funds held in the Certificate Account at the direction of the Depositor, which funds, if invested, shall be invested in Eligible Investments (which may be obligations of the Trustee). All such investments must be payable on demand or mature no later than one Business Day prior to the next Distribution Date, and shall not be sold or disposed of prior to their maturity. All such Eligible Investments will be made in the name of the Trustee (in its capacity as such) or its nominee. All income and gain realized from any such investment, shall be compensation to the Trustee and shall be subject to its withdrawal on order from time to time. The amount of any losses incurred in respect of any such investments shall be paid by the Trustee for deposit in the Certificate Account out of its own funds, without any right of reimbursement therefor, immediately as realized. In the event the Depositor does not provide written direction to the Trustee pursuant to this Section, all funds on deposit in the Certificate Account shall be invested in a money market or common trust fund as described in paragraph (viii) of the definition of "Eligible Investment" set forth in Article I.

         Section 4.05 The Pre-Funding Account. (a) The Trustee shall establish and maintain in its name, as trustee, a trust account (the "Pre-Funding Account") entitled "Pre-Funding Account, Bank One, National Association, as Trustee, in trust for the benefit of the Holders of Amortizing Residential Collateral Trust Mortgage Pass-Through Certificates, Series 2001-BC6". The Pre-Funding Account shall be an Eligible Account and if it ceases to be an Eligible Account, the Trustee shall establish a new Pre-Funding Account that is also an Eligible Account within five Business Days and transfer all funds and investment property on deposit in the Existing Pre-Funding Account into such new Pre-Funding Account. On the Closing Date, the Depositor shall cause to be deposited into the Pre-Funding Account, the Initial Pre-Funding Account. On any subsequent Transfer Date, provided the conditions set forth in Section 2.01(b) have been fully satisfied, the Trustee shall cause to be withdrawn from the Pre-Funding Account an amount equal to Transfer Price of any Subsequent Mortgage Loans as of any applicable Transfer Date sold to the Trust Fund and to pay such Transfer Price to the Depositor. In no event shall the Trustee withdraw from the Pre-Funding Account an amount in excess of the Initial Pre-Funding Account or withdraw funds from the Pre-Funding Account during the Pre-Funding Period for any other purpose.

         (b) Funds in the Pre-Funding Account may be invested by this Trustee in Eligible Investments at the direction of the Depositor. All income and gain on such investments shall be for the benefit of the Depositor and shall be subject to withdrawal on order by the Depositor from time to time. The amount of any losses incurred in respect of any such investments shall be paid by the Depositor by a deposit in the Pre-Funding Account out of its own funds, without any right of reimbursement therefor, immediately as realized. In the event the Depositor does not provide written direction to the Trustee pursuant to this Section, all funds on deposit in the Pre-Funding Account shall be invested in a money market or common trust fund as described in paragraph (viii) of the definition of "Eligible Investment" set forth in Article I.

         (c) On the Business Day immediately following the end of the Pre-Funding Period, the Trustee shall transfer any amounts on deposit in the Pre-Funding Account to the Certificate Account for distribution on the Distribution Date occurring in January 2002 as principal to the Holders of the Certificates in accordance with Article V.

         The Pre-Funding Account shall be an asset of the Trust Fund but not be an asset of any REMIC created pursuant to this Agreement.

         Section 4.06 The Capitalized Interest Account. The Trustee shall establish and maintain in its name, as trustee, a trust account (the "Capitalized Interest Account") entitled "Capitalized Interest Account, Bank One, National Association, as Trustee, in trust for the benefit of the Holders of Amortizing Residential Collateral Trust Mortgage Pass-Through Certificates, Series 2001-BC6". The Capitalized Interest Account shall be an Eligible Account. On the Closing Date, the Depositor shall deposit in the Capitalized Interest Account the Original Capitalized Interest Amount. On the Business Day preceding any Distribution Date occurring during the Pre-Funding Period the Trustee shall withdraw from the Capitalized Interest Account an amount equal to the Capitalized Interest Requirement for deposit into the Certificate Amount for distribution to Certificateholders in accordance with Article V on such Distribution Date. Amounts on deposit in the Capitalized Interest Account may be invested by the Trustee in Eligible Investments at the direction of the Depositor. All investment income and other gain on such investments shall be for the benefit of the Depositor and shall be subject to withdrawal on order from time to time. The amount of any losses incurred in respect of any such investments shall be paid by the Depositor by a deposit into the Capitalized Interest Account of its own funds, immediately as realized. In the event the Depositor does not provide written direction to the Trustee pursuant to this Section, all funds on deposit in the Capitalized Interest Account shall be invested in a money market or common trust fund as described in paragraph (viii) of the definition of "Eligible Investment" set forth in Article I. At the end of the Pre-Funding Period, all amounts, if any, on deposit in the Capitalized Interest Account shall be distributed to the Depositor and the Capitalized Interest Account shall be terminated.


                                    ARTICLE V

                    DISTRIBUTIONS TO HOLDERS OF CERTIFICATES

         Section 5.01. Distributions Generally. (a) Subject to Section 7.01 respecting the final distribution on the Certificates, on each Distribution Date the Trustee or the Paying Agent shall make distributions in accordance with this
Article V. Such distributions shall be made by check mailed to each Certificateholder's address as it appears on the Certificate Register of the Certificate Registrar (which shall initially be the Trustee) or, upon written request made to the Trustee at least five Business Days prior to the related Record Date by any Certificateholder owning an aggregate initial Certificate Principal Amount of at least $2,500,000, or in the case of the Class A-IO Certificates, a Percentage Interest in the Class Notional Amount of not less than 10%, or in the case of a Class X or Class P Certificate, a Percentage Interest of 100%, by wire transfer in immediately available funds to an account specified in the request and at the expense of such Certificateholder; provided, however, that the final distribution in respect of any Certificate shall be made only upon presentation and surrender of such Certificate at the Corporate Trust Office; provided, further, that the foregoing provisions shall not apply to any Class of Certificates as long as such Certificate remains a Book-Entry Certificate in which case all payments made shall be made through the Clearing Agency and its Clearing Agency Participants. Wire transfers will be made at the expense of the Holder requesting such wire transfer by deducting a wire transfer fee from the related distribution. Notwithstanding such final payment of principal of any of the Certificates, each Residual Certificate will remain outstanding until the termination of each REMIC and the payment in full of all other amounts due with respect to the Residual Certificates and at such time such final payment in retirement of any Residual Certificate will be made only upon presentation and surrender of such Certificate at the Corporate Trust Office. If any payment required to be made on the Certificates is to be made on a day that is not a Business Day, then such payment will be made on the next succeeding Business Day.


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         (b) All distributions or allocations made with respect to
Certificateholders within each Class on each Distribution Date shall be allocated among the outstanding Certificates in such Class equally in proportion to their respective initial Class Principal Amounts or initial Class Notional Amounts (or Percentage Interests).

         Section 5.02. Distributions from the Certificate Account. (a) On each Distribution Date the Trustee (or the Paying Agent on behalf of the Trustee) shall withdraw from the Certificate Account the Total Distribution Amount and shall allocate such amount to the interests issued in respect of REMIC 1, REMIC 2 and REMIC 3 and shall distribute such amount as specified in this Section.

         (b) On each Distribution Date, the Trustee shall distribute the Interest Remittance Amount for such date in the following order of priority based on the report of the Master Servicer:

         (i) concurrently, to the Class A Certificates and the Class A-IO Certificates, Current Interest for each such Class and such Distribution Date and any Carryforward Interest for such Class and such Distribution Date;

         (ii) to the Class M1 Certificates, Current Interest and any Carryforward Interest for such Class and such Distribution Date;

         (iii) to the Class M2 Certificates, Current Interest and any Carryforward Interests for such Class and such Distribution Date;

         (iv) to the Class B Certificates, Current Interest and any Carryforward Interests for such Class and such Distribution Date;

         (v) to the Loss Mitigation Advisor, the Loss Mitigation Advisor's Fee for such Distribution Date;

         (vi)  to the Master Servicer, any amounts reimbursable pursuant to
               Section 4.02(v) and not previously reimbursed to the Master Servicer; and

         (vii) for application as part of Monthly Excess Cashflow for such Distribution Date, as provided in subsection (e) of this Section, any Interest Remittance Amount remaining after application pursuant to clauses (i) through (vi) above.

         (c) On each Distribution Date, the Trustee shall distribute the Principal Distribution Amount for such date as follows:


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                  (i) On each Distribution Date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event is in effect, until the aggregate Certificate Principal Amount of the Class A, Class M1, Class M2 an Class B Certificates equals the Target Amount for such Distribution Date, the Trustee will distribute the Principal Distribution Amount in the following order of priority:

                           (A) to the Class A Certificates, until the Class
                  Principal Amount of such Class has been reduced to zero;

                           (B) to the Class M1 Certificates, until the Class
                  Principal Amount of such Class has been reduced to zero;

                           (C) to the Class M2 Certificates, until the Class
                  Principal Amount of such Class has been reduced to zero;

                           (D) to the Class B Certificates, until the Class
                  Principal Amount of such Class has been reduced to zero; and

                           (E) for application as part of Monthly Excess
                  Cashflow for such Distribution Date, as provided in subsection
                  (d) of this Section, any Principal Distribution Amount remaining after application pursuant to clauses (A) through
                  (D) above.

         Any Principal Distribution Amount remaining on any Distribution Date after the Target Amount is achieved will be applied as part of Monthly Excess Cashflow for such Distribution Date as provided in subsection (e) of this Section.

                  (ii) On each Distribution Date (a) on or after the Stepdown Date and (b) with respect to which a Trigger Event is not in effect, the Principal Distribution Amount for such date will be distributed in the following order of priority:

                           (1) so long as the Class M1, Class M2 or Class B
                  Certificates are outstanding, to the Class A Certificates, an amount equal to the lesser of (x) the Principal Distribution Amount for such Distribution Date and (y) the Senior Principal Distribution Amount for such Distribution Date until the Class Principal Amount of such Class has been reduced to zero; otherwise to the Class A Certificates, the Principal Distribution Amount for such Distribution Date until the Class Principal Amount of such Class has been reduced to zero;

                           (2) to the Class M1 Certificates, an amount equal to
                  the lesser of (x) the excess of (a) the Principal Distribution Amount for such Distribution Date over (b) the amount distributed to the Class A Certificates on such date pursuant to clause (1) above, and (y) the M1 Principal Distribution Amount for such date, until the Class Principal Amount of such Class has been reduced to zero;


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

                           (3) to the Class M2 Certificates, an amount equal to
                  the lesser of (x) the excess of (a) the Principal Distribution Amount for such Distribution Date over (b) the amount distributed to the Class A and Class M1 Certificates on such date pursuant to clauses (1) and (2) above, and (y) the M2 Principal Distribution Amount for such date, until the Class Principal Amount of such Class has been reduced to zero;

                           (4) to the Class B Certificates, an amount equal to
                  the lesser of (x) the excess of (a) the Principal Distribution Amount for such Distribution Date over (b) the amount distributed to the Class A, Class M1 and Class M2 Certificates on such date pursuant to clauses (1) through (3) above, respectively, and (y) the B Principal Distribution Amount for such date, until the Class Principal Amount of such Class has been reduced to zero; and

                           (5) for application as part of Monthly Excess
                  Cashflow for such Distribution Date, as provided in subsection
                  (d) of this Section, any Principal Distribution Amount remaining after application pursuant to clauses (1) through
                  (4) above.

         Notwithstanding the foregoing, on any Distribution Date on which the Class Principal Amount of each Class of Certificates having a higher priority of distribution has been reduced to zero, any remaining Principal Distribution Amount will be distributed to the remaining Certificates in the order of priority set forth above until the Class Principal Amount of each such Class has been reduced to zero.

         (d) On each Distribution Date, the Trustee shall distribute the Monthly Excess Cashflow for such date in the following order of priority:

                  (i) for each Distribution Date occurring (a) before the Stepdown Date or (b) on or after the Stepdown Date but for which a Trigger Event is in effect, then until the aggregate Certificate Principal Amount of the LIBOR Certificates equals the Pool Balance for such Distribution Date minus the Targeted Overcollateralization Amount for such Distribution Date, in the following order of priority,

                           (A) to the Class A Certificates until the Class
                  Principal Amount of such Class has been reduced to zero;

                           (B) to the Class M1 Certificates, until the Class
                  Principal Amount of such Class has been reduced to zero;

                           (C) to the Class M2 Certificates, until the Class
                  Principal Amount of such Class has been reduced to zero; and

                           (D) to the Class B Certificates, until the Class
                  Principal Amount of such Class has been reduced to zero;

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


                  (ii) for each Distribution Date occurring on or after the Stepdown Date and for which a Trigger Event is not in effect, in the following order of priority,

                           (A) to the Class A Certificates until the aggregate
                  Class Principal Amount of the Senior Certificates equals the Senior Target Amount;

                           (B) to the Class M1 Certificates, until the Class
                  Principal Amount for such Class equals the M1 Target Amount;

                           (C) to the Class M2 Certificates, until the Class
                  Principal Amount for such Class equals the M2 Target Amount;
                  and

                           (D) to the Class B Certificates, until the Class
                  Principal Amount for such Class equals the B Target Amount;

                  (iii) to the Basis Risk Reserve Fund, an amount equal to the Basis Risk Payment for such Distribution Date, and then from the Basis Risk Reserve Fund (after giving effect to any withdrawals from the Basis Risk Reserve Fund for such Distribution Date required for inclusion in the Interest Remittance Amount and/or the Principal Remittance Amount for such Distribution Date), in the following order of priority,

                           (A) to the Class A Certificates, any applicable Basis
                  Risk Shortfall and Unpaid Basis Risk Shortfall for such Class and for such Distribution Date;

                           (B) to the Class M1 Certificates, any applicable
                  Basis Risk Shortfall and Unpaid Basis Risk Shortfall for such Class and for Distribution Date;

                           (C) to the Class M2 Certificates, any applicable
                  Basis Risk Shortfall and Unpaid Basis Risk Shortfall for such Class and for Distribution Date; and

                           (D) to the Class B Certificates, any applicable Basis
                  Risk Shortfall and Unpaid Basis Risk Shortfall for Class and for such Distribution Date;

                  (iv) to the Class M1 Certificates, any Deferred Amount for such Class and such Distribution Date;

                  (v) to the Class M2 Certificates, any Deferred Amount for such Class and such Distribution Date;

                  (vi) to the Class B Certificates, any Deferred Amount for such Class and such Distribution Date;

                  (vii) to the Class X Certificate, the Class X Distributable Amount for such Distribution Date, together with any amounts withdrawn from the Basis Risk Reserve Fund for distribution to such Class X Certificate pursuant to Section 5.06(c) and (d) on such Distribution Date; and


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


                  (viii) to the Class R Certificate, any amount remaining on such date after application pursuant to clauses (i) through (viii) above.

         (e) On each Distribution Date, an amount equal to the aggregate of all Prepayment Premiums collected during the preceding Prepayment Period shall be distributed to the Class P Certificate.

         Section 5.03. Allocation of Losses. On each Distribution Date, the Class Principal Amounts of the Class M1, Class M2 and Class B Certificates will be reduced by the amount of any Applied Loss Amount for such date, in the following order of priority:

                  (i) to the Class B Certificates, until the Class Principal Amount thereof has been reduced to zero;

                  (ii) to the Class M2 Certificates, until the Class Principal Amount thereof has been reduced to zero; and

                  (iii) to the Class M1 Certificates, until the Class Principal Amount thereof has been reduced to zero.

         Section 5.04. Advances by Master Servicer, Servicers and Trustee. (a) Subject to Section 9.07, Advances shall be made in respect of each Deposit Date as provided herein. If, on any Determination Date, any Servicer determines that any Scheduled Payments due during the related Collection Period (other than Balloon Payments) have not been received, such Servicer shall advance such amount to the extent provided in the applicable Servicing Agreement. If any Servicer fails to remit Advances required to be made under the applicable Servicing Agreement, the Master Servicer shall itself (in its capacity as successor Servicer) make, or shall cause the successor Servicer to make, such Advance on the Deposit Date immediately following such Determination Date. The Master Servicer shall: (i) remit Advances to the Trustee from funds advanced by the applicable Servicer (or from its own funds to the extent it is successor Servicer) for deposit in the Certificate Account immediately available funds in an amount equal to such Advance, (ii) cause to be made an appropriate entry in the records of the Collection Account that funds in such account being held for future distribution or withdrawal have been, as permitted by this Section 5.04, used by the Master Servicer to make such Advance, and remit such immediately available funds to the Trustee for deposit in the Certificate Account or (iii) make Advances in the form of any combination of clauses (i) and (ii) aggregating the amount of such Advance. Any funds being held in the Collection Account for future distribution to Certificateholders and so used shall be replaced by the Master Servicer from its own funds by remittance to the Trustee for deposit in the Certificate Account on or before any future Deposit Date to the extent that funds in the Certificate Account on such Deposit Date shall be less than payments to Certificateholders required to be made on the related Distribution Date. The Master Servicer and each Servicer shall be entitled to be reimbursed from the Collection Account for all Advances made by it as provided in Section
4.02. Notwithstanding anything to the contrary herein, in the event the Master Servicer determines in its reasonable judgment that an Advance is non-recoverable, the Master Servicer shall be under no obligation to make such Advance.


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
         (b) In the event that the Master Servicer or Servicer fails for any reason to make an Advance required to be made pursuant to this Section 5.04 on or before the Deposit Date, the Trustee, as successor Master Servicer pursuant to Section 6.14, shall, on or before the related Distribution Date, deposit in the Certificate Account an amount equal to the excess of (a) Advances required to be made by the Master Servicer or the Servicer that would have been deposited in such Certificate Account over (b) the amount of any Advance made by the Master Servicer or any Servicer with respect to such Distribution Date; provided, however, that the Trustee shall be required to make such Advance only if it is not prohibited by law from doing so and it has determined that such Advance would be recoverable from amounts to be received with respect to such Mortgage Loan, including late payments, Liquidation Proceeds, Insurance Proceeds, or otherwise. The Trustee shall be entitled to be reimbursed from the Certificate Account for Advances made by it pursuant to this Section 5.04 as if it were the Master Servicer.

         Section 5.05. Compensating Interest Payments. The amount of the aggregate Master Servicing Fees payable to the Master Servicer in respect of any Distribution Date shall be reduced (but not below zero) by the amount of any Compensating Interest Payment for such Distribution Date, but only to the extent that Prepayment Interest Shortfalls relating to such Distribution Date are required to be paid but not actually paid by the Servicers on the applicable Remittance Date. Such amount shall not be treated as an Advance and shall not be reimbursable to the Master Servicer.

         Section 5.06. Basis Risk Reserve Fund. (a) On the Closing Date, the Trustee shall establish and maintain in its name, in trust for the benefit of the holders of the LIBOR Certificates, a Basis Risk Reserve Fund, into which the Seller shall deposit $1,000. In addition, the Trustee shall hold the Cap Agreement as an asset in the Basis Risk Reserve Fund and any payments received under the Cap Agreement shall be credited to the Basis Risk Reserve Fund. The Basis Risk Reserve Fund shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Trustee held pursuant to this Agreement.

         (b) On each Distribution Date the Trustee shall, to the extent of payments received under the Cap Agreement for such Distribution Date, withdraw amounts from the Basis Risk Reserve Fund and deposit such amounts into the Certificate Account to the extent required under the definitions of Interest Remittance Amount and Principal Remittance Amount. In addition, the Trustee shall withdraw amounts from the Basis Risk Reserve Fund to make distributions pursuant to Section 5.02(d)(iii).

         (c) Funds in the Basis Risk Reserve Fund shall be invested in Eligible Investments. Any earnings on such amounts shall be distributed to the Class X Certificateholder pursuant to Section 5.02(e)(xi). The Class X Certificate shall evidence ownership of the Basis Risk Reserve Fund for federal income tax purposes and Lehman Capital on behalf of the Holder thereof shall direct the Trustee, in writing, as to investment of amounts on deposit therein. Lehman Capital shall be liable for any losses incurred on such investments. In the absence of written instructions from the Class X Certificateholder as to investment of funds on deposit in the Basis Risk Reserve Fund, such funds shall be invested in the Bank One Group Institutional Prime Money Market Fund. Any amounts on deposit in the Basis Risk Reserve Fund in excess of the Required Reserve Fund Deposit on any Distribution Date shall be distributed to the Class X Certificateholder on the following Distribution Date. For all Federal income tax purposes, amounts transferred by REMIC 3 to the Basis Risk Reserve Fund shall be treated as amounts distributed by REMIC 3 to the Class X Certificateholder.


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

         (d) Upon termination of the Trust Fund, any amounts remaining in the Basis Risk Reserve Fund shall be distributed to the Class X Certificateholder pursuant to Section 5.02(e)(xi).


                                   ARTICLE VI

                    CONCERNING THE TRUSTEE; EVENTS OF DEFAULT

         Section 6.01. Duties of Trustee. (a) The Trustee, except during the continuance of an Event of Default, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Any permissive right of the Trustee provided for in this Agreement shall not be construed as a duty of the Trustee. If an Event of Default has occurred and has not otherwise been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by this Agreement and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs, unless the Trustee is acting as Master Servicer, in which case it shall use the same degree of care and skill as the Master Servicer hereunder.

         (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Trustee shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Master Servicer, any Servicer or the Loss Mitigation Advisor to the Trustee pursuant to this Agreement, and shall not be required to recalculate or verify any numerical information furnished to the Trustee pursuant to this Agreement. Subject to the immediately preceding sentence, if any such resolution, certificate, statement, opinion, report, document, order or other instrument is found not to conform to the form required by this Agreement in a material manner the Trustee shall take such action as it deems appropriate to cause the instrument to be corrected, and if the instrument is not corrected to the Trustee's satisfaction, the Trustee will provide notice thereof to the Certificateholders and the NIMS Insurer and will, at the expense of the Trust Fund, which expense shall be reasonable given the scope and nature of the required action, take such further action as directed by the Certificateholders and the NIMS Insurer.

         (c) The Trustee shall not have any liability arising out of or in connection with this Agreement, except for its negligence or willful misconduct. Notwithstanding anything in this Agreement to the contrary, the Trustee shall not be liable for special, indirect or consequential losses or damages of any kind whatsoever (including, but not limited to, lost profits). No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

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
                  (i) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates as provided in Section 6.18 hereof;

                  (ii) For all purposes under this Agreement, the Trustee shall not be deemed to have notice of any Event of Default (other than resulting from a failure by the Master Servicer (i) to remit funds (or to make Advances) or (ii) to furnish information to the Trustee when required to do so) unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office, and such notice references the Holders of the Certificates and this Agreement;

                  (iii) No provision of this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; and

                  (iv) The Trustee shall not be responsible for any act or omission of the Master Servicer, the Depositor, the Sellers or any Custodian.

         (d) The Trustee shall have no duty hereunder with respect to any complaint, claim, demand, notice or other document it may receive or which may be alleged to have been delivered to or served upon it by the parties as a consequence of the assignment of any Mortgage Loan hereunder; provided, however, that the Trustee shall promptly remit to the Master Servicer upon receipt any such complaint, claim, demand, notice or other document (i) which is delivered to the Corporate Trust Office of the Trustee, (ii) of which a Responsible Officer has actual knowledge, and (iii) which contains information sufficient to permit the Trustee to make a determination that the real property to which such document relates is a Mortgaged Property.

         (e) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the NIMS Insurer or the Certificateholders of any Class holding Certificates which evidence, as to such Class, Percentage Interests aggregating not less than 25% as to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement.

         (f) The Trustee shall not be required to perform services under this Agreement, or to expend or risk its own funds or otherwise incur financial liability for the performance of any of its duties hereunder or the exercise of any of its rights or powers if there is reasonable ground for believing that the timely payment of its fees and expenses or the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer or any Servicer under this Agreement or any Servicing Agreement except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer in accordance with the terms of this Agreement.

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

         (g) Subject to Section 4.04, the Trustee shall not be held liable by reason of any insufficiency in any account (including without limitation the Collection Amount) held by or on behalf of the Trustee resulting from any investment loss on any Eligible Investment included therein (except to the extent that the Trustee is the obligor and has defaulted thereon).

         (h) Except as otherwise provided herein, the Trustee shall have no duty
(A) to see to any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (B) to see to any insurance, (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund other than from funds available in the Collection Account or the Certificate Account, or (D) to confirm or verify the contents of any reports or certificates of the Master Servicer, any Servicer or the Loss Mitigation Advisor delivered to the Trustee pursuant to this Agreement believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties.

         Section 6.02. Certain Matters Affecting the Trustee. Except as otherwise provided in Section 6.01:

                  (i) The Trustee may request, and may rely and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (ii) The Trustee may consult with counsel and any advice of its counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

                  (iii) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                  (iv) Unless an Event of Default shall have occurred and be continuing, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document (provided the same appears regular on its face), unless requested in writing to do so by the NIMS Insurer or the Holders of at least a majority in Class Principal Amount (or Percentage Interest) of each Class of Certificates; provided, however, that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability or payment of such estimated expenses from the NIMS Insurer or the Certificateholders, as applicable, as a condition to proceeding. The reasonable expense thereof shall be paid by the party requesting such investigation and if not reimbursed by the requesting party shall be reimbursed to the Trustee by the Trust Fund;

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


                  (v) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians or attorneys, which agents, custodians or attorneys shall have any and all of the rights, powers, duties and obligations of the Trustee conferred on them by such appointment, provided that the Trustee shall continue to be responsible for its duties and obligations hereunder to the extent provided herein, and provided further that the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by the Trustee;

                  (vi) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto, in each case at the request, order or direction of any of the Certificateholders or the NIMS Insurer pursuant to the provisions of this Agreement, unless such Certificateholders or the NIMS Insurer shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby;

                  (vii) The right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act; and

                  (viii) The Trustee shall not be required to give any bond or surety in respect of the execution of the Trust Fund created hereby or the powers granted hereunder.

         Section 6.03. Trustee Not Liable for Certificates. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the certificate of authentication on the Certificates) or of any Mortgage Loan, or related document save that the Trustee represents that, assuming due execution and delivery by the other parties hereto, this Agreement has been duly authorized, executed and delivered by it and constitutes its valid and binding obligation, enforceable against it in accordance with its terms except that such enforceability may be subject to (A) applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally, and (B) general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law. The Trustee shall not be accountable for the use or application by the Depositor of funds paid to the Depositor in consideration of the assignment of the Mortgage Loans to the Trust Fund by the Depositor or for the use or application of any funds deposited into the Collection Account, the Certificate Account, any Escrow Account or any other fund or account maintained with respect to the Certificates. The Trustee shall not be responsible for the legality or validity of this Agreement or the validity, priority, perfection or sufficiency of the security for the Certificates issued or intended to be issued hereunder. The Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Agreement.

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         Section 6.04. Trustee May Own Certificates. The Trustee and any
Affiliate or agent of the Trustee in its individual or any other capacity may become the owner or pledgee of Certificates and may transact banking and trust business with the other parties hereto and their Affiliates with the same rights it would have if it were not Trustee or such agent.

         Section 6.05. Eligibility Requirements for Trustee. The Trustee hereunder shall at all times be (i) an institution insured by the FDIC, (ii) a corporation or national banking association, organized and doing business under the laws of any State or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority and (iii) not an Affiliate of the Master Servicer or any Servicer. If such corporation or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then, for the purposes of this Section, the combined capital and surplus of such corporation or national banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 6.06.

         Section 6.06. Resignation and Removal of Trustee. (a) The Trustee may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Depositor, the NIMS Insurer and the Master Servicer. Upon receiving such notice of resignation, the Depositor will promptly appoint a successor trustee acceptable to the NIMS Insurer by written instrument, one copy of which instrument shall be delivered to the resigning Trustee, one copy to the successor trustee and one copy to each of the Master Servicer and the NIMS Insurer. If no successor trustee shall have been so appointed and shall have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

         (b) If at any time (i) the Trustee shall cease to be eligible in accordance with the provisions of Section 6.05 and shall fail to resign after written request therefor by the Depositor or the NIMS Insurer, (ii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, (iii) a tax is imposed or threatened with respect to the Trust Fund by any state in which the Trustee or the Trust Fund held by the Trustee is located, or (iv) the continued use of the Trustee would result in a downgrading of the rating by any Rating Agency of any Class of Certificates with a rating or the NIM Securities, then the Depositor, the Master Servicer or the NIMS Insurer shall remove the Trustee and the Depositor shall appoint a successor trustee acceptable to the NIMS Insurer and the Master Servicer by written instrument, one copy of which instrument shall be delivered to the Trustee so removed, one copy each to the successor trustee and one copy to the Master Servicer and the NIMS Insurer.

         (c) The Holders of more than 50% of the Class Principal Amount (or Percentage Interest) of each Class of Certificates (or the NIMS Insurer in the event of failure of the Trustee to perform its obligations hereunder) may at any time upon 30 days' written notice to the Trustee and to the Depositor remove the Trustee by such written instrument, signed by such Holders or their attorney-in-fact duly authorized (or by the NIMS Insurer), one copy of which instrument shall be delivered to the Depositor, one copy to the Trustee, one copy each to the Master Servicer and the NIMS Insurer; the Depositor shall thereupon appoint a successor trustee in accordance with this Section mutually acceptable to the Depositor, the Master Servicer and the NIMS Insurer.

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         (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in
Section 6.07.

         Section 6.07. Successor Trustee. (a) Any successor trustee appointed as provided in Section 6.06 shall execute, acknowledge and deliver to the Depositor, the Master Servicer, the NIMS Insurer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee (or assign to the Trustee its interest under each Custodial Agreement, to the extent permitted thereunder) all Mortgage Files and documents and statements related to each Mortgage File held by it hereunder, and shall duly assign, transfer, deliver and pay over to the successor trustee the entire Trust Fund, together with all necessary instruments of transfer and assignment or other documents properly executed necessary to effect such transfer and such of the records or copies thereof maintained by the predecessor trustee in the administration hereof as may be requested by the successor trustee and shall thereupon be discharged from all duties and responsibilities under this Agreement. In addition, the Master Servicer and the predecessor trustee shall execute and deliver such other instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor trustee all such rights, powers, duties and obligations.

         (b) No successor trustee shall accept appointment as provided in this Section unless at the time of such appointment such successor trustee shall be eligible under the provisions of Section 6.05.

         (c) Upon acceptance of appointment by a successor trustee as provided in this Section, the predecessor trustee shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to any Rating Agency. The expenses of such mailing shall be borne by the predecessor trustee.

         Section 6.09. Merger or Consolidation of Trustee. Any Person into which the Trustee may be merged or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Persons succeeding to the business of the Trustee, shall be the successor to the Trustee hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, provided that such Person shall be eligible under the provisions of Section 6.05.


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         Section 6.09. Appointment of Co-Trustee, Separate Trustee or Custodian.
(a) Notwithstanding any other provisions hereof, at any time, the Trustee, the Depositor or the Certificateholders evidencing more than 50% of the Class Principal Amount (or Percentage Interest) of every Class of Certificates shall have the power from time to time to appoint one or more Persons, approved by the Trustee and the NIMS Insurer, to act either as co-trustees jointly with the Trustee, or as separate trustees, or as custodians, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any Mortgage Loan outside the state where the Trustee has its principal place of business where such separate trustee or co-trustee is necessary or advisable (or the Trustee has been advised by the Master Servicer that such separate trustee or co-trustee is necessary or advisable) under the laws of any state in which a property securing a Mortgage Loan is located or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any state in which a property securing a Mortgage Loan is located or in any state in which any portion of the Trust Fund is located. The separate Trustees, co-trustees, or custodians so appointed shall be trustees or custodians for the benefit of all the Certificateholders and shall have such powers, rights and remedies as shall be specified in the instrument of appointment; provided, however, that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Trustee. The obligation of the Trustee to make Advances pursuant to Section
5.04 and 6.14 hereof shall not be affected or assigned by the appointment of a co-trustee.

         (b) Every separate trustee, co-trustee, and custodian shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                  (i) all powers, duties, obligations and rights conferred upon the Trustee in respect of the receipt, custody and payment of moneys shall be exercised solely by the Trustee;

                  (ii) all other rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee, co-trustee, or custodian jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations, including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction, shall be exercised and performed by such separate trustee, co-trustee, or custodian;

                  (iii) no trustee or custodian hereunder shall be personally liable by reason of any act or omission of any other trustee or custodian hereunder; and

                  (iv) the Trustee or the Certificateholders evidencing more than 50% of the Aggregate Voting Interests of the Certificates with the consent of the NIMS Insurer may at any time accept the resignation of or remove any separate trustee, co-trustee or custodian, so appointed by it or them, if such resignation or removal does not violate the other terms of this Agreement.

         (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee, co-trustee or custodian shall refer to this Agreement and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy given to the Master Servicer and the NIMS Insurer.


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         (d) Any separate trustee, co-trustee or custodian may, at any time, constitute the Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee, co-trustee or custodian shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

         (e) No separate trustee, co-trustee or custodian hereunder shall be required to meet the terms of eligibility as a successor trustee under Section
6.05 hereunder and no notice to Certificateholders of the appointment shall be required under Section 6.07 hereof.

         (f) The Trustee agrees to instruct the co-trustees, if any, to the extent necessary to fulfill the Trustee's obligations hereunder.

         (g) The Trustee shall pay the reasonable compensation of the co-trustees (which compensation shall not reduce any compensation payable to the Trustee under such Section).

         Section 6.10. Authenticating Agents. (a) The Trustee may appoint one or more Authenticating Agents which shall be authorized to act on behalf of the Trustee in authenticating Certificates. Wherever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent must be a corporation organized and doing business under the laws of the United States of America or of any state, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities and acceptable to the NIMS Insurer.

         (b) Any Person into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any Person succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

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         (c) Any Authenticating Agent may at any time resign by giving at least
30 days' advance written notice of resignation to the Trustee, the NIMS Insurer and the Depositor. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent, the NIMS Insurer and the Depositor. Upon receiving a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.10, the Trustee may appoint a successor Authenticating Agent, shall give written notice of such appointment to the Depositor and the NIMS Insurer and shall mail notice of such appointment to all Holders of Certificates. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 6.10. No Authenticating Agent shall have responsibility or liability for any action taken by it as such at the direction of the Trustee. Any Authenticating Agent shall be entitled to reasonable compensation for its services and, if paid by the Trustee, it shall be a reimbursable expense pursuant to Section 6.12.

         Section 6.11. Indemnification of Trustee. The Trustee and its directors, officers, employees and agents shall be entitled to indemnification from the Trust Fund for any loss, liability or expense incurred without negligence or willful misconduct on their part, arising out of, or in connection with, the acceptance or administration of the trusts created hereunder, including the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder, provided that:

                  (i) with respect to any such claim, the Trustee shall have given the Depositor, the Master Servicer, the NIMS Insurer and the Holders written notice thereof promptly after the Trustee shall have knowledge thereof;

                  (ii) while maintaining control over its own defense, the Trustee shall cooperate and consult fully with the Depositor, the Master Servicer and the NIMS Insurer in preparing such defense; and

                  (iii) notwithstanding anything to the contrary in this Section 6.11, the Trust Fund shall not be liable for settlement of any such claim by the Trustee entered into without the prior consent of the Depositor, the Master Servicer and the NIMS Insurer, which consent shall not be unreasonably withheld.

         The provisions of this Section 6.11 shall survive any termination of this Agreement and the resignation or removal of the Trustee and shall be construed to include, but not be limited to any loss, liability or expense under any environmental law.

         Section 6.12. Fees and Expenses of Trustee. The Trustee will receive compensation and reimbursement or payment of its expenses hereunder and under each Custodial Agreement as provided herein and therein.

         Section 6.13. Collection of Monies. Except as otherwise expressly provided in this Agreement, the Trustee may demand payment or delivery of, and shall receive and collect, all money and other property payable to or receivable by the Trustee pursuant to this Agreement. The Trustee shall hold all such money and property received by it as part of the Trust Fund and shall distribute it as provided in this Agreement. If the Trustee shall not have timely received amounts to be remitted with respect to the Mortgage Loans from the Master Servicer, the Trustee shall request the Master Servicer to make such distribution as promptly as practicable or legally permitted. If the Trustee shall subsequently receive any such amount, it may withdraw such request.

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         Section 6.14. Events of Default; Trustee To Act; Appointment of
Successor. (a) The occurrence of any one or more of the following events shall constitute an "Event of Default":

                  (i) Any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in this Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the Holders of more than 50% of the Aggregate Voting Interests of the Certificates or by the NIMS Insurer; or

                  (ii) A decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days or any Rating Agency reduces or withdraws or threatens to reduce or withdraw the rating of the Certificates or the NIM Securities because of the financial condition or loan servicing capability of such Master Servicer; or

                  (iii) The Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Master Servicer or of or relating to all or substantially all of its property; or

                  (iv) The Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or

                  (v) The Master Servicer shall be dissolved, or shall dispose of all or substantially all of its assets, or consolidate with or merge into another entity or shall permit another entity to consolidate or merge into it, such that the resulting entity does not meet the criteria for a successor servicer as specified in Section 9.27 hereof; or

                  (vi) If a representation or warranty set forth in Section 9.14 hereof shall prove to be incorrect as of the time made in any respect that materially and adversely affects the interests of the Certificateholders, and the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or cured within 30 days after the date on which written notice of such incorrect representation or warranty shall have been given to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the Holders of more than 50% of the Aggregate Voting Interests of the Certificates or by the NIMS Insurer; or


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               (vii) A sale or pledge of any of the rights of the Master
         Servicer hereunder or an assignment of this Agreement by the Master Servicer or a delegation of the rights or duties of the Master Servicer hereunder shall have occurred in any manner not otherwise permitted hereunder and without the prior written consent of the Trustee, the NIMS Insurer and Certificateholders holding more than 50% of the Aggregate Voting Interests of the Certificates; or

               (viii) Any Servicer at any time is not either an FNMA- or FHLMC-approved Seller/Servicer, and the Master Servicer has not terminated the rights and obligations of such Servicer under the applicable Servicing Agreement and replaced such Servicer with an FNMA- or FHLMC-approved servicer within 45 days of the absence of such approval; or

               (ix) After receipt of notice from the Trustee or the NIMS Insurer, any failure of the Master Servicer to remit to the Trustee any payment required to be made to the Trustee for the benefit of Certificateholders under the terms of this Agreement, including any Advance, on any Deposit Date.

         If an Event of Default described in clauses (i) through (viii) of this
Section 6.14 shall occur, then, in each and every case, subject to applicable law, so long as any such Event of Default shall not have been remedied within any period of time prescribed by this Section 6.14, the Trustee, by notice in writing to the Master Servicer may, and shall, if so directed by Certificateholders evidencing more than 50% of the Aggregate Voting Interests of the Certificates affected thereby or the NIMS Insurer, terminate all of the rights and obligations of the Master Servicer hereunder and in and to the Mortgage Loans and the proceeds thereof. If an Event of Default described in clause (ix) of this Section 6.14 shall occur, then, in each and every case, subject to applicable law, the Trustee, by notice in writing to the Master Servicer and the NIMS Insurer, shall promptly terminate all of the rights and obligations of the Master Servicer hereunder and in and to the Mortgage Loans and the proceeds thereof. On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer, and only in its capacity as Master Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under the terms of this Agreement; and the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the defaulting Master Servicer as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents or otherwise. The defaulting Master Servicer agrees to cooperate with the Trustee in effecting the termination of the defaulting Master Servicer's responsibilities and rights hereunder as Master Servicer including, without limitation, notifying the Servicers of the assignment of the master servicing function and providing the Trustee or its designee all documents and records in electronic or other form reasonably requested by it to enable the Trustee or its designee to assume the defaulting Master Servicer's functions hereunder and the transfer to the Trustee for administration by it of all amounts which shall at the time be or should have been deposited by the defaulting Master Servicer in the Collection Account maintained by such defaulting Master Servicer and any other account or fund maintained with respect to the Certificates or thereafter received with respect to the Mortgage Loans. The Master Servicer being terminated shall bear its costs of a master servicing transfer and the reasonable out-of-pocket fees and expenses of the Trustee associated with such master servicing transfer.


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


         Notwithstanding the termination of its activities as Master Servicer, each terminated Master Servicer shall continue to be entitled to reimbursement to the extent provided in Section 4.02(i), (ii), (iii), (iv), (v) and (ix) to the extent such reimbursement relates to the period prior to such Master Servicer's termination.

         If any Event of Default shall occur, the Trustee, upon becoming aware of the occurrence thereof, shall promptly notify the NIMS Insurer and each Rating Agency of the nature and extent of such Event of Default. The Trustee shall immediately give written notice to the Master Servicer upon the Master Servicer's failure to remit funds on the Deposit Date.

         (b) On and after the time the Master Servicer receives a notice of termination from the Trustee pursuant to Section 6.14(a) or the Trustee receives the resignation of the Master Servicer evidenced by an Opinion of Counsel pursuant to Section 9.28, the Trustee, unless another master servicer shall have been appointed, shall be the successor in all respects to the Master Servicer in its capacity as such under this Agreement and the transactions set forth or provided for herein and shall have all the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Master Servicer hereunder, including the obligation to make Advances; provided, however, that any failure to perform such duties or responsibilities caused by the Master Servicer's failure to provide information required by this Agreement shall not be considered a default by the Trustee hereunder. In addition, the Trustee shall have no responsibility for any act or omission of the Master Servicer prior to the issuance of any notice of termination and shall have no liability relating to the representations and warranties of the Master Servicer set forth in Section 9.14. In the Trustee's capacity as such successor, the Trustee shall have the same limitations on liability herein granted to the Master Servicer. As compensation therefor, the Trustee shall be entitled to receive all compensation payable to the Master Servicer under this Agreement, including the Master Servicing Fee.

         (c) Notwithstanding the above, the Trustee may, if it shall be unwilling to continue to so act, or shall, if it is unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution servicer, master servicer, servicing or mortgage servicing institution having a net worth of not less than $15,000,000 and meeting such other standards for a successor master servicer as are set forth in this Agreement, as the successor to such Master Servicer in the assumption of all of the responsibilities, duties or liabilities of a master servicer, like the Master Servicer. Any entity designated by the Trustee as a successor master servicer must be approved by the NIMS Insurer. Such successor Master Servicer may be an Affiliate of the Trustee; provided, however, that, unless such Affiliate meets the net worth requirements and other standards set forth herein for a successor master servicer, the Trustee, in its individual capacity shall agree, at the time of such designation, to be and remain liable to the Trust Fund for such Affiliate's actions and omissions in performing its duties hereunder. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted to the Master Servicer hereunder. The Trustee and such successor shall take such actions, consistent with this Agreement, as shall be necessary to effectuate any such succession and may make other arrangements with respect to the servicing to be conducted hereunder which are not inconsistent herewith. The Master Servicer shall cooperate with the Trustee and any successor master servicer in effecting the termination of the Master Servicer's responsibilities and rights hereunder including, without limitation, notifying Servicers of the assignment of the master servicing functions and providing the Trustee and successor master servicer, as applicable, all documents and records in electronic or other form reasonably requested by it to enable it to assume the Master Servicer's functions hereunder and the transfer to the Trustee or such successor master servicer, as applicable, all amounts or investment property which shall at the time be or should have been deposited by the Master Servicer in the Collection Account and any other account or fund maintained with respect to the Certificates or thereafter be received with respect to the Mortgage Loans. Neither the Trustee nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Master Servicer to deliver, or any delay in delivering, cash, documents or records to it, (ii) the failure of the Master Servicer to cooperate as required by this Agreement, (iii) the failure of the Master Servicer to deliver the Mortgage Loan data to the Trustee as required by this Agreement or
(iv) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer.


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         Section 6.15. Additional Remedies of Trustee Upon Event of Default.
During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 6.14, shall have the right, in its own name and as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the NIMS Insurer and the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

         Section 6.16. Waiver of Defaults. More than 50% of the Aggregate Voting Interests of Certificateholders may, with the consent of the NIMS Insurer, waive any default or Event of Default by the Master Servicer in the performance of its obligations hereunder, except that a default in the making of any required deposit to the Certificate Account that would result in a failure of the Trustee to make any required payment of principal of or interest on the Certificates may only be waived with the consent of 100% of the affected Certificateholders, with the consent of the NIMS Insurer. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

         Section 6.17. Notification to Holders. Upon termination of the Master Servicer or appointment of a successor to the Master Servicer, in each case as provided herein, the Trustee shall promptly mail notice thereof by first class mail to the Certificateholders at their respective addresses appearing on the Certificate Register and the NIMS Insurer. The Trustee shall also, within 45 days after the occurrence of any Event of Default known to the Trustee, give written notice thereof to Certificateholders and the NIMS Insurer, unless such Event of Default shall have been cured or waived prior to the issuance of such notice and within such 45-day period.


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         Section 6.18. Directions by Certificateholders and Duties of Trustee
During Event of Default. Subject to the provisions of Section 8.01 hereof, during the continuance of any Event of Default, Holders of Certificates evidencing not less than 25% of the Class Principal Amount (or Percentage Interest) of each Class of Certificates affected thereby may, with the consent of the NIMS Insurer, direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; provided, however, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the trusts or powers vested in it by this Agreement (including, without limitation, (i) the conducting or defending of any administrative action or litigation hereunder or in relation hereto and (ii) the terminating of the Master Servicer or any successor master servicer from its rights and duties as master servicer hereunder) at the request, order or direction of any of the Certificateholders or the NIMS Insurer, unless such Certificateholders or the NIMS Insurer shall have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby; and, provided further, that, subject to the provisions of Section 8.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, in accordance with an Opinion of Counsel acceptable to the NIMS Insurer, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability for which it is not indemnified to its satisfaction or be unjustly prejudicial to the non-assenting Certificateholders.

         Section 6.19. Action Upon Certain Failures of the Master Servicer and Upon Event of Default. In the event that the Trustee shall have actual knowledge of any action or inaction of the Master Servicer that would become an Event of Default upon the Master Servicer's failure to remedy the same after notice, the Trustee shall give notice thereof to the Master Servicer and the NIMS Insurer.


                                   ARTICLE VII

                         PURCHASE OF MORTGAGE LOANS AND
                          TERMINATION OF THE TRUST FUND

         Section 7.01. Purchase of Mortgage Loans; Termination of Trust Fund Upon Purchase or Liquidation of All Mortgage Loans. (a) The respective obligations and responsibilities of the Trustee and the Master Servicer created hereby (other than the obligation of the Trustee to make payments to Certificateholders as set forth in Section 7.02, the obligation of the Master Servicer to make a final remittance to the Trustee for deposit into the Certificate Account pursuant to Section 4.01 and the obligations of the Master Servicer to the Trustee pursuant to Sections 9.10 and 9.14) shall terminate on the earliest of (i) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property, (ii) the sale of the property held by the Trust Fund in accordance with Section 7.01(b) and (iii) the Latest Possible Maturity Date; provided, however, that in no event shall the Trust Fund created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof. Any termination of the Trust Fund shall be carried out in such a manner so that the termination of each REMIC included therein shall qualify as a "qualified liquidation" under the REMIC Provisions.


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


         (b) On any Distribution Date occurring on or after the Initial Optional Purchase Date, the Master Servicer, with the prior written consent of the NIMS Insurer and the Seller which consent shall not be unreasonably withheld, has the option to cause the Trust Fund to adopt a plan of complete liquidation pursuant to Section 7.03(a)(i) hereof to sell all of its property. Upon exercise of such option, the property of the Trust Fund shall be sold to the Master Servicer at a price (the "Termination Price") equal to the sum of (i) 100% of the unpaid principal balance of each Mortgage Loan on the day of such purchase plus interest accrued thereon at the applicable Mortgage Rate with respect to any Mortgage Loan to the Due Date in the Collection Period immediately preceding the related Distribution Date to the date of such repurchase and (ii) the fair market value of any REO Property and any other property held by any REMIC, such fair market value to be determined by an appraiser or appraisers mutually agreed upon by the Master Servicer, the NIMS Insurer and the Trustee. The Master Servicer, each Servicer (or the Trustee, if applicable) shall be reimbursed from the Termination Price for any Mortgage Loan or related REO Property for any Advances made or other amounts advanced with respect to the Mortgage Loans that are reimbursable to the Master Servicer or the Trustee under this Agreement or the related Servicing Agreement (or to the Trustee hereunder), together with any accrued and unpaid compensation due to the Master Servicer hereunder or the Servicers thereunder.

         If the Master Servicer fails to exercise its option on the Initial Optional Purchase Date, the NIMS Insurer, so long as either the NIM Securities remain outstanding and are covered by the NIMS Insurer's guaranty or if the NIMS Insurer is owed amounts in respect of its guaranty of the NIM Securities, may exercise such option and if the NIMS Insurer fails to exercise such option, Aurora Loan Services Inc., an affiliate of the Seller, with the prior consent of the Seller, will have the right to exercise such option.

         Section 7.02. Procedure Upon Termination of Trust Fund. (a) Notice of any termination pursuant to the provisions of Section 7.01, specifying the Distribution Date upon which the final distribution shall be made, shall be given promptly by the Trustee by first class mail to Certificateholders mailed upon (x) the sale of all of the property of the Trust Fund by the Trustee pursuant to Section 7.01(b) or (y) upon the final payment or other liquidation of the last Mortgage Loan or REO Property in the Trust Fund. Such notice shall specify (A) the Distribution Date upon which final distribution on the Certificates of all amounts required to be distributed to Certificateholders pursuant to Section 5.02 will be made upon presentation and surrender of the Certificates at the Corporate Trust Office, and (B) that the Record Date otherwise applicable to such Distribution Date is not applicable, distribution being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified. The Trustee shall give such notice to the Master Servicer, the NIMS Insurer and the Certificate Registrar at the time such notice is given to Holders of the Certificates. Upon any such termination, the duties of the Certificate Registrar with respect to the Certificates shall terminate and the Trustee shall terminate or request the Master Servicer to terminate, the Collection Account it maintains, the Certificate Account and any other account or fund maintained with respect to the Certificates, subject to the Trustee's obligation hereunder to hold all amounts payable to Certificateholders in trust without interest pending such payment.


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


         (b) In the event that all of the Holders do not surrender their Certificates for cancellation within three months after the time specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice any Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps to contact the remaining Certificateholders concerning surrender of such Certificates, and the cost thereof shall be paid out of the amounts distributable to such Holders. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Trustee shall, subject to applicable state law relating to escheatment, hold all amounts distributable to such Holders for the benefit of such Holders. No interest shall accrue on any amount held by the Trustee and not distributed to a Certificateholder due to such Certificateholder's failure to surrender its Certificate(s) for payment of the final distribution thereon in accordance with this Section.

         (c) Any reasonable expenses incurred by the Trustee in connection with any termination or liquidation of the Trust Fund shall be reimbursed from proceeds received from the liquidation of the Trust Fund.

         Section 7.03. Additional Trust Fund Termination Requirements. (a) Any termination of the Trust Fund shall be effected in accordance with the following additional requirements, unless the Trustee seeks (at the request of the party exercising the option to purchase all of the Mortgage Loans pursuant to Section 7.01(b)), and subsequently receives, an Opinion of Counsel (at the expense of such requesting party), addressed to the Trustee and the NIMS Insurer to the effect that the failure of the Trust Fund to comply with the requirements of this Section 7.03 will not (I) result in the imposition of taxes on any REMIC under the REMIC Provisions or (II) cause any REMIC established hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding:

               (i) Within 89 days prior to the time of the making of the final payment on the Certificates, upon notification by the Master Servicer, the NIMS Insurer or an affiliate of Seller that it intends to exercise its option to cause the termination of the Trust Fund, the Trustee shall adopt a plan of complete liquidation of the Trust Fund on behalf of each REMIC, meeting the requirements of a qualified liquidation under the REMIC Provisions;

               (ii) Any sale of the assets of the Trust Fund pursuant to Section
         7.02 shall be a sale for cash and shall occur at or after the time of adoption of such a plan of complete liquidation and prior to the time of making of the final payment on the Certificates;

               (iii) On the date specified for final payment of the Certificates, the Trustee shall make final distributions of principal and interest on the Certificates in accordance with Section 5.02 and, after payment of, or provision for any outstanding expenses, distribute or credit, or cause to be distributed or credited, to the Holders of the Residual Certificates all cash on hand after such final payment (other than cash retained to meet claims), and the Trust Fund (and each REMIC) shall terminate at that time; and


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

               (iv) In no event may the final payment on the Certificates or the final distribution or credit to the Holders of the Residual Certificates be made after the 89th day from the date on which the plan of complete liquidation is adopted.

         (b) By its acceptance of a Residual Certificate, each Holder thereof hereby agrees to accept the plan of complete liquidation adopted by the Trustee under this Section and to take such other action in connection therewith as may be reasonably requested by the Master Servicer or any Servicer.

         Section 7.04. Optional Repurchase Right of Seller. The NIMS Insurer may repurchase any Distressed Mortgage Loan for a purchase price equal to the outstanding principal balance of such Mortgage Loan, plus accrued interest thereon to the date of repurchase plus any unreimbursed Advances, Servicing Advances, Servicing Fees or Master Servicing Fees allocable to such Distressed Mortgage Loan. Any such repurchase shall be accomplished by the NIM Insurer's remittance of the purchase price for the Distressed Mortgage Loan to the Master Servicer for deposit into the Collection Account.

                                  ARTICLE VIII

                          RIGHTS OF CERTIFICATEHOLDERS

         Section 8.01. Limitation on Rights of Holders. (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or this Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of this Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them. Except as otherwise expressly provided herein, no Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right to vote or in any manner otherwise control the Master Servicer or the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

         (b) No Certificateholder, solely by virtue of its status as Certificateholder, shall have any right by virtue or by availing of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates evidencing not less than 25% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of Certificates of each Class affected thereby shall, with the prior written consent of the NIMS Insurer, have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the cost, expenses and liabilities to be incurred therein or thereby, and the Trustee, for sixty days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request has been given such Trustee during such sixty-day period by such Certificateholders or the NIMS Insurer; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder, the NIMS Insurer and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates or the rights of the NIMS Insurer, or to obtain or seek to obtain priority over or preference to any other such Holder or the NIMS Insurer, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Certificateholders and the NIM Insurer. For the protection and enforcement of the provisions of this Section, each and every Certificateholder, the NIM Insurer and the Trustee shall be entitled to such relief as can be given either at law or in equity.


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


         Section 8.02. Access to List of Holders. (a) If the Trustee is not acting as Certificate Registrar, the Certificate Registrar will furnish or cause to be furnished to the Trustee and the NIMS Insurer, within fifteen days after receipt by the Certificate Registrar of a request by the Trustee or the NIMS Insurer in writing, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Certificateholders of each Class as of the most recent Record Date.

         (b) If the NIMS Insurer or three or more Holders or Certificate Owners (hereinafter referred to as "Applicants") apply in writing to the Trustee, and such application states that the Applicants desire to communicate with other Holders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, afford such Applicants reasonable access during the normal business hours of the Trustee to the most recent list of Certificateholders held by the Trustee or shall, as an alternative, send, at the Applicants' expense, the written communication proffered by the Applicants to all Certificateholders at their addresses as they appear in the Certificate Register.

         (c) Every Holder or Certificate Owner, if the Holder is a Clearing Agency, by receiving and holding a Certificate, agrees with the Depositor, the Master Servicer, the NIMS Insurer, the Certificate Registrar and the Trustee that neither the Depositor, the Master Servicer, the NIMS Insurer, the Certificate Registrar nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

         Section 8.03. Acts of Holders of Certificates. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders or Certificate Owner, if the Holder is a Clearing Agency, may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where expressly required herein, to the Master Servicer or the NIMS Insurer. Such instrument or instruments (as the action embodies therein and evidenced thereby) are herein sometimes referred to as an "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agents shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee, the NIMS Insurer and the Master Servicer, if made in the manner provided in this Section. Each of the Trustee and the Master Servicer shall promptly notify the others of receipt of any such instrument by it, and shall promptly forward a copy of such instrument to the others and the NIMS Insurer.


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


         (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments or deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Whenever such execution is by an officer of a corporation or a member of a partnership on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee deems sufficient.

         (c) The ownership of Certificates (whether or not such Certificates shall be overdue and notwithstanding any notation of ownership or other writing thereon made by anyone other than the Trustee) shall be proved by the Certificate Register, and neither the Trustee, the NIMS Insurer, the Master Servicer, nor the Depositor shall be affected by any notice to the contrary.

         (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Certificate shall bind every future Holder of the same Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee, the NIMS Insurer or the Master Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.


                                   ARTICLE IX

                 ADMINISTRATION AND SERVICING OF MORTGAGE LOANS
                 BY THE MASTER SERVICER; LOSS MITIGATION ADVISOR

         Section 9.01. Duties of the Master Servicer. The Certificateholders, by their purchase and acceptance of the Certificates, appoint Wells Fargo Bank Minnesota, National Association, as Master Servicer. For and on behalf of the Depositor, the Trustee and the Certificateholders, the Master Servicer shall master service the Mortgage Loans in accordance with the provisions of this Agreement and the provisions of each Servicing Agreement. Notwithstanding anything in this Agreement, any Servicing Agreement or any Loss Mitigation Advisory Agreement to the contrary, the Master Servicer shall have no duty or obligation to enforce any Loss Mitigation Advisory Agreement or to supervise, monitor or oversee the activities of any Servicer under its Loss Mitigation Advisory Agreement with respect to any action taken or not taken by a Servicer at the direction of the Seller or pursuant to a recommendation of the Loss Mitigation Advisor.



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


         Section 9.02. Master Servicer Fidelity Bond and Master Servicer Errors and Omissions Insurance Policy. (a) The Master Servicer, at its expense, shall maintain in effect a Master Servicer Fidelity Bond and a Master Servicer Errors and Omissions Insurance Policy, affording coverage with respect to all directors, officers, employees and other Persons acting on such Master Servicer's behalf, and covering errors and omissions in the performance of the Master Servicer's obligations hereunder. The Master Servicer Errors and Omissions Insurance Policy and the Master Servicer Fidelity Bond shall be in such form and amount that would be consistent with coverage customarily maintained by master servicers of mortgage loans similar to the Mortgage Loans and shall by its terms not be cancelable without thirty days' prior written notice to the Trustee and the NIMS Insurer, the Master Servicer shall provide the Trustee and the NIMS Insurer, upon request, with a copy of such policy and fidelity bond. The Master Servicer shall (i) require each Servicer to maintain an Errors and Omissions Insurance Policy and a Servicer Fidelity Bond in accordance with the provisions of the applicable Servicing Agreement, (ii) cause each Servicer to provide to the Master Servicer certificates evidencing that such policy and bond is in effect and to furnish to the Master Servicer any notice of cancellation, non-renewal or modification of the policy or bond received by it, as and to the extent provided in the applicable Servicing Agreement, and (iii) furnish copies of such policies and of the certificates and notices referred to in clause (ii) to the Trustee and NIMS Insurer upon request.

         (b) The Master Servicer shall promptly report to the Trustee and the NIMS Insurer any material changes that may occur in the Master Servicer Fidelity Bond or the Master Servicer Errors and Omissions Insurance Policy and shall furnish to the Trustee and the NIMS Insurer, on request, certificates evidencing that such bond and insurance policy are in full force and effect. The Master Servicer shall promptly report to the Trustee and the NIMS Insurer all cases of embezzlement or fraud, if such events involve funds relating to the Mortgage Loans. The total losses, regardless of whether claims are filed with the applicable insurer or surety, shall be disclosed in such reports together with the amount of such losses covered by insurance. If a bond or insurance claim report is filed with any of such bonding companies or insurers, the Master Servicer shall promptly furnish a copy of such report to the Trustee and the NIMS Insurer. Any amounts relating to the Mortgage Loans collected by the Master Servicer under any such bond or policy shall be promptly remitted by the Master Servicer to the Trustee for deposit into the Certificate Account. Any amounts relating to the Mortgage Loans collected by the applicable Servicer under any such bond or policy shall be remitted to the Master Servicer to the extent provided in the applicable Servicing Agreement.

         Section 9.03. Master Servicer's Financial Statements and Related Information. For each year this Agreement is in effect, the Master Servicer shall submit to the Trustee, the NIMS Insurer each Rating Agency and the Depositor a copy of its annual unaudited financial statements on or prior to May 31 of each year, beginning May 31, 2002. Such financial statements shall include a balance sheet, income statement, statement of retained earnings, statement of additional paid-in capital, statement of changes in financial position and all related notes and schedules and shall be in comparative form, certified by a nationally recognized firm of Independent Accountants to the effect that such statements were examined and prepared in accordance with generally accepted accounting principles applied on a basis consistent with that of the preceding year.



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

         Section 9.04. Power to Act; Procedures. (a) The Master Servicer shall master service the Mortgage Loans and shall have full power and authority, subject to the REMIC Provisions and the provisions of Article X hereof, and each Servicer shall have full power and authority (to the extent provided in the applicable Servicing Agreement) to do any and all things that it may deem necessary or desirable in connection with the servicing and administration of the Mortgage Loans, including but not limited to the power and authority (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages, (iii) to collect any Insurance Proceeds and Liquidation Proceeds, and (iv) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan, in each case, in accordance with the provisions of this Agreement and the applicable Servicing Agreement, as applicable; provided that the Master Servicer shall not take, or knowingly permit any Servicer to take, any action that is inconsistent with or prejudices the interests of the Trust Fund or the Certificateholders in any Mortgage Loan or the rights and interests of the Depositor, the Trustee, the Certificateholders and the NIMS Insurer under this Agreement. The Master Servicer shall represent and protect the interests of the Trust Fund in the same manner as it protects its own interests in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan and shall not make or knowingly permit any Servicer to make any modification, waiver or amendment of any term of any Mortgage Loan that would cause any part of the Trust Fund to fail to qualify as a REMIC or result in the imposition of any tax under Section 860F(a) or Section 860G(d) of the Code. Without limiting the generality of the foregoing, the Master Servicer in its own name or in the name of a Servicer, and each Servicer, to the extent such authority is delegated to such Servicer under the applicable Servicing Agreement, is hereby authorized and empowered by the Trustee when the Master Servicer or such Servicer, as the case may be, believes it appropriate in its best judgment and in accordance with Accepted Servicing Practices and the applicable Servicing Agreement, to execute and deliver, on behalf of itself and the Certificateholders, the Trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. The Trustee shall furnish the Master Servicer, upon request, with any powers of attorney empowering the Master Servicer or any Servicer to execute and deliver instruments of satisfaction or cancellation, or of partial or full release or discharge, and to foreclose upon or otherwise liquidate Mortgaged Property, and to appeal, prosecute or defend in any court action relating to the Mortgage Loans or the Mortgaged Property, in accordance with the applicable Servicing Agreement and this Agreement, and the Trustee shall execute and deliver such other documents, as the Master Servicer may request, necessary or appropriate to enable the Master Servicer to master service and administer the Mortgage Loans and carry out its duties hereunder, in each case in accordance with Accepted Servicing Practices (and the Trustee shall have no liability for misuse of any such powers of attorney by the Master Servicer or any Servicer). If the Master Servicer or the Trustee has been advised that it is likely that the laws of the state in which action is to be taken prohibit such action if taken in the name of the Trustee or that the Trustee would be adversely affected under the "doing business" or tax laws of such state if such action is taken in its name, then upon request of the Trustee and with the consent of the NIMS Insurer, the Master Servicer shall join with the Trustee in the appointment of a co-trustee pursuant to Section 6.09 hereof. In the performance of its duties hereunder, the Master Servicer shall be an independent contractor and shall not, except in those instances where it is taking action in the name of the Trustee, be deemed to be the agent of the Trustee.

         (b) In master servicing and administering the Mortgage Loans, the Master Servicer shall employ procedures, and shall cause each Servicer to employ procedures (including, but not limited to, collection procedures), consistent with the applicable Servicing Agreement. Consistent with the foregoing, the Master Servicer may, and may permit any Servicer to, in its discretion (i) waive any late payment charge (but not any Prepayment Premium) and (ii) extend the due dates for payments due on a Mortgage Note for a period not greater than 120 days; provided, however, that the maturity of any Mortgage Loan shall not be extended past the date on which the final payment is due on the latest maturing Mortgage Loan as of the Cut-off Date. In the event of any extension described in clause (ii) above, the Master Servicer shall make or cause such Servicer (if required by the applicable Servicing Agreement) to make Advances on the related Mortgage Loan in accordance with the provisions of Section 5.04 on the basis of the amortization schedule of such Mortgage Loan without modification thereof by reason of such extension. Notwithstanding anything to the contrary in this Agreement, the Master Servicer shall not knowingly permit any modification, waiver or amendment of any material term of any Mortgage Loan (including but not limited to the interest rate, the principal balance, the amortization schedule, any Prepayment Premium, or any other term affecting the amount or timing of payments on the Mortgage Loan or the collateral therefor), unless: (1) such Mortgage Loan is in default or default by the related Mortgagor is, in the reasonable judgment of the Master Servicer or the applicable Servicer, imminent, or (2) the Master Servicer shall have provided or (if required by the applicable Servicing Agreement) caused to be provided to the Trustee and the NIMS Insurer an Opinion of Counsel (which opinion shall, if provided by the Master Servicer, be an expense reimbursed from the Collection Account pursuant to Section 4.02(v)) in writing to the effect that such modification, waiver or amendment would not cause an Adverse REMIC Event, and, if required by the related Servicing Agreement, the Servicer shall have obtained the written consent of the Trustee and the NIMS Insurer and shall have provided a copy of such consent to the Master Servicer.

         Section 9.05. Enforcement of Servicer's and Master Servicer's Obligations. (a) Each Servicing Agreement requires the applicable Servicer, respectively, to service the Mortgage Loans in accordance with the provisions thereof. References in this Agreement to actions taken or to be taken by the Master Servicer include actions taken or to be taken by a Servicer on behalf of the Master Servicer. Any fees and other amounts payable to a Servicer shall be deducted from amounts remitted to the Master Servicer by such Servicer and shall not be an obligation of the Trust Fund or the Master Servicer.

         (b) The Master Servicer, for the benefit of the Trustee, the NIMS Insurer and the Certificateholders, shall enforce the obligations of each Servicer under the related Servicing Agreement, and shall, in the event that a Servicer fails to perform its obligations in accordance therewith, terminate the rights and obligations of such Servicer thereunder and either act as servicer of the related Mortgage Loans or cause the other parties hereto to enter into a Servicing Agreement (and such parties hereby agree to execute and deliver any such successor Servicing Agreement), with a successor Servicer. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Servicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Master Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor initially (i) from a general recovery resulting from such enforcement only to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans, (ii) from a specific recovery of costs, expenses or attorneys' fees against the party against whom such enforcement is directed, and then, (iii) to the extent that such amounts are insufficient to reimburse the Master Servicer for the costs of such enforcement, from the Collection Account.


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         Section 9.06. Collection of Taxes, Assessments and Similar Items. (a)
To the extent provided in the applicable Servicing Agreement, the Master Servicer shall cause each Servicer to establish and maintain one or more custodial accounts at a depository institution (which may be a depository institution with which the Master Servicer or any Servicer establishes accounts in the ordinary course of its servicing activities), the accounts of which are insured to the maximum extent permitted by the FDIC (each, an "Escrow Account") and to deposit therein any collections of amounts received with respect to amounts due for taxes, assessments, water rates, standard hazard insurance policy premiums, Payaheads, if applicable, or any comparable items for the account of the Mortgagors. Withdrawals from any Escrow Account may be made (to the extent amounts have been escrowed for such purpose) only in accordance with the applicable Servicing Agreement. Each Servicer shall be entitled to all investment income not required to be paid to Mortgagors on any Escrow Account maintained by such Servicer. The Master Servicer shall make (or cause to be made) to the extent provided in the applicable Servicing Agreement advances to the extent necessary in order to effect timely payment of taxes, water rates, assessments, Standard Hazard Insurance Policy premiums or comparable items in connection with the related Mortgage Loan (to the extent that the Mortgagor is required, but fails, to pay such items), provided that it or the applicable Servicer has determined that the funds so advanced are recoverable from escrow payments, reimbursement pursuant to Section 4.02 or otherwise.

         (b) Costs incurred by the Master Servicer or by any Servicer in effecting the timely payment of taxes and assessments on the properties subject to the Mortgage Loans may be added to the amount owing under the related Mortgage Note where the terms of the Mortgage Note so permit; provided, however, that the addition of any such cost shall not be taken into account for purposes of calculating the distributions to be made to Certificateholders. Such costs, to the extent that they are unanticipated, extraordinary costs, and not ordinary or routine costs shall be recoverable as a Servicing Advance by the Master Servicer pursuant to Section 4.02.

         Section 9.07. Termination of Servicing Agreements; Successor Servicers.
(a) The Master Servicer shall be entitled to terminate the rights and obligations of any Servicer under the applicable Servicing Agreement in accordance with the terms and conditions of such Servicing Agreement and without any limitation by virtue of this Agreement; provided, however, that in the event of termination of any Servicing Agreement by the Master Servicer, the Master Servicer shall provide for the servicing of the Mortgage Loans by a successor Servicer to be appointed as provided in the applicable Servicing Agreement.

         The parties acknowledge that notwithstanding the preceding sentence, there may be a transition period, not to exceed 90 days, in order to effect the transfer of servicing to a successor Servicer. The Master Servicer shall be entitled to be reimbursed from each Servicer (or by the Trust Fund, if the Servicer is unable to fulfill its obligations hereunder) for all costs associated with the transfer of servicing from the predecessor servicer, including without limitation, any costs or expenses associated with the complete transfer or all servicing data and the completion, correction or manipulation of such servicing data, as may be required by the Master Servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the Master Servicer to service the Mortgage Loans properly and effectively.

         (b) If the Master Servicer acts as a successor Servicer, it will not assume liability for the representations and warranties of the Servicer, if any, that it replaces. The Master Servicer shall use reasonable efforts to have the successor Servicer assume liability for the representations and warranties made by the terminated Servicer in the related Servicing Agreement, and in the event of any such assumption by the successor Servicer, the Trustee or the Master Servicer, as applicable, may, in the exercise of its business judgment, release the terminated Servicer from liability for such representations and warranties.


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         (c) If the Master Servicer acts as a successor Servicer, it will have no obligation to make an Advance if it determines in its reasonable judgment that such Advance is non-recoverable. To the extent that the Master Servicer is unable to find a successor Servicer that is willing to service the Mortgage Loans for the Servicing Fee because of the obligation of the Servicer to make Advances regardless of whether such Advance is recoverable, the applicable Servicing Agreement may be amended to provide that the successor Servicer shall have no obligation to make an Advance if it determines in its reasonable judgment that such Advance is non-recoverable and provides an Officer's Certificate to such effect to the Master Servicer, the Trustee and the NIM Insurer.

         Section 9.08. Master Servicer Liable for Enforcement. Notwithstanding any Servicing Agreement, the Master Servicer shall remain obligated and liable to the Trustee, the NIMS Insurer and the Certificateholders in accordance with the provisions of this Agreement, to the extent of its obligations hereunder, without diminution of such obligation or liability by virtue of such Servicing Agreements. The Master Servicer shall ensure that the Mortgage Loans are serviced in accordance with the provisions of this Agreement and shall enforce the provisions of each Servicing Agreement for the benefit of the Certificateholders and the NIMS Insurer. The Master Servicer shall be entitled to enter into any agreement with any Servicer for indemnification of the Master Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

         Section 9.09. No Contractual Relationship Between Any Servicer and Trustee or Depositor. Any Servicing Agreement that may be entered into and any other transactions or services relating to the Mortgage Loans involving any Servicer in its capacity as such and not as an originator shall be deemed to be between such Servicer, the related Seller and the Master Servicer, and the Trustee, the NIMS Insurer and the Depositor shall not be deemed parties thereto and shall have no obligations, duties or liabilities with respect to such Servicer except as set forth in Section 9.10 hereof, but shall have rights thereunder as third party beneficiaries.

         Section 9.10. Assumption of Servicing Agreement by Trustee. (a) In the event the Master Servicer shall for any reason no longer be the Master Servicer (including by reason of any Event of Default under this Agreement), the Trustee shall thereupon assume all of the rights and obligations of such Master Servicer hereunder and under each Servicing Agreement entered into with respect to the Mortgage Loans. The Trustee, its designee or any successor master servicer appointed by the Trustee shall be deemed to have assumed all of the Master Servicer's interest herein and therein to the same extent as if such Servicing Agreement had been assigned to the assuming party, except that the Master Servicer shall not thereby be relieved of any liability or obligations of the Master Servicer under such Servicing Agreement accruing prior to its replacement as Master Servicer, and shall be liable to the Trustee and the NIMS Insurer, and hereby agrees to indemnify and hold harmless the Trustee and the NIMS Insurer from and against all costs, damages, expenses and liabilities (including reasonable attorneys' fees) incurred by the Trustee or the NIMS Insurer as a result of such liability or obligations of the Master Servicer and in connection with the Trustee's assumption (but not its performance, except to the extent that costs or liability of the Trustee are created or increased as a result of negligent or wrongful acts or omissions of the Master Servicer prior to its replacement as Master Servicer) of the Master Servicer's obligations, duties or responsibilities thereunder.


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         (b) The Master Servicer that has been terminated shall, upon request of the Trustee but at the expense of such Master Servicer, deliver to the assuming party all documents and records relating to each Servicing Agreement and the related Mortgage Loans and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of each Servicing Agreement to the assuming party.

         Section 9.11. "Due-on-Sale" Clauses; Assumption Agreements. To the extent provided in the applicable Servicing Agreement, to the extent Mortgage Loans contain enforceable due-on-sale clauses, the Master Servicer shall cause the related Servicer to enforce such clauses in accordance with the applicable Servicing Agreement. If applicable law prohibits the enforcement of a due-on-sale clause or such clause is otherwise not enforced in accordance with the applicable Servicing Agreement, and, as a consequence, a Mortgage Loan is assumed, the original Mortgagor may be released from liability in accordance with the applicable Servicing Agreement.

         Section 9.12. Release of Mortgage Files. (a) Upon (i) becoming aware of the payment in full of any Mortgage Loan, (ii) the receipt by the Master Servicer of a notification that payment in full has been or will be escrowed in a manner customary for such purposes, or (iii) in the case of a Mortgage Loan as to which the related Mortgaged Property is located in California, receipt by the Master Servicer of notification from the Servicer that the Servicer reasonably expects that payment in full will be received promptly, the Master Servicer will, or will cause the related Servicer to, promptly notify the Trustee (or the applicable Custodian) by a certification (which certification shall include a statement to the effect that all amounts received in connection with such payment that are required to be deposited in the Collection Account maintained by the Master Servicer pursuant to Section 4.01 have been or will be so deposited) of a Servicing Officer and shall request (on the form attached hereto as Exhibit C or on the form attached to the related Custodial Agreement) the Trustee or the applicable Custodian, to deliver to the applicable Servicer the related Mortgage File; provided, however, that in the case of a Mortgage Loan as to which the related Mortgaged Property is located in California, the related Mortgage File shall be released upon notification from the Servicer or the Master Servicer that such party reasonably expects that payment in full will be received promptly. Upon receipt of such certification and request, the Trustee or the applicable Custodian (with the consent, and at the direction of the Trustee), shall promptly release the related Mortgage File to the applicable Servicer and the Trustee shall have no further responsibility with regard to such Mortgage File. Upon any such payment in full, the Master Servicer is authorized, and each Servicer, to the extent such authority is provided for under the applicable Servicing Agreement, is authorized, to give, as agent for the Trustee, as the mortgagee under the Mortgage that secured the Mortgage Loan, an instrument of satisfaction (or assignment of mortgage without recourse) regarding the Mortgaged Property subject to the Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of such payment, it being understood and agreed that no expenses incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Collection Account.


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         (b) From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan and in accordance with Accepted Servicing Practices and the applicable Servicing Agreement, the Trustee shall execute such documents as shall be prepared and furnished to the Trustee by the Master Servicer, or by a Servicer (in form reasonably acceptable to the Trustee) and as are necessary to the prosecution of any such proceedings. The Trustee or the applicable Custodian, shall, upon request of the Master Servicer, or of a Servicer, and delivery to the Trustee or the applicable Custodian, of a trust receipt signed by a Servicing Officer substantially in the form of Exhibit C, release the related Mortgage File held in its possession or control to the Master Servicer (or the applicable Servicer). Such trust receipt shall obligate the Master Servicer or Servicer to return the Mortgage File to the Trustee or the applicable Custodian, as applicable, when the need therefor by the Master Servicer or Servicer no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the trust receipt shall be released by the Trustee or the applicable Custodian, as applicable, to the Master Servicer (or the applicable Servicer).

         Section 9.13. Documents, Records and Funds in Possession of Master Servicer To Be Held for Trustee. (a) The Master Servicer shall transmit, or cause the applicable Servicer to transmit, to the Trustee such documents and instruments coming into the possession of the Master Servicer or such Servicer from time to time as are required by the terms hereof or of the applicable Servicing Agreement to be delivered to the Trustee or the applicable Custodian. Any funds received by the Master Servicer or by a Servicer in respect of any Mortgage Loan or which otherwise are collected by the Master Servicer or a Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan shall be held for the benefit of the Trustee and the Certificateholders subject to the Master Servicer's right to retain or withdraw from the Collection Account the Master Servicing Fee and other amounts provided in this Agreement and to the right of each Servicer to retain its Servicing Fee and other amounts as provided in the related Servicing Agreement. The Master Servicer shall, and shall (to the extent provided in the applicable Servicing Agreement) cause each Servicer to, provide access to information and documentation regarding the Mortgage Loans to the Trustee, the NIMS Insurer, their respective agents and accountants at any time upon reasonable request and during normal business hours, and to Certificateholders that are savings and loan associations, banks or insurance companies, the Office of Thrift Supervision, the FDIC and the supervisory agents and examiners of such Office and Corporation or examiners of any other federal or state banking or insurance regulatory authority if so required by applicable regulations of the Office of Thrift Supervision or other regulatory authority, such access to be afforded without charge but only upon reasonable request in writing and during normal business hours at the offices of the Master Servicer designated by it. In fulfilling such a request the Master Servicer shall not be responsible for determining the sufficiency of such information.

         (b) All Mortgage Files and funds collected or held by, or under the control of, the Master Servicer, or any Servicer, in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds or Insurance Proceeds, shall be held by the Master Servicer, or by any Servicer, for and on behalf of the Trustee and the Certificateholders and shall be and remain the sole and exclusive property of the Trustee; provided, however, that the Master Servicer and each Servicer shall be entitled to setoff against, and deduct from, any such funds any amounts that are properly due and payable to the Master Servicer or such Servicer under this Agreement or the applicable Servicing Agreement.


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         (c) The Master Servicer hereby acknowledges that concurrently with the execution of this Agreement, the Trustee shall own or, to the extent that a court of competent jurisdiction shall deem the conveyance of the Mortgage Loans from the Seller to the Depositor not to constitute a sale, the Trustee shall have a security interest in the Mortgage Loans and in all Mortgage Files representing such Mortgage Loans and in all funds and investment property now or hereafter held by, or under the control of, a Servicer or the Master Servicer that are collected by any Servicer or the Master Servicer in connection with the Mortgage Loans, whether as scheduled installments of principal and interest or as full or partial prepayments of principal or interest or as Liquidation Proceeds or Insurance Proceeds or otherwise, and in all proceeds of the foregoing and proceeds of proceeds (but excluding any fee or other amounts to which a Servicer is entitled under the applicable Servicing Agreement, or the Master Servicer or the Depositor is entitled to hereunder); and the Master Servicer agrees that so long as the Mortgage Loans are assigned to and held by the Trustee or any Custodian, all documents or instruments constituting part of the Mortgage Files, and such funds relating to the Mortgage Loans which come into the possession or custody of, or which are subject to the control of, the Master Servicer or any Servicer shall be held by the Master Servicer or such Servicer for and on behalf of the Trustee as the Trustee's agent and bailee for purposes of perfecting the Trustee's security interest therein as provided by the applicable Uniform Commercial Code or other applicable laws.

         (d) The Master Servicer agrees that it shall not, and shall not authorize any Servicer to, create, incur or subject any Mortgage Loans, or any funds that are deposited in any Custodial Account, Escrow Account or the Collection Account, or any funds that otherwise are or may become due or payable to the Trustee, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, nor assert by legal action or otherwise any claim or right of setoff against any Mortgage Loan or any funds collected on, or in connection with, a Mortgage Loan.

         Section 9.14. Representations and Warranties of the Master Servicer.
(a) The Master Servicer hereby represents and warrants to the Depositor, the NIMS Insurer and the Trustee, for the benefit of the Certificateholders, as of the Closing Date that:

               (i) it is validly existing and in good standing under the laws of the United States of America as a national banking association, and as Master Servicer has full power and authority to transact any and all business contemplated by this Agreement and to execute, deliver and comply with its obligations under the terms of this Agreement, the execution, delivery and performance of which have been duly authorized by all necessary corporate action on the part of the Master Servicer;

               (ii) the execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not (A) violate the Master Servicer's charter or bylaws,
         (B) violate any law or regulation or any administrative decree or order to which it is subject or (C) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or by which it is bound or to which any of its assets are subject, which violation, default or breach would materially and adversely affect the Master Servicer's ability to perform its obligations under this Agreement;


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               (iii) this Agreement constitutes, assuming due authorization, execution and delivery hereof by the other respective parties hereto, a legal, valid and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights in general, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

               (iv) the Master Servicer is not in default with respect to any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency to the extent that any such default would materially and adversely affect its performance hereunder;

               (v) the Master Servicer is not a party to or bound by any agreement or instrument or subject to any charter provision, bylaw or any other corporate restriction or any judgment, order, writ, injunction, decree, law or regulation that may materially and adversely affect its ability as Master Servicer to perform its obligations under this Agreement or that requires the consent of any third person to the execution of this Agreement or the performance by the Master Servicer of its obligations under this Agreement;

               (vi) no litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement;

               (vii) the Master Servicer, or an affiliate thereof the primary business of which is the servicing of conventional residential mortgage loans, is a FNMA- or FHLMC-approved seller/servicer;

               (viii) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of or compliance by the Master Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations and orders (if any) as have been obtained;

               (ix) the consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Master Servicer;

               (x) the Master Servicer has obtained an Errors and Omissions Insurance Policy and a Fidelity Bond in accordance with Section 9.02 each of which is in full force and effect, and each of which provides at least such coverage as is required hereunder; and


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               (xi) the information about the Master Servicer under the heading
         "The Master Servicer" in the Offering Documents relating to the Master Servicer does not include an untrue statement of a material fact and does not omit to state a material fact, with respect to the statements made, necessary in order to make the statements in light of the circumstances under which they were made not misleading.

         (b) It is understood and agreed that the representations and warranties set forth in this Section 9.14 shall survive the execution and delivery of this Agreement. The Master Servicer shall indemnify the Depositor, the Trustee and the NIMS Insurer and hold them harmless against any loss, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Master Servicer's representations and warranties contained in Section 9.14(a). It is understood and agreed that the enforcement of the obligation of the Master Servicer set forth in this Section to indemnify the Depositor, the Trustee and the NIMS Insurer as provided in this Section constitutes the sole remedy (other than as set forth in Section 6.14) of the Depositor, the Trustee and the NIMS Insurer, respecting a breach of the foregoing representations and warranties. Such indemnification shall survive any termination of the Master Servicer as Master Servicer hereunder, and any termination of this Agreement.

         Any cause of action against the Master Servicer relating to or arising out of the breach of any representations and warranties made in this Section shall accrue upon discovery of such breach by either the Depositor, the Master Servicer, the Trustee or the NIMS Insurer or notice thereof by any one of such parties to the other parties.

         (c) It is understood and agreed that the representations and warranties of the Depositor set forth in Sections 2.03(a)(i) through (vi) shall survive the execution and delivery of this Agreement. The Depositor shall indemnify each of the Master Servicer and the NIMS Insurer and hold each harmless against any loss, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Depositor's representations and warranties contained in Sections 2.03(a)(i) through (vi) hereof. It is understood and agreed that the enforcement of the obligation of the Depositor set forth in this Section to indemnify the Master Servicer and the NIMS Insurer as provided in this Section constitutes the sole remedy hereunder of the Master Servicer and the NIMS Insurer respecting a breach by the Depositor of the representations and warranties in Sections 2.03(a)(i) through (vi) hereof.

         Any cause of action against the Depositor relating to or arising out of the breach of the representations and warranties made in Sections 2.03(a)(i) through (vi) hereof shall accrue upon discovery of such breach by either the Depositor, the NIMS Insurer or the Master Servicer or notice thereof by any one of such parties to the other parties.

         Section 9.15. Opinion. On or before the Closing Date, the Master Servicer shall cause to be delivered to the Depositor, the Sellers, the Trustee and the NIMS Insurer one or more Opinions of Counsel, dated the Closing Date, in form and substance reasonably satisfactory to the Depositor and Lehman Brothers Inc., as to the due authorization, execution and delivery of this Agreement by the Master Servicer and the enforceability thereof.

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         Section 9.16. Standard Hazard and Flood Insurance Policies. For each
Mortgage Loan, the Master Servicer shall maintain, or cause to be maintained by each Servicer, standard fire and casualty insurance and, where applicable, flood insurance, all in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable. It is understood and agreed that such insurance shall be with insurers meeting the eligibility requirements set forth in the applicable Servicing Agreement and that no earthquake or other additional insurance is to be required of any Mortgagor or to be maintained on property acquired in respect of a defaulted loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

         Pursuant to Section 4.01, any amounts collected by the Master Servicer, or by any Servicer, under any insurance policies maintained pursuant to this
Section 9.16 or any Servicing Agreement (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or released to the Mortgagor in accordance with the applicable Servicing Agreement) shall be deposited into the Collection Account, subject to withdrawal pursuant to Section 4.02. Any cost incurred by the Master Servicer or any Servicer in maintaining any such insurance if the Mortgagor defaults in its obligation to do so shall be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of any such cost shall not be taken into account for purposes of calculating the distributions to be made to Certificateholders and shall be recoverable by the Master Servicer or such Servicer pursuant to Section 4.02.

         Section 9.17. Presentment of Claims and Collection of Proceeds. The Master Servicer shall cause each Servicer (to the extent provided in the applicable Servicing Agreement) to, prepare and present on behalf of the Trustee and the Certificateholders all claims under the Insurance Policies with respect to the Mortgage Loans, and take such actions (including the negotiation, settlement, compromise or enforcement of the insured's claim) as shall be necessary to realize recovery under such policies. Any proceeds disbursed to the Master Servicer (or disbursed to a Servicer and remitted to the Master Servicer) in respect of such policies or bonds shall be promptly deposited in the Collection Account or the Custodial Account upon receipt, except that any amounts realized that are to be applied to the repair or restoration of the related Mortgaged Property as a condition requisite to the presentation of claims on the related Mortgage Loan to the insurer under any applicable Insurance Policy need not be so deposited (or remitted).

         Section 9.18. Maintenance of the Primary Mortgage Insurance Policies.
(a) The Master Servicer shall remit on behalf of each Servicer to each PMI Insurer the applicable PMI Insurance Premiums. The Master Servicer shall not take, or knowingly permit any Servicer (consistent with the applicable Servicing Agreement) to take, any action that would result in noncoverage under any applicable Primary Mortgage Insurance Policy of any loss which, but for the actions of such Master Servicer or such Servicer, would have been covered thereunder. The Master Servicer shall use its best reasonable efforts to keep in force and effect, or to cause each Servicer to keep in force and effect (to the extent that the Mortgage Loan requires the Mortgagor to maintain such insurance), primary mortgage insurance applicable to each Mortgage Loan in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable. The Master Servicer shall not, and shall not knowingly permit any Servicer to, cancel or refuse to renew any such Primary Mortgage Insurance Policy that is in effect at the date of the initial issuance of the Certificates and is required to be kept in force hereunder except in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable.

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         (b) The Master Servicer agrees, to the extent provided in each
Servicing Agreement, to cause each Servicer to present, on behalf of the Trustee and the Certificateholders, claims to the insurer under any Primary Mortgage Insurance Policies and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policies respecting defaulted Mortgage Loans. Pursuant to Section 4.01, any amounts collected by the Master Servicer or any Servicer under any Primary Mortgage Insurance Policies shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 4.02.

         Section 9.19. Trustee To Retain Possession of Certain Insurance Policies and Documents. The Trustee shall retain possession and custody of the originals of the Primary Mortgage Insurance Policies or certificate of insurance if applicable and any certificates of renewal as to the foregoing as may be issued from time to time as contemplated by this Agreement. Until all amounts distributable in respect of the Certificates have been distributed in full and the Master Servicer otherwise has fulfilled its obligations under this Agreement, the Trustee (or the applicable Custodian) shall also retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions of this Agreement. The Master Servicer shall promptly deliver or cause each Servicer to deliver to the Trustee (or the applicable Custodian), upon the execution or receipt thereof the originals of the Primary Mortgage Insurance Policies and any certificates of renewal thereof, and such other documents or instruments that constitute portions of the Mortgage File that come into the possession of the Master Servicer or any Servicer from time to time.

         Section 9.20. [Reserved]

         Section 9.21. Compensation to the Master Servicer. The Master Servicer shall (i) be entitled, at its election, either (a) to pay itself the Master Servicing Fee, as reduced pursuant to Section 5.05, in respect of the Mortgage Loans out of any Mortgagor payment on account of interest prior to the deposit of such payment in the Collection Account it maintains or (b) to withdraw from the Collection Account, subject to Section 5.05, the Master Servicing Fee to the extent permitted by Section 4.02. The Master Servicer shall also be entitled, at its election, either (a) to pay itself the Master Servicing Fee in respect of each delinquent Mortgage Loan master serviced by it out of Liquidation Proceeds in respect of such Mortgage Loan or other recoveries with respect thereto to the extent permitted in Section 4.02 or (b) to withdraw from the Collection Account it maintains the Master Servicing Fee in respect of each Liquidated Mortgage Loan to the extent of such Liquidation Proceeds or other recoveries, to the extent permitted by Section 4.02. Servicing compensation in the form of assumption fees, if any, late payment charges, as collected, if any, or otherwise (but not including any Prepayment Premium) shall be retained by the Master Servicer (or the applicable Servicer) and shall not be deposited in the Collection Account. If the Master Servicer does not retain or withdraw the Master Servicing Fee from the Collection Account as provided herein, the Master Servicer shall be entitled to direct the Trustee to pay the Master Servicing Fee to such Master Servicer by withdrawal from the Certificate Account to the extent that payments have been received with respect to the applicable Mortgage Loan. The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement. The provisions of this Section 9.21 are subject to the provisions of Section 6.14(b).

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         Section 9.22. REO Property. (a) In the event the Trust Fund acquires ownership of any REO Property in respect of any Mortgage Loan, the deed or certificate of sale shall be issued to the Trustee, or to its nominee, on behalf of the Certificateholders. The Master Servicer shall use its reasonable best efforts to sell, or cause the applicable Servicer, to the extent provided in the applicable Servicing Agreement any REO Property as expeditiously as possible and in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable, but in all events within the time period, and subject to the conditions set forth in Article X hereof. Pursuant to its efforts to sell such REO Property, the Master Servicer shall protect and conserve, or cause the applicable Servicer to protect and conserve, such REO Property in the manner and to such extent required by the applicable Servicing Agreement, subject to
Article X hereof.

         (b) The Master Servicer shall deposit or cause to be deposited all funds collected and received by it, or recovered from any Servicer, in connection with the operation of any REO Property in the Collection Account.

         (c) The Master Servicer and each Servicer, upon the final disposition of any REO Property, shall be entitled to reimbursement for any related unreimbursed Advances and other unreimbursed advances as well as any unpaid Master Servicing Fees or Servicing Fees from Liquidation Proceeds received in connection with the final disposition of such REO Property; provided, that any such unreimbursed Advances as well as any unpaid Net Master Servicing Fees or Servicing Fees may be reimbursed or paid, as the case may be, prior to final disposition, out of any net rental income or other net amounts derived from such REO Property.

         (d) The Liquidation Proceeds from the final disposition of the REO Property, net of any payment to the Master Servicer and the applicable Servicer as provided above, shall be deposited in the Collection Account on or prior to the Determination Date in the month following receipt thereof (and the Master Servicer shall provide prompt written notice to the Trustee upon such deposit) and be remitted by wire transfer in immediately available funds to the Trustee for deposit into the Certificate Account on the next succeeding Deposit Date.

         Section 9.23. Preparation of Tax Returns and Other Reports. (a) The Master Servicer shall prepare in accordance with the provisions of Article X or cause to be prepared on behalf of the Trust Fund, based upon information calculated in accordance with this Agreement pursuant to instructions given by the Depositor, and the Trustee shall file, federal tax returns and appropriate state income tax returns and such other returns as may be required by applicable law relating to the Trust Fund, and the Trustee shall forward copies to the Depositor and the NIMS Insurer of all such returns and Form 1099 information and such other information within the control of the Trustee as the Depositor or the NIMS Insurer may reasonably request in writing, and shall forward to each Certificateholder such forms and furnish such information within the control of the Trustee as are required by the Code and the REMIC Provisions to be furnished to them, and the Master Servicer will prepare, to the extent that they are familiar with applicable state requirements, and the Trustee will file, annual reports (other than tax returns), if any, as directed by the Master Servicer, and will file copies of this Agreement with the appropriate state authorities as may be required by applicable law, and will prepare and disseminate to Certificateholders Form 1099 (or otherwise furnish information within the control of the Trustee) to the extent required by applicable law. The Master Servicer will indemnify the NIMS Insurer and the Trustee on behalf of the Certificateholders for any liability of or assessment against the Trust Fund resulting from any error in any of such tax or information returns resulting from errors in the information provided by such Master Servicer (other than any such information that is delivered solely from information provided by a Servicer).

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         (b) The Depositor shall prepare or cause to be prepared the initial current report on Form 8-K. Within 15 days after each Distribution Date, the Master Servicer shall, in accordance with industry standards, file with the Securities and Exchange Commission (the "SEC") via the Electronic Data Gathering and Retrieval System (EDGAR), a Form 8-K with a copy of the statement to the Certificateholders for such Distribution Date as an exhibit thereto. Prior to January 30, 2002, the Master Servicer shall, in accordance with industry standards, file a Form 15 Suspension Notification with respect to the Trust Fund, if applicable. Prior to March 31, 2002, the Master Servicer shall file a Form 10-K, in substance conforming to industry standards, with respect to the Trust Fund. The Depositor hereby grants to the Master Servicer a limited power of attorney to execute and file each such document on behalf of the Depositor. Such power of attorney shall continue until either the earlier of (i) receipt by the Master Servicer from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust Fund. The Depositor agrees to promptly furnish to the Master Servicer from time to time upon request such further information, reports, and financial statements within the Depositor's control related to this Agreement and the Mortgage Loans as the Master Servicer reasonably deems appropriate to prepare and file all necessary reports with the SEC. The Master Servicer shall have no responsibility to file any items other than those specified in this Section 9.23(b). Promptly after filing a Form 15 or other applicable form with the SEC in connection with such termination, the Master Servicer shall deliver to the Depositor a copy of such form together with copies of confirmations of receipt by the SEC of each report filed therewith on behalf of the Trust Fund.

         Section 9.24. Reports to the Trustee. (a) Not later than 30 days after each Distribution Date, the Master Servicer shall, upon request, forward to the Trustee a statement, deemed to have been certified by a Servicing Officer, setting forth the status of the Collection Account maintained by the Master Servicer as of the close of business on the related Distribution Date, indicating that all distributions required by this Agreement to be made by the Master Servicer have been made (or if any required distribution has not been made by the Master Servicer, specifying the nature and status thereof) and showing, for the period covered by such statement, the aggregate of deposits into and withdrawals from the Collection Account maintained by the Master Servicer. Copies of such statement shall be provided by the Master Servicer, upon request, to the Depositor, Attention: Contract Finance, the NIMS Insurer and any Certificateholders (or by the Trustee at the Master Servicer's expense if the Master Servicer shall fail to provide such copies to the Certificateholders (unless (i) the Master Servicer shall have failed to provide the Trustee with such statement or (ii) the Trustee shall be unaware of the Master Servicer's failure to provide such statement)).

         (b) Not later than two Business Days following each Distribution Date, the Master Servicer shall deliver to one Person designated by the Depositor, in a format consistent with other electronic loan level reporting supplied by the Master Servicer in connection with similar transactions, "loan level" information with respect to the Mortgage Loans as of the related Determination Date, to the extent that such information has been provided to the Master Servicer by the Servicers or by the Depositor.

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         Section 9.25. Annual Officer's Certificate as to Compliance. (a) The
Master Servicer shall deliver to the Trustee and the NIMS Insurer on or before May 31 of each year, commencing on May 31, 2002, an Officer's Certificate, certifying that with respect to the period ending on the immediately preceding December 31: (i) such Servicing Officer has reviewed the activities of such Master Servicer during the preceding calendar year or portion thereof and its performance under this Agreement, (ii) to the best of such Servicing Officer's knowledge, based on such review, such Master Servicer has performed and fulfilled its duties, responsibilities and obligations under this Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such Servicing Officer and the nature and status thereof, (iii) nothing has come to the attention of such Servicing Officer to lead such Servicing Officer to believe that any Servicer has failed to perform any of its duties, responsibilities and obligations under its Servicing Agreement in all material respects throughout such year, or, if there has been a material default in the performance or fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such Servicing Officer and the nature and status thereof, and (iv) the Master Servicer has received from each Servicer an annual certificate of compliance and a copy of such Servicer's annual audit report, in each case to the extent required under the applicable Servicing Agreement, or, if any such certificate or report has not been received by the Master Servicer, the Master Servicer is using its best reasonable efforts to obtain such certificate or report.

         (b) Copies of such statements shall be provided to any Certificateholder upon request, by the Master Servicer or by the Trustee at the Master Servicer's expense if the Master Servicer failed to provide such copies (unless (i) the Master Servicer shall have failed to provide the Trustee with such statement or (ii) the Trustee shall be unaware of the Master Servicer's failure to provide such statement).

         Section 9.26. Annual Independent Accountants' Servicing Report. If the Master Servicer (or any of its Affiliates) has, during the course of any fiscal year, directly serviced, as a successor Servicer, any of the Mortgage Loans, then the Master Servicer at its expense shall cause a nationally recognized firm of independent certified public accountants to furnish a statement to the Trustee, the NIMS Insurer and the Depositor on or before May 31 of each year, commencing on May 31, 2002 to the effect that, with respect to the most recently ended fiscal year, such firm has examined certain records and documents relating to the Master Servicer's performance of its servicing obligations under this Agreement and pooling and servicing and trust agreements in material respects similar to this Agreement and to each other and that, on the basis of such examination conducted substantially in compliance with the audit program for mortgages serviced for FHLMC or the Uniform Single Attestation Program for Mortgage Bankers, such firm is of the opinion that the Master Servicer's activities have been conducted in compliance with this Agreement, or that such examination has disclosed no material items of noncompliance except for (i) such exceptions as such firm believes to be immaterial, (ii) such other exceptions as are set forth in such statement and (iii) such exceptions that the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages Serviced by FHLMC requires it to report. Copies of such statements shall be provided to any Certificateholder upon request by the Master Servicer, or by the Trustee at the expense of the Master Servicer if the Master Servicer shall fail to provide such copies. If such report discloses exceptions that are material, the Master Servicer shall advise the Trustee and the NIMS Insurer whether such exceptions have been or are susceptible of cure, and will take prompt action to do so.

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         Section 9.27. Merger or Consolidation. Any Person into which the Master
Servicer may be merged or consolidated, or any Person resulting from any merger, conversion, other change in form or consolidation to which the Master Servicer shall be a party, or any Person succeeding to the business of the Master Servicer, shall be the successor to the Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or resulting Person to the Master Servicer shall be a Person that shall be qualified and approved to service mortgage loans for FNMA or FHLMC and shall have a net worth of not less than $15,000,000.

         Section 9.28. Resignation of Master Servicer. Except as otherwise provided in Sections 9.27 and 9.29 hereof, the Master Servicer shall not resign from the obligations and duties hereby imposed on it unless it or the Trustee determines that the Master Servicer's duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it and cannot be cured. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel that shall be Independent to such effect delivered to the Trustee and the NIMS Insurer. No such resignation shall become effective until the Trustee shall have assumed, or a successor master servicer acceptable to the NIMS Insurer shall have been appointed by the Trustee and until such successor shall have assumed, the Master Servicer's responsibilities and obligations under this Agreement. Notice of such resignation shall be given promptly by the Master Servicer and the Depositor to the Trustee and the NIMS Insurer.

         Section 9.29. Assignment or Delegation of Duties by the Master Servicer. Except as expressly provided herein, the Master Servicer shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer hereunder; provided, however, that the Master Servicer shall have the right without the prior written consent of the Trustee, the NIMS Insurer or the Depositor to delegate or assign to or subcontract with or authorize or appoint an Affiliate of the Master Servicer to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer hereunder. In no case, however, shall any such delegation, subcontracting or assignment to an Affiliate of the Master Servicer relieve the Master Servicer of any liability hereunder. Notice of such permitted assignment shall be given promptly by the Master Servicer to the Depositor, the Trustee and the NIMS Insurer. If, pursuant to any provision hereof, the duties of the Master Servicer are transferred to a successor master servicer, the entire amount of the Master Servicing Fees and other compensation payable to the Master Servicer pursuant hereto, including amounts payable to or permitted to be retained or withdrawn by the Master Servicer pursuant to Section 9.21 hereof, shall thereafter be payable to such successor master servicer.

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         Section 9.30. Limitation on Liability of the Master Servicer and
Others. Neither the Master Servicer nor any of the directors, officers, employees or agents of the Master Servicer shall be under any liability to the Trustee or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Master Servicer or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in its performance of its duties or by reason of reckless disregard for its obligations and duties under this Agreement. The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Master Servicer shall be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to master service the Mortgage Loans in accordance with this Agreement and that in its opinion may involve it in any expenses or liability; provided, however, that the Master Servicer may in its sole discretion undertake any such action that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund and the Master Servicer shall be entitled to be reimbursed therefor out of the Collection Account it maintains as provided by
Section 4.02.

         The Master Servicer shall not be liable for any acts or omissions of any Servicer. In particular, the Master Servicer shall not be liable for any course of action taken by the Servicers with respect to loss mitigation of defaulted Mortgage Loans at the direction of the Loss Mitigation Advisor or the Seller pursuant to any Loss Mitigation Advisory Agreement.

         Section 9.31. Indemnification; Third-Party Claims. The Master Servicer agrees to indemnify the Depositor, the Trustee and the NIMS Insurer, and hold them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liability, fees and expenses that the Depositor, the Trustee or the NIMS Insurer may sustain as a result of the failure of the Master Servicer to perform its duties and master service the Mortgage Loans in compliance with the terms of this Agreement. The Depositor, the Trustee and the NIMS shall immediately notify the Master Servicer if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling the Depositor, the Trustee or the NIMS Insurer to indemnification hereunder, whereupon the Master Servicer shall assume the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim.

         Section 9.32. Special Servicing of Delinquent Mortgage Loans. If permitted under the terms of the applicable Servicing Agreement, the related Seller may appoint, pursuant to the terms of the applicable Servicing Agreement and with the written consent of the Depositor, the Master Servicer, the Trustee and the NIMS Insurer, a Special Servicer to special service any Distressed Mortgage Loans. Any applicable Termination Fee related to the termination of the related Servicer and the appointment of any Special Servicer shall be paid by the related Seller. Any fees paid to any such Special Servicer shall not exceed the Servicing Fee Rate.

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         Section 9.33. Alternative Index. In the event that the Index for any
Mortgage Loan, as specified in the related Mortgage Note, becomes unavailable for any reason, the Master Servicer shall select an alternative index, which in all cases shall be an index that constitutes a qualified rate on a regular interest under the REMIC Provisions, in accordance with the terms of such Mortgage Note or, if such Mortgage Note does not make provision for the selection of an alternative index in such event, the Master Servicer shall, subject to applicable law, select an alternative index based on information comparable to that used in connection with the original Index and, in either case, such alternative index shall thereafter be the Index for such Mortgage Loan.

         Section 9.34. Duties of the Loss Mitigation Advisor. The Certificateholders, by their purchase and acceptance of the Certificates, appoint The Murrayhill Company as Loss Mitigation Advisor. For and on behalf of the Depositor, the Master Servicer, the Trustee, the PMI Insurer and the Certificateholders, the Loss Mitigation Advisor will provide reports and recommendations concerning Mortgage Loans that are past due, as to which there has been commencement of foreclosure, as to which there has been forbearance in exercise of remedies which are in default, as to which any obligor is the subject of bankruptcy, receivership, or an arrangement of creditors, or which have become REO Properties. Such reports and recommendations will be based upon information provided pursuant to Loss Mitigation Advisory Agreements to the Loss Mitigation Advisor by the Servicers. The Loss Mitigation Advisor shall look solely to the Servicers for all information and data (including loss and delinquency information and data) and loan level information and data relating to the servicing of the Mortgage Loans and neither the Master Servicer nor the Trustee shall have any obligation to provide any such information to the Loss Mitigation Advisor.

         Section 9.35. Limitation Upon Liability of the Loss Mitigation Advisor. Neither the Loss Mitigation Advisor, nor any of the directors, officers, employees or agents of the Loss Mitigation Advisor, shall be under any liability to the Trustee, the Certificateholders or the Depositor for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, in reliance upon information provided by Servicers under the Loss Mitigation Advisory Agreements or for errors in judgment; provided, however, that this provision shall not protect the Loss Mitigation Advisor or any such person against liability that would otherwise be imposed by reason of willful malfeasance, bad faith or gross negligence in its performance of its duties or by reason of reckless disregard for its obligations and duties under this Agreement or the Loss Mitigation Advisory Agreements. The Loss Mitigation Advisor and any director, officer, employee or agent of the Loss Mitigation Advisor may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder, and may rely in good faith upon the accuracy of information furnished by the Servicers pursuant to the Loss Mitigation Advisory Agreements in the performance of its duties thereunder and hereunder.

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                                    ARTICLE X

                              REMIC ADMINISTRATION

         Section 10.01. REMIC Administration. (a) REMIC elections as set forth in the Preliminary Statement shall be made on Forms 1066 or other appropriate federal tax or information return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. The regular interests and residual interest in each REMIC shall be as designated in the Preliminary Statement.

         (b) The Closing Date is hereby designated as the "Startup Day" of each REMIC within the meaning of section 86OG(a)(9) of the Code. The latest possible maturity date for purposes of Treasury Regulation 1.86OG-1(a)(4) will be the Latest Possible Maturity Date.

         (c) The Master Servicer shall represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The Master Servicer shall pay any and all tax related expenses (not including taxes) of each REMIC, including but not limited to any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to such REMIC that involve the Internal Revenue Service or state tax authorities, but only to the extent that (i) such expenses are ordinary or routine expenses, including expenses of a routine audit but not expenses of litigation (except as described in (ii)); or (ii) such expenses or liabilities (including taxes and penalties) are attributable to the negligence or willful misconduct of the Master Servicer in fulfilling its duties hereunder (including its duties as tax return preparer). The Master Servicer shall be entitled to reimbursement of expenses to the extent provided in clause (i) above from the Collection Account.

         (d) The Master Servicer shall prepare, and the Trustee shall sign and file, as instructed by the Master Servicer, all of each REMIC's federal and appropriate state tax and information returns as such REMIC's direct representative. The expenses of preparing and filing such returns shall be borne by the Master Servicer.

         (e) The Master Servicer or its designee shall perform on behalf of each REMIC all reporting and other tax compliance duties that are the responsibility of such REMIC under the Code, the REMIC Provisions, or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, if required by the Code, the REMIC Provisions, or other such guidance, the Master Servicer shall provide (i) to the Treasury or other governmental authority such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any disqualified person or organization pursuant to Treasury Regulation 1.860E(2)(a)(5) and any person designated in Section 860(e)(3) of the Code and (ii) to the Trustee such information as is necessary for the Trustee to provide to the Certificateholders such information or reports as are required by the Code or REMIC Provisions.

         The Master Servicer shall be entitled to receive reasonable compensation from the Trust for the performance of its duties under this subsection (e); provided, however, that such compensation shall not exceed $5,000 per year.

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

         (f) The Trustee, the Master Servicer and the Holders of Certificates shall take any action or cause any REMIC to take any action necessary to create or maintain the status of any REMIC as a REMIC under the REMIC Provisions and shall assist each other as necessary to create or maintain such status. Neither the Trustee, the Master Servicer nor the Holder of any Residual Certificate shall knowingly take any action, cause any REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of any REMIC as a REMIC or (ii) result in the imposition of a tax upon any REMIC (including but not limited to the tax on prohibited transactions as defined in Code Section 860F(a)(2) and the tax on prohibited contributions set forth on
Section 860G(d) of the Code) (either such event, an "Adverse REMIC Event") unless the Trustee, the NIMS Insurer and the Master Servicer have received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such status or result in the imposition of such a tax. In addition, prior to taking any action with respect to any REMIC or the assets therein, or causing any REMIC to take any action, which is not expressly permitted under the terms of this Agreement, any Holder of a Residual Certificate will consult with the Trustee, the Master Servicer, the NIMS Insurer or their respective designees, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any REMIC, and no such Person shall take any such action or cause any REMIC to take any such action as to which the Trustee, the Master Servicer or the NIMS Insurer has advised it in writing that an Adverse REMIC Event could occur.

         (g) Each Holder of a Residual Certificate shall pay when due any and all taxes imposed on the related REMIC by federal or state governmental authorities. To the extent that such taxes are not paid by a Residual Certificateholder, the Trustee shall pay any remaining REMIC taxes out of current or future amounts otherwise distributable to the Holder of the Residual Certificate in any such REMIC or, if no such amounts are available, out of other amounts held in the Collection Account, and shall reduce amounts otherwise payable to holders of regular interests in any such REMIC, as the case may be.

         (h) The Master Servicer shall, for federal income tax purposes, maintain books and records with respect to each REMIC on a calendar year and on an accrual basis.

         (i) No additional contributions of assets shall be made to any REMIC, except as expressly provided in this Agreement with respect to eligible substitute mortgage loans.

         (j) Neither the Trustee nor the Master Servicer shall enter into any arrangement by which any REMIC will receive a fee or other compensation for services.

         (k) On or before April 15 of each calendar year beginning in 2002, the Master Servicer shall deliver to the Trustee and the NIMS Insurer an Officer's Certificate stating, without regard to any actions taken by any party other than the Master Servicer, the Master Servicer's compliance with provisions of this
Section 10.01.

         (l) The Trustee shall treat the Basis Risk Reserve Fund as an outside reserve fund within the meaning of Treasury Regulation Section 1.860G-2(h) that is owned by the Holder of the Class X Certificate and that is not an asset of any REMIC. The Trustee shall treat the rights of the Class A, Class M1, Class M2 and Class B Certificateholders to receive payments from any Basis Risk Reserve Fund in the event of a Basis Risk Shortfall as rights in an interest rate cap contract written by the Class X Certificateholder in favor of the Class A, Class M1, Class M2 and Class B Certificateholders. Thus, each Class A, Class M1, Class M2 and Class B Certificate shall be treated as representing not only ownership of regular interests in REMIC 3, but also ownership of an interest in an interest rate cap contract. For tax purposes the interest rate cap contract will be deemed to have a value of $42,392.

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         Section 10.02. Prohibited Transactions and Activities. Neither the
Depositor, the Master Servicer nor the Trustee shall sell, dispose of, or substitute for any of the Mortgage Loans, except in a disposition pursuant to
(i) the foreclosure of a Mortgage Loan, (ii) the bankruptcy of the Trust Fund,
(iii) the termination of each REMIC pursuant to Article VII of this Agreement,
(iv) a substitution pursuant to Article II of this Agreement or (v) a repurchase of Mortgage Loans pursuant to Article II of this Agreement, nor acquire any assets for any REMIC, nor sell or dispose of any investments in the Certificate Account for gain, nor accept any contributions to any REMIC after the Closing Date, unless it and the NIMS Insurer have received an Opinion of Counsel (at the expense of the party causing such sale, disposition, or substitution) that such disposition, acquisition, substitution, or acceptance will not (a) affect adversely the status of any such REMIC as a REMIC or of the interests therein other than the Residual Certificate as the regular interests therein, (b) affect the distribution of interest or principal on the Certificates, (c) result in the encumbrance of the assets transferred or assigned to the Trust Fund (except pursuant to the provisions of this Agreement) or (d) cause any such REMIC to be subject to any tax including a tax on prohibited transactions or prohibited contributions pursuant to the REMIC Provisions.

         Section 10.03. Indemnification with Respect to Certain Taxes and Loss of REMIC Status. (a) In the event that any REMIC fails to qualify as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to the negligent performance by the Master Servicer of its duties and obligations set forth herein, the Master Servicer shall indemnify the NIMS Insurer, the Holder of the related Residual Certificate or the Trust Fund, as applicable, against any and all losses, claims, damages, liabilities or expenses ("Losses") resulting from such negligence; provided, however, that the Master Servicer shall not be liable for any such Losses attributable to the action or inaction of the Depositor, the Class X Certificateholder or the Holder of such Residual Certificate, as applicable, nor for any such Losses resulting from misinformation provided by the Holder of such Residual Certificate on which the Master Servicer has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holder of such Residual Certificate now or hereafter existing at law or in equity. Notwithstanding the foregoing, however, in no event shall the Master Servicer have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement or any Servicing Agreement, (2) for any Losses other than arising out of a negligent performance by the Master Servicer of, as applicable, its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates).

         (b) In the event that the REMIC incurs a state or local tax as a result of a determination that the REMIC is domiciled in the States of California or Florida for state tax purposes by virtue of the location of any Servicer, the Seller agrees to pay on behalf of the Trust Fund when due any and all state and local taxes imposed as a result of such determination. In the event that the REMIC incurs a state or local tax as a result of a determination that the REMIC is domiciled in the State of Minnesota for state tax purposes by virtue of the location of the Master Servicer, the Seller agrees to pay on behalf of the Trust Fund when due any and all state and local taxes imposed as a result of such determination.

         Section 10.04. REO Property. (a) Notwithstanding any other provision of this Agreement, the Master Servicer, acting on behalf of the Trustee hereunder, shall not, except to the extent provided in the applicable Servicing Agreement, knowingly permit any Servicer to, rent, lease, or otherwise earn income on behalf of any REMIC with respect to any REO Property which might cause such REO Property to fail to qualify as "foreclosure" property within the meaning of section 860G(a)(8) of the Code or result in the receipt by any REMIC of any "income from non-permitted assets" within the meaning of section 860F(a)(2) of the Code or any "net income from foreclosure property" which is subject to tax under the REMIC Provisions unless the Master Servicer has advised, or has caused the applicable Servicer to advise, the Trustee and the NIMS Insurer in writing to the effect that, under the REMIC Provisions, such action would not adversely affect the status of any REMIC as a REMIC and any income generated for any REMIC by the REO Property would not result in the imposition of a tax upon such REMIC.

         (b) The Master Servicer shall cause the applicable Servicer (to the extent provided in its Servicing Agreement) to make reasonable efforts to sell any REO Property for its fair market value. In any event, however, the Master Servicer shall, or shall cause the applicable Servicer (to the extent provided in its Servicing Agreement) to, dispose of any REO Property within three years of its acquisition by the Trust Fund unless the Trustee has received a grant of extension from the Internal Revenue Service (a copy of which shall be provided to the NIMS Insurer by the Trustee) to the effect that, under the REMIC Provisions and any relevant proposed legislation and under applicable state law, the REMIC may hold REO Property for a longer period without adversely affecting the REMIC status of such REMIC or causing the imposition of a Federal or state tax upon such REMIC. If the Trustee has received such an extension, then the Trustee, or the Master Servicer, acting on its behalf hereunder, shall, or shall cause the applicable Servicer to, continue to attempt to sell the REO Property for its fair market value for such period longer than three years as such extension permits (the "Extended Period"). If the Trustee has not received such an extension and the Trustee or the applicable Servicer, acting on behalf of the Trustee hereunder, is unable to sell the REO Property within 33 months after its acquisition by the Trust Fund or if the Trustee has received such an extension, and the Trustee or the applicable Servicer is unable to sell the REO Property within the period ending three months before the close of the Extended Period, the Master Servicer shall cause the applicable Servicer, before the end of the three year period or the Extended Period, as applicable, to (i) purchase such REO Property at a price equal to the REO Property's fair market value (as approved by the NIMS Insurer) or (ii) auction the REO Property to the highest bidder (provided such bid has been approved by the NIMS Insurer) (which may be the applicable Servicer) in an auction reasonably designed to produce a fair price prior to the expiration of the three-year period or the Extended Period, as the case may be.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

         Section 11.01. Binding Nature of Agreement; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         Section 11.02. Entire Agreement. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

         Section 11.03. Amendment. (a) This Agreement may be amended from time to time by the Depositor, the Master Servicer and the Trustee, with the consent of the NIMS Insurer, but without the consent of the Loss Mitigation Advisor except to the extent that the rights or obligations of the Loss Mitigation Advisor hereunder are directly affected thereby, and without notice to or the consent of any of the Holders, (i) to cure any ambiguity, (ii) to cause the provisions herein to conform to or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust Fund or this Agreement in any Offering Document, or to correct or supplement any provision herein which may be inconsistent with any other provisions herein or with the provisions of any Servicing Agreement, (iii) to make any other provisions with respect to matters or questions arising under this Agreement or (iv) to add, delete, or amend any provisions to the extent necessary or desirable to comply with any requirements imposed by the Code and the REMIC Provisions. No such amendment effected pursuant to the preceding sentence shall, as evidenced by an Opinion of Counsel, adversely affect the status of any REMIC created pursuant to this Agreement, nor shall such amendment effected pursuant to clause (iii) of such sentence adversely affect in any material respect the interests of any Holder. Prior to entering into any amendment without the consent of Holders pursuant to this paragraph, the Trustee and the NIMS Insurer shall be provided with an Opinion of Counsel (at the expense of the party requesting such amendment) to the effect that such amendment is permitted under this Section. Any such amendment shall be deemed not to adversely affect in any material respect any Holder, if the Trustee receives written confirmation from each Rating Agency that such amendment will not cause such Rating Agency to reduce the then current rating assigned to the Certificates or the NIM Securities.

         (b) This Agreement may also be amended from time to time by the Depositor, the Master Servicer and the Trustee, with the consent of the NIMS Insurer, but without the consent of the Loss Mitigation Advisor except to the extent that the rights or obligations of the Loss Mitigation Advisor hereunder are directly affected thereby and with the consent of the Holders of not less than 66-2/3% of the Class Principal Amount (or Percentage Interest) of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment shall be made unless the Trustee and the NIMS Insurer receives an Opinion of Counsel, at the expense of the party requesting the change, that such change will not adversely affect the status of any REMIC as a REMIC or cause a tax to be imposed on such REMIC; and provided further, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holder of such Certificate or (ii) reduce the aforesaid percentages of Class Principal Amount or Class Notional Amount (or Percentage Interest) of Certificates of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby. For purposes of this paragraph, references to "Holder" or "Holders" shall be deemed to include, in the case of any Class of Book-Entry Certificates, the related Certificate Owners.

         (c) Promptly after the execution of any such amendment, the Trustee shall furnish written notification of the substance of such amendment to each Holder, the Depositor, the NIMS Insurer and to the Rating Agencies.

         (d) It shall not be necessary for the consent of Holders under this
Section 11.03 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Holders shall be subject to such reasonable regulations as the Trustee may prescribe.

         (e) Notwithstanding anything to the contrary in any Servicing Agreement, the Trustee shall not consent to any amendment of any Servicing Agreement except pursuant to the standards provided in this Section with respect to amendment of this Agreement.

         Section 11.04. Voting Rights. Except to the extent that the consent of all affected Certificateholders is required pursuant to this Agreement, with respect to any provision of this Agreement requiring the consent of Certificateholders representing specified percentages of aggregate outstanding Certificate Principal Amount or Class Notional Amount (or Percentage Interest), Certificates owned by the Depositor, the Master Servicer, the Trustee, any Servicer, MGIC, the Loss Mitigation Advisor or Affiliates thereof are not to be counted so long as such Certificates are owned by the Depositor, the Master Servicer, the Trustee, any Servicer, MGIC, the Loss Mitigation Advisor or any Affiliate thereof.

         Section 11.05. Provision of Information. (a) For so long as any of the Certificates of any Series or Class are "restricted securities" within the meaning of Rule 144(a)(3) under the Act, each of the Depositor, the Master Servicer and the Trustee agree to cooperate with each other to provide to any Certificateholders, any NIM Security holder and to any prospective purchaser of Certificates or NIM Securities designated by such holder, upon the request of such holder or prospective purchaser, any information required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Act. Any reasonable, out-of-pocket expenses incurred by the Trustee or the Master Servicer in providing such information shall be reimbursed by the Depositor.

         (b) The Master Servicer shall provide to any person to whom a Prospectus was delivered, upon the request of such person specifying the document or documents requested, (i) a copy (excluding exhibits) of any report on Form 8-K or Form 10-K filed with the Securities and Exchange Commission pursuant to Section 9.23(b) and (ii) a copy of any other document incorporated by reference in the Prospectus. Any reasonable out-of-pocket expenses incurred by the Master Servicer in providing copies of such documents shall be reimbursed by the Depositor.

         (c) On each Distribution Date, the Trustee shall deliver or cause to be delivered by first class mail to the Depositor, Attention: Contract Finance, a copy of the report delivered to Certificateholders pursuant to Section 4.03.

         Section 11.06. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

         Section 11.07. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given when received by (a) in the case of the Depositor, Structured Asset Securities Corporation, 101 Hudson Street, 33rd Floor, Jersey City, New Jersey 07302,
Attention: Mortgage Finance ARC 2001-BC6, (b) in the case of the Sellers, Lehman Capital, A Division of Lehman Brothers Holdings Inc., 101 Hudson Street, 33rd Floor, Jersey City, New Jersey 07302, Attention: Mortgage Finance ARC 2001-BC6 and Lehman Brothers Bank, FSB c/o Ernst & Young LLP, 55 Broad Street, 2th Floor, New York, New York 10004, (c) in the case of the Loss Mitigation Advisor, The Murrayhill Company, 1670 Broadway, Suite 3450, Denver, Colorado 80202,
Attention: Ann F. Gibbons, (d) in the case of the Trustee, the Corporate Trust Office, (e) in the case of the Master Servicer, Wells Fargo Bank Minnesota, National Association, 11000 Broken Land Parkway, Columbia, Maryland 21044;
Attention: ARC 2001-BC6, (f) in the case of the NIMS Insurer, Radian Insurance Inc., 1601 Market Street, Philadelphia, Pennsylvania 19103, Attention: General Counsel or as to each party such other address as may hereafter be furnished by such party to the other parties in writing. All demands, notices and communications to a party hereunder shall be in writing and shall be deemed to have been duly given when delivered to such party at the relevant address, facsimile number or electronic mail address set forth above or at such other address, facsimile number or electronic mail address as such party may designate from time to time by written notice in accordance with this Section 11.07.

         Section 11.08. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

         Section 11.09. Indulgences; No Waivers. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

         Section 11.10. Headings Not To Affect Interpretation. The headings contained in this Agreement are for convenience of reference only, and they shall not be used in the interpretation hereof.

         Section 11.11. Benefits of Agreement. The NIMS Insurer shall be deemed a third-party beneficiary of this Agreement to the same extent as if it were a party hereto, and shall have the right to enforce the provisions of this Agreement. Nothing in this Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder, the Holders of the Certificates and the NIM Insurer, any benefit or any legal or equitable right, power, remedy or claim under this Agreement, except to the extent specified in Section 11.15.

         Section 11.12. Special Notices to the Rating Agencies and the NIM Insurer. (a) The Depositor shall give prompt notice to the Rating Agencies and the NIM Insurer of the occurrence of any of the following events of which it has notice:

                  (i)      any amendment to this Agreement pursuant to Section
         11.03;

                  (ii) any Assignment by the Master Servicer of its rights hereunder or delegation of its duties hereunder;

                  (iii)    the occurrence of any Event of Default described in
         Section 6.14;

                  (iv) any notice of termination given to the Master Servicer pursuant to Section 6.14 and any resignation of the Master Servicer hereunder;

                  (v) the appointment of any successor to any Master Servicer pursuant to Section 6.14;

                  (vi)     the making of a final payment pursuant to
         Section 7.02; and

                  (vii) any termination of the rights and obligations of any Servicer under the applicable Servicing Agreement.

         (b) All notices to the Rating Agencies provided for this Section shall be in writing and sent by first class mail, telecopy or overnight courier, as follows:

         If to Moody's, to:

         Moody's Investors Services, Inc.
         99 Church Street
         New York, New York  10007
         Attention:  Residential Mortgages

         If to S&P, to:

         Standard & Poor's Rating Services
         55 Water Street
         New York, New York
         Attention:  Residential Mortgages

         If to Fitch, to:

         Fitch, Inc.
         One State Street Plaza
         New York, New York  10004

         (c) The Trustee shall provide or make available to the Rating Agencies reports prepared pursuant to Section 4.03.

         Section 11.13. Conflicts. To the extent that the terms of this Agreement conflict with the terms of any Servicing Agreement, the related Servicing Agreement shall govern.

         Section 11.14. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

         Section 11.15. Transfer of Servicing. Each Seller agrees that it shall provide written notice to the Master Servicer, the NIMS Insurer and the Trustee thirty days prior to any proposed transfer or assignment by such Seller of its rights under the Servicing Agreement or of the servicing thereunder or delegation of its rights or duties thereunder or any portion thereof to any other Person other than the initial Servicer under such Servicing Agreement; provided that each Seller shall not be required to provide prior notice of (i) any transfer of servicing that occurs within three months following the Closing Date to an entity that is a Servicer on the Closing Date or (i) any assignment of any Servicing rights from one Seller to the other Seller. In addition, the ability of each Seller to transfer or assign its rights and delegate its duties under the Servicing Agreement or to transfer the servicing thereunder to a successor servicer shall be subject to the following conditions:

                  (i) satisfaction of the conditions to such transfer as set forth in the Servicing Agreement including, without limitation, receipt of written consent of the NIMS Insurer and the Master Servicer to such transfer;

                  (ii) Such successor servicer must be qualified to service loans for FNMA or FHLMC, and must be a member in good standing of MERS;

                  (iii) Such successor servicer must satisfy the seller/servicer eligibility standards in the Servicing Agreement, exclusive of any experience in mortgage loan origination;

                  (iv) Such successor servicer must execute and deliver to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee and the NIMS Insurer, that contains an assumption by such successor servicer of the due and punctual performance and observance of each covenant and condition to be performed and observed by the applicable Servicer under the applicable Servicing Agreement or, in the case of a transfer of servicing to a party that is already a Servicer pursuant to this Agreement, an agreement to add the related Mortgage Loans to the Servicing Agreement already in effect with such Servicer;

                  (v) If the successor servicer is not a Servicer of Mortgage Loans at the time of the transfer, there must be delivered to the Trustee and the NIMS Insurer a letter from each Rating Agency to the effect that such transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Certificates or the NIM Securities; and

                  (vi) The applicable Seller shall, at its cost and expense, take such steps, or cause the terminated Servicer to take such steps, as may be necessary or appropriate to effectuate and evidence the transfer of the servicing of the Mortgage Loans to such successor servicer, including, but not limited to, the following: (A) to the extent required by the terms of the Mortgage Loans and by applicable federal and state laws and regulations, the applicable Seller shall cause the prior Servicer to timely mail to each obligor under a Mortgage Loan any required notices or disclosures describing the transfer of servicing of the Mortgage Loans to the successor servicer;
         (B) prior to the effective date of such transfer of servicing, the applicable Seller shall cause the prior Servicer to transmit to any related insurer notification of such transfer of servicing; (C) on or prior to the effective date of such transfer of servicing, the applicable Seller shall cause the prior Servicer to deliver to the successor servicer all Mortgage Loan Documents and any related records or materials; (D) on or prior to the effective date of such transfer of servicing, the applicable Seller shall cause the prior Servicer to transfer to the successor servicer, or, if such transfer occurs after a Remittance Date but before the next succeeding Deposit Date, to the Trustee, all funds held by the prior Servicer in respect of the Mortgage Loans; (E) on or prior to the effective date of such transfer of servicing, the applicable Seller shall cause the prior Servicer to, after the effective date of the transfer of servicing to the successor servicer, continue to forward to such successor servicer, within one Business Day of receipt, the amount of any payments or other recoveries received by the prior Servicer, and to notify the successor servicer of the source and proper application of each such payment or recovery; and
         (F) the applicable Seller shall cause the prior Servicer to, after the effective date of transfer of servicing to the successor servicer, continue to cooperate with the successor servicer to facilitate such transfer in such manner and to such extent as the successor servicer may reasonably request. Notwithstanding the foregoing, the prior Servicer shall be obligated to perform the items listed above to the extent provided in the Servicing Agreement.

         IN WITNESS WHEREOF, the Depositor, the Trustee, the Master Servicer and the Loss Mitigation Advisor have caused their names to be signed hereto by their respective officers hereunto duly authorized as of the day and year first above written.

                                        STRUCTURED ASSET SECURITIES
                                        CORPORATION, as Depositor


                                        By:/s/ Ellen V. Kiernan
                                           -------------------------------------
                                             Name: Ellen V. Kiernan
                                             Title: Vice President


                                        BANK ONE, NATIONAL ASSOCIATION,
                                        as Trustee


                                        By: /s/ Ruth H. Fussell
                                            ------------------------------------
                                             Name: Ruth H. Fussell
                                             Title:   Vice President


                                        WELLS FARGO BANK MINNESOTA,
                                        NATIONAL ASSOCIATION, as Master Servicer


                                        By:/s/ Amy Doyle
                                           -------------------------------------
                                             Name: Amy Doyle
                                             Title:   Assistant Vice President


                                        THE MURRAYHILL COMPANY,
                                        as Loss Mitigation Advisor


                                        By:/s/ Margaret Sue Ellis
                                           -------------------------------------
                                             Name: Margaret Sue Ellis
                                             Title:   President

                                    EXHIBIT A

                              FORMS OF CERTIFICATES

                                   EXHIBIT B-1

                          FORM OF INITIAL CERTIFICATION


                                                          ----------------------
                                                                    Date


Bank One, National Association
1 Bank One Plaza
Mail Suite IL1-0126
Chicago, IL  60670

Structured Asset Securities Corporation
101 Hudson Street, 33rd Floor
Jersey City, New York 07302

Radian Insurance, Inc.
1601 Market Street
Philadelphia, Pennsylvania  19103


         Re: Trust Agreement (the "Trust Agreement"), dated as of October 1, 2001 between Structured Asset Securities Corporation, as Depositor, Bank One, National Association, as Trustee, Wells Fargo Bank Minnesota, National Association, as Master Servicer, and The Murrayhill Company, as Loss Mitigation Advisor with respect to Amortizing Residential Collateral Mortgage Pass-Through Certificates, Series 2001-BC6

Ladies and Gentlemen:

         In accordance with Section 2.02(a) of the Trust Agreement, subject to review of the contents thereof, the undersigned, as Custodian, hereby certifies that it has received the documents listed in Section 2.01(b) of the Trust Agreement for each Mortgage File pertaining to each Mortgage Loan listed on Schedule A, to the Trust Agreement, subject to any exceptions noted on Schedule I hereto.

         Capitalized words and phrases used herein and not otherwise defined herein shall have the respective meanings assigned to them in the Trust Agreement. This Certificate is subject in all respects to the terms of Section
2.02 of the Trust Agreement and the Trust Agreement sections cross-referenced therein.

                                   [Custodian]

                                   By:_____________________________________
                                        Name:
                                        Title:

                                   EXHIBIT B-2

                          FORM OF INTERIM CERTIFICATION


                                                    ----------------------------
                                                                Date
Bank One, National Association
1 Bank One Plaza
Mail Suite IL1-0126
Chicago, IL  60670

Structured Asset Securities Corporation
101 Hudson Street, 33rd Floor
Jersey City, New York 07302

Radian Insurance, Inc.
1601 Market Street
Philadelphia, Pennsylvania  19103


         Re: Trust Agreement (the "Trust Agreement"), dated as of October 1, 2001 between Structured Asset Securities Corporation, as Depositor, Bank One, National Association, as Trustee, Wells Fargo Bank Minnesota, National Association, as Master Servicer, and The Murrayhill Company, as Loss Mitigation Advisor with respect to Amortizing Residential Collateral Mortgage Pass-Through Certificates, Series 2001-BC6

Ladies and Gentlemen:

         In accordance with Section 2.02(b) of the Trust Agreement, the undersigned, as Custodian, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on Schedule I hereto) it (or its custodian) has received the applicable documents listed in Section 2.01(b) of the Trust Agreement.

         The undersigned hereby certifies that as to each Mortgage Loan identified on the Mortgage Loan Schedule, other than any Mortgage Loan listed on
Schedule I hereto, it has reviewed the documents identified above and has determined that each such document appears regular on its face and appears to relate to the Mortgage Loan identified in such document.

         Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Trust Agreement. This Certificate is qualified in all respects by the terms of said Trust Agreement including, but not limited to, Section 2.02(b).

                                   [Custodian]

                                   By:_____________________________________
                                        Name:
                                        Title:




                                      B-2-1

                                   EXHIBIT B-3

                           FORM OF FINAL CERTIFICATION


                                                         -----------------------
                                                                 Date
Bank One, National Association
1 Bank One Plaza
Mail Suite IL1-0126
Chicago, IL  60670

Structured Asset Securities Corporation
101 Hudson Street, 33rd Floor
Jersey City, New York 07302

Radian Insurance, Inc.
1601 Market Street
Philadelphia, Pennsylvania  19103

         Re: Trust Agreement (the "Trust Agreement"), dated as of October 1, 2001 between Structured Asset Securities Corporation, as Depositor, Bank One, National Association, as Trustee, Wells Fargo Bank Minnesota, National Association, as Master Servicer, and The Murrayhill Company, as Loss Mitigation Advisor with respect to Amortizing Residential Collateral Mortgage Pass-Through Certificates, Series 2001-BC6

Ladies and Gentlemen:

         In accordance with Section 2.02(d) of the Trust Agreement, the undersigned, as Custodian on behalf of the Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on Schedule I hereto) it (or its custodian) has received the applicable documents listed in Section 2.01(b) of the Trust Agreement.

         The undersigned hereby certifies that as to each Mortgage Loan identified on the Mortgage Loan Schedule, other than any Mortgage Loan listed on
Schedule I hereto, it has reviewed the documents listed above and has determined that each such document appears to be complete and, based on an examination of such documents, the information set forth in the Mortgage Loan Schedule is correct.

         Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Trust Agreement. This Certificate is qualified in all respects by the terms of said Trust Agreement.

                                   [Custodian]

                                   By:_____________________________________
                                        Name:
                                        Title:




                                      B-3-1

                                   EXHIBIT B-4

                               FORM OF ENDORSEMENT

         Pay to the order of Bank One, National Association, as trustee (the "Trustee") under the Trust Agreement dated as of October 1, 2001 by and among Structured Asset Securities Corporation, as Depositor, the Trustee, Wells Fargo Bank Minnesota, National Association, as Master Servicer, and The Murrayhill Company, as Loss Mitigation Advisor relating to Amortizing Residential Collateral Mortgage Pass-Through Certificates, Series 2001-BC6, without recourse.





                                           __________________________________
                                           [current signatory on note]


                                           By:_______________________________
                                                Name:
                                                Title:




                                      B-4-1

                                    EXHIBIT C


                  REQUEST FOR RELEASE OF DOCUMENTS AND RECEIPT


                                                           ---------------------
                                                                   Date


[Addressed to Trustee
or, if applicable, custodian]



         In connection with the administration of the mortgages held by you as Trustee under a certain Trust Agreement dated as of October 1, 2001 between Structured Asset Securities Corporation, as Depositor, you, as Trustee, Wells Fargo Bank Minnesota, National Association, as Master Servicer, and The Murrayhill Company, as Loss Mitigation Advisor, (the "Trust Agreement"), the undersigned Servicer hereby requests a release of the Mortgage File held by you as Trustee with respect to the following described Mortgage Loan for the reason indicated below.

         Mortgagor's Name:

         Address:

         Loan No.:

         Reason for requesting file:

         1. Mortgage Loan paid in full. (The Servicer hereby certifies that all amounts received in connection with the loan have been or will be credited to the Certificate Account pursuant to the Trust Agreement.)

         2.   The Mortgage Loan is being foreclosed.

         3. Mortgage Loan substituted. (The Servicer hereby certifies that a Qualifying Substitute Mortgage Loan has been assigned and delivered to you along with the related Mortgage File pursuant to the Trust Agreement.)

         4. Mortgage Loan repurchased. (The Servicer hereby certifies that the Purchase Price has been credited to the Certificate Account pursuant to the Trust Agreement.)

         5.   California Mortgage Loan expected to be paid in full

         6.   Other. (Describe)

         The undersigned acknowledges that the above Mortgage File will be held by the undersigned in accordance with the provisions of the Trust Agreement and will be returned to you within ten (10) days of our receipt of the Mortgage File, except if the Mortgage Loan has been paid in full, or repurchased or substituted for a Qualifying Substitute Mortgage Loan (in which case the Mortgage File will be retained by us permanently) and except if the Mortgage Loan is being foreclosed (in which case the Mortgage File will be returned when no longer required by us for such purpose).

         Capitalized terms used herein shall have the meanings ascribed to them in the Trust Agreement.

                                           _____________________________________
                                                [Name of Servicer]



                                           By:__________________________________
                                                Name:
                                                Title: Servicing Officer

                                   EXHIBIT D-1

          FORM OF RESIDUAL CERTIFICATE TRANSFER AFFIDAVIT (TRANSFEREE)



STATE OF                   )
                           ) ss.:
COUNTY OF                  )

         [NAME OF OFFICER], _________________ being first duly sworn, deposes and says:

         1.       That he [she] is [title of officer] ________________________
                  of [name of Purchaser]
                  _________________________________________ (the "Purchaser"), a
                  _______________________ [description of type of entity] duly organized and existing under the laws of the [State of __________] [United States], on behalf of which he [she] makes this affidavit.

         2.       That the Purchaser's Taxpayer Identification Number is [ ].

         3. That the Purchaser is not a "disqualified organization" within the meaning of Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the "Code") and will not be a "disqualified organization" as of [date of transfer], and that the Purchaser is not acquiring a Residual Certificate (as defined in the Agreement) for the account of, or as agent (including a broker, nominee, or other middleman) for, any person or entity from which it has not received an affidavit substantially in the form of this affidavit. For these purposes, a "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (other than an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), any "electing large partnership" within the meaning of Section 775 of the Code, or any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from federal income tax unless such organization is subject to the tax on unrelated business income imposed by Code Section 511.

         4. That the Purchaser either (x) is not, and on __________________ [date of transfer] will not be, an employee benefit plan subject to Section 406 or Section 407 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code, the trustee of any such plan or a person acting on behalf of any such plan or investing the assets of any such plan to acquire a Residual Certificate; (y) is an insurance company that is purchasing the Certificate with funds contained in an "insurance company general account" as defined in Section V(e) of Prohibited Transaction Class Exemption ("PTCE") 95-60 and the purchase and holding of the Certificate are covered under Section I and III of PTCE 95-60; or (z) herewith delivers to the Trustee and shall deliver to the Depositor an opinion of counsel (a "Benefit Plan Opinion") satisfactory to the Trustee and the Depositor, and upon which the Trustee and the Depositor shall be entitled to rely, to the effect that the purchase or holding of such Residual Certificate by the Investor will not result in the assets of the Trust Fund being deemed to be plan assets and subject to the prohibited transaction provisions of ERISA or the Code and will not subject the Trustee, the Master Servicer or the Depositor to any obligation in addition to those undertaken by such entities in the Trust Agreement, which opinion of counsel shall not be an expense of the Trustee or the Depositor.

                                     D-1-1

         5. That the Purchaser hereby acknowledges that under the terms of the Trust Agreement (the "Agreement") between Structured Asset Securities Corporation, as Depositor, Bank One, National Association, as Trustee, Wells Fargo Bank Minnesota, National Association, as Master Servicer, and The Murrayhill Company, as Loss Mitigation Advisor, dated as of October 1, 2001, no transfer of the Residual Certificates shall be permitted to be made to any person unless the Depositor and Trustee have received a certificate from such transferee containing the representations in paragraphs 3 and 4 hereof.

         6. That the Purchaser does not hold REMIC residual securities as nominee to facilitate the clearance and settlement of such securities through electronic book-entry changes in accounts of participating organizations (such entity, a "Book-Entry Nominee").

         7. That the Purchaser does not have the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to such Residual Certificate.

         8. That the Purchaser will not transfer a Residual Certificate to any person or entity (i) as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 3, paragraph 6 or paragraph 10 hereof are not satisfied or that the Purchaser has reason to believe does not satisfy the requirements set forth in paragraph 7 hereof, and (ii) without obtaining from the prospective Purchaser an affidavit substantially in this form and providing to the Trustee a written statement substantially in the form of Exhibit D-2 to the Agreement.

         9. That the Purchaser understands that, as the holder of a Residual Certificate, the Purchaser may incur tax liabilities in excess of any cash flows generated by the interest and that it intends to pay taxes associated with holding such Residual Certificate as they become due.

         10. That the Purchaser (i) is not a Non-U.S. Person or (ii) is a Non-U.S. Person that holds a Residual Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form W-8ECI (Certificate of Foreign Person's Claim for Exemption From Withholding on Income Effectively Connected With the Conduct of a Trade or Business in the United States) or successor form at the time and in the manner required by the Code or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of such Residual Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of a Residual Certificate will not be disregarded for federal income tax purposes. "Non-U.S. Person" means an individual, corporation, partnership or other person other than (i) a citizen or resident of the United States;
                  (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any state thereof, including for this purpose, the District of Columbia; (iii) an estate that is subject to U.S. federal income tax regardless of the source of its income; (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States trustees have authority to control all substantial decisions of the trust; and, (v) to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996 that are treated as United States persons prior to such date and elect to continue to be treated as United States persons.

                                     D-1-2

         11. That the Purchaser agrees to such amendments of the Trust Agreement as may be required to further effectuate the restrictions on transfer of any Residual Certificate to such a "disqualified organization," an agent thereof, a Book-Entry Nominee, or a person that does not satisfy the requirements of paragraph 7 and paragraph 10 hereof.

         12. That the Purchaser consents to the designation of the Trustee as its agent to act as "tax matters person" of the Trust Fund pursuant to the Trust Agreement.

         IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [title of officer] this _____ day of __________, 20__.



                                               ---------------------------------
                                               [name of Purchaser]


                                               By:______________________________
                                                    Name:
                                                    Title:


         Personally appeared before me the above-named [name of officer] ________________, known or proved to me to be the same person who executed the foregoing instrument and to be the [title of officer] _________________ of the Purchaser, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Purchaser.

         Subscribed and sworn before me this _____ day of __________, 20__.


                                     D-1-3

NOTARY PUBLIC


______________________________


COUNTY OF_____________________

STATE OF______________________

My commission expires the _____ day of __________, 20__.







                                     D-1-4

                                   EXHIBIT D-2

              RESIDUAL CERTIFICATE TRANSFER AFFIDAVIT (TRANSFEROR)


                                                    ----------------------------
                                                                Date


                  Re:      Amortizing Residential Collateral
                           Mortgage Pass-Through Certificates, Series 2001-BC6



         _______________________ (the "Transferor") has reviewed the attached affidavit of _____________________________ (the "Transferee"), and has no actual knowledge that such affidavit is not true and has no reason to believe that the information contained in paragraph 7 thereof is not true, and has no reason to believe that the Transferee has the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to a Residual Certificate. In addition, the Transferor has conducted a reasonable investigation at the time of the transfer and found that the Transferee had historically paid its debts as they came due and found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due.

                                            Very truly yours,



                                            -------------------------------
                                            Name:
                                            Title:




                                      D-2-1

                                   EXHIBIT E-1

              SERVICING AGREEMENT (OPTION ONE MORTGAGE CORPORATION)








                                      E-1-1

                                   EXHIBIT E-2

                 SERVICING AGREEMENT (OCWEN FEDERAL BANK F.S.B.)











                                      E-2-1

                                   EXHIBIT E-3

                 SERVICING AGREEMENT (AURORA LOAN SERVICES INC.)






                                      E-3-1

                                   EXHIBIT E-4

               SERVICING AGREEMENT (COUNTRYWIDE HOME LOANS, INC.)






                                      E-4-1

                                   EXHIBIT E-5

              SERVICING AGREEMENT (WELLS FARGO HOME MORTGAGE, INC.)









                                      E-5-1

                                   EXHIBIT E-6

                  SERVICING AGREEMENT (FAIRBANKS CAPITAL CORP.)



                                      E-6-1

                                    EXHIBIT F

                     FORM OF RULE 144A TRANSFER CERTIFICATE


         Re:      Amortizing Residential Collateral
                  Mortgage Pass-Through Certificates
                  Series 2001-BC6
                  ----------------------------------------------------

         Reference is hereby made to the Trust Agreement dated as of October 1, 2001 (the "Trust Agreement") between Structured Asset Securities Corporation, as Depositor Bank One, National Association, as Trustee, Wells Fargo Bank Minnesota, National Association, as Master Servicer, and The Murrayhill Company, as Loss Mitigation Advisor. Capitalized terms used but not defined herein shall have the meanings given to them in the Trust Agreement.

         This letter relates to $__________ initial Certificate Balance of Class Certificates which are held in the form of Definitive Certificates registered in the name of (the "Transferor"). The Transferor has requested a transfer of such Definitive Certificates for Definitive Certificates of such Class registered in the name of [insert name of transferee].

         In connection with such request, and in respect of such Certificates, the Transferor hereby certifies that such Certificates are being transferred in accordance with (i) the transfer restrictions set forth in the Trust Agreement and the Certificates and (ii) Rule 144A under the Securities Act to a purchaser that the Transferor reasonably believes is a "qualified institutional buyer" within the meaning of Rule 144A purchasing for its own account or for the account of a "qualified institutional buyer," which purchaser is aware that the sale to it is being made in reliance upon Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction.

         This certificate and the statements contained herein are made for your benefit and the benefit of the Placement Agent and the Depositor.



                                            ------------------------------------
                                            [Name of Transferor]

                                            By:_________________________________
                                                 Name:
                                                 Title:

Dated: ___________, ____

                                    EXHIBIT G


                         FORM OF PURCHASER'S LETTER FOR
                        INSTITUTIONAL ACCREDITED INVESTOR


                                                        ------------------------
                                                                  Date


Dear Sirs:


         In connection with our proposed purchase of $______________ principal amount of Amortizing Residential Collateral Trust Mortgage Pass-Through Certificates, Series 2001-BC6(the "Privately Offered Certificates") of the Structured Asset Securities Corporation (the "Depositor"), we confirm that:

(1) We understand that the Privately Offered Certificates have not been, and will not be, registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Privately Offered Certificates within two years of the later of the date of original issuance of the Privately Offered Certificates or the last day on which such Privately Offered Certificates are owned by the Depositor or any affiliate of the Depositor (which includes the Placement Agent) we will do so only (A) to the Depositor, (B) to "qualified institutional buyers" (within the meaning of Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act ("QIBs"), (C) pursuant to the exemption from registration provided by Rule 144 under the Securities Act, or (D) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act that is not a QIB (an "Institutional Accredited Investor") which, prior to such transfer, delivers to the Trustee under the Trust Agreement dated as of October 2001 between the Depositor Bank One, National Association, as Trustee (the "Trustee"), Wells Fargo Bank Minnesota, National Association, as Master Servicer, and The Murrayhill Company, as Loss Mitigation Advisor, a signed letter in the form of this letter; and we further agree, in the capacities stated above, to provide to any person purchasing any of the Privately Offered Certificates from us a notice advising such purchaser that resales of the Privately Offered Certificates are restricted as stated herein.

(2) We understand that, in connection with any proposed resale of any Privately Offered Certificates to an Institutional Accredited Investor, we will be required to furnish to the Trustee and the Depositor a certification from such transferee in the form hereof to confirm that the proposed sale is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. We further understand that the Privately Offered Certificates purchased by us will bear a legend to the foregoing effect.

(3) We are acquiring the Privately Offered Certificates for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Privately Offered Certificates, and we and any account for which we are acting are each able to bear the economic risk of such investment.

(4) We are an Institutional Accredited Investor and we are acquiring the Privately Offered Certificates purchased by us for our own account or for one or more accounts (each of which is an Institutional Accredited Investor) as to each of which we exercise sole investment discretion.

(5) We have received such information as we deem necessary in order to make our investment decision.

(6) If we are acquiring ERISA-Restricted Certificates, we understand that in accordance with ERISA, the Code and the Exemption, no Plan and no person acting on behalf of such a Plan may acquire such Certificate except in accordance with Section 3.03(d) of the Trust Agreement.

         Terms used in this letter which are not otherwise defined herein have the respective meanings assigned thereto in the Trust Agreement.

         You and the Depositor are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                              Very truly yours,


                                              ----------------------------------
                                              [Purchaser]


                                              By: ______________________________
                                                  Name:
                                                  Title:

                                    EXHIBIT H

                        FORM OF ERISA TRANSFER AFFIDAVIT







STATE OF NEW YORK          )
                           ) ss.:
COUNTY OF NEW YORK         )


         The undersigned, being first duly sworn, deposes and says as follows:

              1. The undersigned is the ______________________ of (the
     "Investor"), a [corporation duly organized] and existing under the laws of __________, on behalf of which he makes this affidavit.

              2. The Investor either (x) is not, and on ___________ [date of transfer] will not be, an employee benefit plan subject to Section 406 or
     Section 407 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), the trustee of any such plan or a person acting on behalf of any such plan or investing the assets of any such plan; (y) if the Certificate has been the subject of an ERISA-Qualifying Underwriting, is an insurance company that is purchasing the Certificate with funds contained in an "insurance company general account" as defined in Section V(e) of Prohibited Transaction Class Exemption ("PTCE") 95-60 and the purchase and holding of the Certificate are covered under Section I and III of PTCE 95-60; or (z) herewith delivers to the Trustee and shall deliver to the Depositor an opinion of counsel (a "Benefit Plan Opinion") satisfactory to the Trustee and the Depositor, and upon which the Trustee and the Depositor shall be entitled to rely, to the effect that the purchase or holding of such Certificate by the Investor will not result in the assets of the Trust Fund being deemed to be plan assets and subject to the prohibited transaction provisions of ERISA or the Code and will not subject the Trustee, the Master Servicer or the Depositor to any obligation in addition to those undertaken by such entities in the Trust Agreement, which opinion of counsel shall not be an expense of the Trustee or the Depositor.

              3. The Investor hereby acknowledges that under the terms of the Trust Agreement (the "Agreement") between Structured Asset Securities Corporation, as Depositor, Bank One, National Association, as Trustee, Wells Fargo Bank Minnesota, National Association, as Master Servicer, and The Murrayhill Company, as Loss Mitigation Advisor, dated as of October 1, 2001, no transfer of the ERISA-Restricted Certificates shall be permitted to be made to any person unless the Depositor and Trustee have received a certificate from such transferee in the form hereof.

         IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to proper authority, by its duly authorized officer, duly attested, this ____ day of _______________, 20___.




                                               ---------------------------------
                                               [Investor]


                                               By:______________________________
                                                  Name:
                                                  Title:

ATTEST:



-----------------------------

STATE OF                        )
                                )  ss:
COUNTY OF                       )

                  Personally appeared before me the above-named
         ________________, known or proved to me to be the same person who executed the foregoing instrument and to be the ____________________ of the Investor, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Investor.


                  Subscribed and sworn before me this _____ day of _________ 20___.


                                                 -------------------------------
                                                 NOTARY PUBLIC


                                                 My commission expires the
                                                 _____ day of __________, 20___.

                                    EXHIBIT I

                            MONTHLY REMITTANCE ADVICE

                                    EXHIBIT J

                      MONTHLY ELECTRONIC DATA TRANSMISSION

                                   EXHIBIT K-1

         CUSTODIAL AGREEMENT (BANKERS TRUST COMPANY OF CALIFORNIA, N.A.)








                                      K-1-1

                                   EXHIBIT K-2

           CUSTODIAL AGREEMENT (U.S. BANK TRUST NATIONAL ASSOCIATION)







                                      K-2-1

                                   EXHIBIT K-3

                 CUSTODIAL AGREEMENT (THE CHASE MANHATTAN BANK)





                                      K-2-1

                                   EXHIBIT K-4

                    CUSTODIAL AGREEMENT (LASALLE BANK, N.A.)







                                      K-2-1

                                   EXHIBIT K-5

             CUSTODIAL AGREEMENT (WELLS FARGO BANK MINNESOTA, N.A.)







                                      K-2-1

                                   EXHIBIT L-1

              PMI POLICY -- MORTGAGE GUARANTY INSURANCE CORPORATION






                                      L-1-1

                                   EXHIBIT L-2

                        PMI POLICY-- RADIAN GUARANTY INC.




                                      L-2-1

                                   EXHIBIT L-3

                     PMI POLICY-- PMI MORTGAGE INSURANCE CO.







                                      L-3-1

                                    EXHIBIT M

             FORMS OF LOSS MITIGATION ADVISORY AGREEMENT BETWEEN THE MURRAYHILL COMPANY, AS LOSS MITIGATION ADVISOR, AND EACH SERVICER

                                   EXHIBIT N-1


                          FORM OF TRANSFER CERTIFICATE
                  FOR TRANSFER FROM RESTRICTED GLOBAL SECURITY
                         TO REGULATION S GLOBAL SECURITY
                                        (Transfers pursuant toss.3.03(h)(B)
                                              of the Agreement)
                       ---------------------------------------------------------


                  Re: Amortizing Residential Collateral Mortgage Pass-Through Certificates, Series 2001-BC6

         Reference is hereby made to the Trust Agreement (the "Agreement") among Structured Asset Securities Corporation, as Depositor, Wells Fargo Bank Minnesota, N.A., as Master Servicer, The Murrayhill Company, as Loss Mitigation Advisor, and Bank One, National Association, as Trustee, dated as of October 1, 2001. Capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

         This letter relates to U.S. $ aggregate principal amount of Securities which are held in the form of a Restricted Global Security with DTC in the name of [name of transferor] (the "Transferor") to effect the transfer of the Securities in exchange for an equivalent beneficial interest in a Regulation S Global Security.

         In connection with such request, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Agreement and the Securities and in accordance with Rule 904 of Regulation S, and that:

                  a. the offer of the Securities was not made to a person in the United States;

                  b. at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States;

                  c. no directed selling efforts have been made in contravention of the requirements of Rule 903 or 904 of Regulation S, as applicable;

                  d. the transaction is not part of a plan or scheme to evade the registration requirements of the United States Securities Act of 1933, as amended; and

                  e. the transferee is not a U.S. person (as defined in Regulation S).



                                      N-1-1

         You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.





                                            [Name of Transferor]


                                            By:
                                                --------------------------------
                                                 Name:
                                                 Title:


Date:                                   ,
     -----------------------------------  ------



                                     N-1-2

                                   EXHIBIT N-2


                    FORM OF TRANSFER CERTIFICATE FOR TRANSFER
                        FROM REGULATION S GLOBAL SECURITY
                          TO RESTRICTED GLOBAL SECURITY
                       (Transfers pursuant toss.3.03(h)(C)
                                of the Agreement)
      ---------------------------------------------------------------------


                  Re: Amortizing Residential Collateral Mortgage Pass-Through Certificates, Series 2001-BC6

         Reference is hereby made to the Trust Agreement (the "Agreement") among Structured Asset Securities Corporation, as Depositor, Wells Fargo Bank Minnesota, N.A., as Master Servicer, The Murrayhill Company, as Loss Mitigation Advisor, and Bank One, National Association, as Trustee, dated as of October 1, 2001. Capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

         This letter relates to U.S. $ aggregate principal amount of Securities which are held in the form of a Regulations S Global Security in the name of [name of transferor] (the "Transferor") to effect the transfer of the Securities in exchange for an equivalent beneficial interest in a Restricted Global Security.

         In connection with such request, and in respect of such Securities, the Transferor does hereby certify that such Securities are being transferred in accordance with (i) the transfer restrictions set forth in the Agreement and the Securities and (ii) Rule 144A under the United States Securities Act of 1933, as amended, to a transferee that the Transferor reasonably believes is purchasing the Securities for its own account or an account with respect to which the transferee exercises sole investment discretion, the transferee and any such account is a qualified institutional buyer within the meaning of Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.


                                          [Name of Transferor]

                                          By:
                                             -----------------------------------
                                               Name:
                                               Title:

Date:                                   ,
     -----------------------------------  ------




                                      N-2-1

                                    EXHIBIT O

                             FORM OF ADDITION NOTICE

         Pursuant to Section 2.01(b) of the Trust Agreement dated as of October 1, 2001, by and among Structured Asset Securities Corporation, as Depositor, Bank One, National Association, as Trustee, Wells Fargo Bank Minnesota, N.A., as Master Servicer, and The Murray Hill Company, as Loss Mitigator, the Depositor hereby provides notice to the Trustee, the Master Servicer, the Custodian, the Rating Agencies and the NIMS Insurer that the Subsequent Receivables identified on Schedule I attached hereto will be sold [[ ]] (the "Transfer Date") to the Trust Fund pursuant to a Transfer Supplement.

         Capitalized terms not otherwise defined herein shall have the meanings set forth in the Trust Agreement.



                                   By:  Structured Asset Securities Corporation,



                                         By:
                                              ----------------------------------
                                               Name:
                                               Title:

                                                                   SCHEDULE I TO
                                                                 ADDITION NOTICE

Provide the following information with respect to each Subsequent Mortgage Loan:

                  (iv) a code indicating whether the Mortgaged Property is owner-occupied;

                  (v) the type of residential dwelling, if any, constituting the Mortgaged Property;

                  (vi) the lien position of such Mortgage Loan;

                  (vii) whether such Mortgage Loan is a Balloon Loan;

                  (viii) whether such Mortgage Loan is an Adjustable Rate Mortgage Loan or a Fixed Rate Mortgage Loan;

                  (ix) the original term to maturity (from origination or, if such Mortgage Loan has been modified, from modification);

                  (x) the stated remaining months to maturity from the applicable Subsequent Cut-off Date based on the amortization schedule;

                  (xii) the Loan-to-Value Ratio or, in the case of Junior Lien Mortgage Loans, the Combined Loan-to-Value Ratio, at origination;

                  (xii) the current Loan-to-Value Ratio or, in the case of Junior Lien Mortgage Loans, the current Combined Loan-to-Value Ratio;

                  (xiii) the Mortgage Rate as of the applicable Subsequent Cut-off Date;

                  (xiv) the date on which the first Monthly Payment was due on the Mortgage Loan;

                  (xv) the Due Date currently in effect;

                  (xvi) the stated maturity date;

                  (xvii) the amount of the Monthly Payment due on the first Due Date on or after the applicable Subsequent Cut-off Date;

                  (xviii) the last Due Date on which a Monthly Payment was actually applied to the unpaid Principal Balance;

                  (xix) the original principal amount of the Subsequent Subsequent Mortgage Loan;

                  (xx) the outstanding Scheduled Principal Balance of the Subsequent Mortgage Loan as of the close of business on the applicable Subsequent Cut-off Date;

                  (xxi) in the case of each Adjustable Rate Mortgage Loan, the gross margin;

                  (xxii) a code indicating the purpose of the Subsequent Mortgage Loan (i.e., purchase financing, rate/term refinancing, cash-out refinancing);

                  (xxiii) in the case of each Adjustable Rate Mortgage Loan, the maximum mortgage rate;

                  (xxiv) in the case of each Adjustable Rate Mortgage Loan, the minimum mortgage rate;

                  (xxv) the Mortgage Rate at origination;

                  (xxvi) in the case of each Adjustable Rate Mortgage Loan, the periodic rate cap;

                  (xxvii) in the case of each Adjustable Rate Mortgage Loan, the Index;

                  (xxviii) in the case of each Adjustable Rate Mortgage Loan, the first adjustment date immediately following the applicable Subsequent Cut-off Date;

                  (xxix) in the case of each Adjustable Rate Mortgage Loan, the rounding code (nearest 0.125%);

                  (xxx) a code indicating the Servicer and the related Servicing Fee Rate;

                  (xxxi) a code indicating whether such Subsequent Mortgage Loan is insured by a Bulk PMI Policy;

                  (xxxii)  a code indicating the Seller;

                  (xxxii) whether such Subsequent Mortgage Loan provides for negative amortization; and

                  (xxxiii) if such Subsequent Mortgage Loan is a Retained Interest Mortgage Loan, the Retained Interest Rate.

                                    EXHIBIT P

                           INTEREST RATE CAP AGREEMENT

                                   SCHEDULE A

                             MORTGAGE LOAN SCHEDULE



                                       P-1